                                                                 EXECUTION COPY





                        MULTICURRENCY CREDIT AGREEMENT

                          Dated as of June 24, 1997


                                    among


                              BRIGHTPOINT, INC.,

                       BRIGHTPOINT INTERNATIONAL LTD.,

           THE SUBSIDIARY BORROWERS FROM TIME TO TIME PARTY HERETO,

                THE GUARANTORS FROM TIME TO TIME PARTY HERETO,
                 THE FINANCIAL INSTITUTIONS FROM TIME TO TIME
                           PARTY HERETO AS LENDERS,


                     THE FIRST NATIONAL BANK OF CHICAGO,
                           as Administrative  Agent

                                     and

                   BANK ONE, INDIANA, NATIONAL ASSOCIATION,
                             as Syndication Agent





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                              TABLE OF CONTENTS
                              -----------------



                                                                        PAGE
                                                                        ----
ARTICLE I:  DEFINITIONS.................................................  1

     1.1   Certain Defined Terms........................................  1
     1.2   Supplemental Disclosure...................................... 25
     1.3   Currency Equivalents......................................... 25

ARTICLE II: THE CREDITS................................................. 25

     2.1   Revolving Loans to Brightpoint and BPI....................... 25
     2.2   Swing Line Loans............................................. 26
     2.3   Alternate Currency Loans..................................... 27
     2.4   Alternate Currency Swing Line Loans.......................... 29
     2.5   Optional Payments; Mandatory Prepayments..................... 31
             (A)  Optional Payments..................................... 31
             (B)  Mandatory Prepayments................................. 31
     2.6   Reduction of Commitments; Requests for New Alternate
             Currency Facilities........................................ 32
     2.7   Method of Borrowing.......................................... 32
     2.8   Method of Selecting Types and Interest Periods
             for Advances; Determination of Applicable Margins.......... 33
             (a)  Method of Selecting Types and Interest Periods
                  for Advances.......................................... 33
             (b)  Determination of Applicable Margins,
                  Applicable Letter of Credit Fee
                  and Applicable Facility Fee........................... 34
     2.9   Minimum Amount of Each Advance............................... 35
     2.10  Method of Selecting Types and Interest Periods
             for  Conversion and Continuation of Advances............... 36
             (A)  Right to Convert...................................... 36
             (B)  Automatic Conversion and Continuation................. 36
             (C)  No Conversion Post-Default or Post-Unmatured Default.. 36
             (D)  Conversion/Continuation Notice........................ 36
     2.11  Default Rate................................................. 36
     2.12. Terms of Alternate Currency Facilities....................... 36
     2.13  Method of Payment............................................ 42
     2.14  Notes, Telephonic Notices.................................... 43
     2.15  Promise to Pay; Interest and Fees; Interest Payment Dates;
           Interest and Fee Basis; Taxes; Loan and Control Accounts..... 44
             (A)  Promise to Pay........................................ 44
             (B)  Interest Payment Dates................................ 44
             (C)  Fees.................................................. 44
             (D)  Interest and Fee Basis................................ 44
             (E)  Taxes................................................. 45
             (F)  Loan Account.......................................... 48
             (G)  Control Account....................................... 48
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
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                                                                        PAGE
                                                                        ----
              (H) Entries Binding....................................... 49
      2.16  Notification of Advances, Interest Rates, Prepayments and
              Aggregate Revolving Loan Commitment Reductions............ 49
      2.17  Lending Installations....................................... 49
      2.18  Non-Receipt of Funds by the Applicable Agent................ 49
      2.19  Termination Date............................................ 50
      2.20  Replacement of Certain Lenders.............................. 50
      2.21  Letter of Credit Facility................................... 51
      2.22  Letter of Credit Participation.............................. 51
      2.23  Reimbursement Obligation.................................... 52
      2.24  Cash Collateral............................................. 52
      2.25  Letter of Credit Fees....................................... 53
      2.26  Indemnification; Exoneration................................ 53
      2.27  Judgment Currency........................................... 54
      2.28  Market Disruption; Deposits Unavailable, Interest Rate
              Unascertainable or Inadequate; Impracticability........... 55
      2.29  Subsidiary Borrowers........................................ 56

ARTICLE III: CHANGE IN CIRCUMSTANCES.................................... 56

      3.1   Yield Protection............................................ 56
      3.2   Changes in Capital Adequacy Regulations..................... 57
      3.3   Availability of Types of Advances........................... 57
      3.4   Funding Indemnification..................................... 58
      3.5   Lender Statements; Survival of Indemnity.................... 58

ARTICLE IV:  CONDITIONS PRECEDENT....................................... 59

      4.1   Initial Advances and Letters of Credit...................... 59
      4.2   Each Advance and Letter of Credit........................... 59
      4.3   Conditions Precedent to Initial Borrowing by each
              Subsidiary Borrower....................................... 59

ARTICLE V:  REPRESENTATIONS AND WARRANTIES.............................. 60

      5.1   Organization; Powers........................................ 60
      5.2   Authority................................................... 60
      5.3   No Conflict; Governmental Consents.......................... 61
      5.4   Financial Statements........................................ 61
      5.5   No Material Adverse Change.................................. 62
      5.6   Taxes....................................................... 62
              (A)  Tax Examinations..................................... 62
              (B)  Payment of Taxes..................................... 62
      5.7   Litigation; Loss Contingencies and Violations............... 62
      5.8   Subsidiaries................................................ 63
      5.9   ERISA....................................................... 63
      5.10  Accuracy of Information..................................... 63

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

                                                                         PAGE
                                                                         ----
     5.11  Securities Activities......................................... 64
     5.12  Material Agreements........................................... 64
     5.13  Compliance with Laws.......................................... 64
     5.14  Assets and Properties......................................... 64
     5.15  Statutory Indebtedness Restrictions........................... 64
     5.16  Post-Retirement Benefits...................................... 64
     5.17  Insurance..................................................... 65
     5.18  Contingent Obligations........................................ 65
     5.19  Restricted Junior Payments.................................... 65
     5.20  Labor Matters................................................. 65
     5.21  Environmental Matters......................................... 65
     5.22  Foreign Employee Benefit Matters.............................. 66

ARTICLE VI:  COVENANTS................................................... 66

     6.1   Reporting..................................................... 66
             (A)  Financial Reporting.................................... 66
             (B)  Notice of Default...................................... 68
             (C)  Lawsuits............................................... 68
             (D)  Insurance.............................................. 68
             (E)  ERISA Notices.......................................... 68
             (F)  Labor Matters.......................................... 70
             (G)  Other Indebtedness..................................... 70
             (H)  Other Reports.......................................... 70
             (I)  Environmental Notices.................................. 70
             (J)  Other Information...................................... 70
     6.2   Affirmative Covenants......................................... 71
             (A)  Existence, Etc......................................... 71
             (B)  Powers................................................. 71
             (C)  Compliance with Laws, Etc.............................. 71
             (D)  Payment of Taxes and Claims; Tax Consolidation......... 71
             (E)  Insurance.............................................. 71
             (F)  Inspection of Property; Books and Records; Discussions. 72
             (G)  Insurance and Condemnation Proceeds.................... 72
             (H)  ERISA Compliance....................................... 72
             (I)  Maintenance of Property................................ 73
             (J)  Environmental Compliance............................... 73
             (K)  Use of Proceeds........................................ 73
             (L)  Foreign Employee Benefit Compliance.................... 73
             (M)  Additional Guarantors.................................. 73
             (N)  Post-Closing Requirements.............................. 73
     6.3   Negative Covenants............................................ 73
             (A)  Indebtedness........................................... 74
             (B)  Sales of Assets........................................ 74
             (C)  Liens.................................................. 75
             (D)  Investments............................................ 75

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
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
            (E)  Contingent Obligations................................ 76
            (F)  Restricted Junior Payments............................ 76
            (G)  Conduct of Business; Subsidiaries; Acquisitions....... 77
            (H)  Transactions with Shareholders and Affiliates......... 78
            (I)  Restriction on Fundamental Changes.................... 78
            (J)  Sales and Leasebacks.................................. 78
            (K)  Margin Regulations.................................... 78
            (L)  ERISA................................................. 78
            (M)  Issuance of Equity Interests.......................... 79
            (N)  Organizational Documents.............................. 79
            (O)  Other Indebtedness.................................... 79
            (P)  Fiscal Year........................................... 79
            (Q)  Hedging Obligations................................... 79
     6.4  Financial Covenants.......................................... 80
            (A)  Defined Terms for Financial Covenants................. 80
            (B)  Fixed Charge Coverage Ratio........................... 81
            (C)  Minimum Consolidated Book Equity...................... 81
            (D)  Maximum Leverage Ratio................................ 81
            (E)  Current Asset Coverage Ratio.......................... 82
            (F)  Capital Expenditures.................................. 82

ARTICLE VII:  DEFAULTS................................................. 82

     7.1  Defaults..................................................... 82

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS,
     AMENDMENTS AND REMEDIES........................................... 85

     8.1  Remedies..................................................... 85
            (a)  Termination of Commitments; Acceleration.............. 85
            (b)  Rescission............................................ 85
            (c)  Enforcement........................................... 85
     8.2  Defaulting Lender............................................ 85
     8.3  Amendments................................................... 86
     8.4  Preservation of Rights....................................... 87

ARTICLE IX:  GUARANTEE

     9.1  Guarantee; Modifications to Oblgations....................... 88
     9.2  Waivers...................................................... 88
     9.3  Guarantee Unconditional...................................... 88
     9.4  Extensions and Other Modifications of Obligations............ 89
     9.5  No Marshalling; Reinstatement of Guarantee................... 89
     9.6  Agreement to Pay Obligations; Currency Issues................ 90
     9.7  Subordination of Subrogation................................. 90
     9.8  Election of Remedies......................................... 90

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

                                                                          PAGE
                                                                          ----
     9.9    Limitation....................................................  91
     9.9    Contribution with Respect to Guaranty Obligations.............  91
     9.10   Liability Cumulative..........................................  92
     9.11   No Revocation; Term of Guarantee..............................  92

ARTICLE X:  GENERAL PROVISIONS............................................  93

     10.1   Survival of Representations...................................  93
     10.2   Governmental Regulation.......................................  93
     10.3   Performance of Obligations....................................  93
     10.4   Headings......................................................  93
     10.5   Entire Agreement..............................................  93
     10.6   Several Obligations; Benefits of this Agreement...............  94
     10.7   Expenses; Indemnification.....................................  94
              (A)  Expenses...............................................  94
              (B)  Indemnity..............................................  94
              (C)  Waiver of Certain Claims; Settlement of Claims.........  95
              (D)  Survival of Agreements.................................  95
     10.8   Numbers of Documents..........................................  95
     10.9   Accounting....................................................  95
     10.10  Severability of Provisions....................................  96
     10.11  Nonliability of Lenders.......................................  96
     10.12  GOVERNING LAW.................................................  96
     10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.......  96
              (A)  EXCLUSIVE JURISDICTION.................................  96
              (B)  OTHER JURISDICTIONS....................................  96
              (C)  SERVICE OF PROCESS; VENUE..............................  97
              (D)  WAIVER OF JURY TRIAL...................................  97
              (E)  WAIVER OF BOND.........................................  97
              (F)  ADVICE OF COUNSEL......................................  98
     10.14  Subordination of Intercompany Indebtedness....................  98
     10.15  No Strict Construction........................................  99
     10.16  Alternate Currency Addenda Binding on Each Lender;
              Provisions Regarding Alternate Currency Agents..............  99

ARTICLE XI:  THE ADMINISTRATIVE AGENT.....................................  99

     11.1   Appointment; Nature of Relationship...........................  99
     11.2   Powers........................................................  99
     11.3   General Immunity..............................................  99
     11.4   No Responsibility for Loans, Creditworthiness,
              Collateral, Recitals, Etc................................... 100
     11.5   Action on Instructions of Lenders............................. 100
     11.6   Employment of Agents and Counsel.............................. 100
     11.7   Reliance on Documents; Counsel................................ 100
     11.8   The Administrative Agent's Reimbursement and Indemnification.. 100
     11.9   Rights as a Lender............................................ 101

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

                                                                        PAGE
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
     11.10  Lender Credit Decision..................................... 101
     11.11  Successor Administrative Agent............................. 101
     11.12  Collateral Documents....................................... 102

ARTICLE XII:  SETOFF; RATABLE PAYMENTS................................. 102

     12.1   Setoff..................................................... 102
     12.2   Ratable Payments........................................... 102
     12.3   Application of Payments.................................... 102
     12.4   Relations Among Lenders.................................... 103

ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....... 104

     13.1   Successors and Assigns..................................... 104
     13.2   Participations............................................. 104
              (A)  Permitted Participants; Effect...................... 104
              (B)  Voting Rights....................................... 104
              (C)  Benefit of Setoff................................... 104
     13.3   Assignments................................................ 105
              (A)  Permitted Assignments............................... 105
              (B)  Effect; Effective Date.............................. 105
              (C)  The Register........................................ 106
     13.4   Confidentiality............................................ 106
     13.5   Dissemination of Information............................... 106

ARTICLE XIV:  NOTICES.................................................. 107

      14.1  Giving Notice.............................................. 107
      14.2  Change of Address.......................................... 107

ARTICLE XV:  COUNTERPARTS.............................................. 107

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                            EXHIBITS AND SCHEDULES

                                   EXHIBITS
                                   --------


EXHIBIT A  --   Form of Alternate Currency Addendum
                (Definitions)

EXHIBIT B  --   Form of Assumption Letter
                (Definitions)

EXHIBIT C  --   Form of Compliance Certificate
                (Definitions, Sections 4.2, 6.1(A)(iii))

EXHIBIT D  --   Form of Guarantor Assumption Letter
                (Definitions)

EXHIBIT E  --   Commitments
                (Definitions)

EXHIBIT F  --   Form of Master Revolving Note
                (Definitions)

EXHIBIT G  --   Form of Individual Revolving Note
                (Definitions)

EXHIBIT H  --   Form of Swing Line Loan Note
                (Definitions)

EXHIBIT I  --   Form of Assignment Agreement
                (Sections 2.20, 13.3)

EXHIBIT J  --   List of Closing Documents
                (Section  4.1)

EXHIBIT K  --   Form of Officer's Certificate
                (Sections 4.2, 6.1(A)(iii))

EXHIBIT L  --   Financial Statements
                (Section  5.4(A))

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                                  SCHEDULES
                                  ---------


Schedule 1.1.1   --   Existing Letters of Credit (Definitions)

Schedule 1.1.2   --   Permitted Existing Contingent Obligations (Definitions)

Schedule 1.1.3   --   Permitted Existing Indebtedness (Definitions)

Schedule 1.1.4   --   Permitted Existing Investments (Definitions)

Schedule 1.1.5   --   Permitted Existing Liens (Definitions)

Schedule 5.3     --   Conflicts; Governmental Consents (Section  5.3)

Schedule 5.7     --   Litigation; Loss Contingencies (Section  5.7)

Schedule 5.8     --   Subsidiaries (Section  5.8)

Schedule 5.17    --   Insurance (Sections 5.17, 6.2(E))

Schedule 5.20    --   Labor Matters; Compensation Agreements (Section  5.20)

Schedule 5.21    --   Environmental Matters (Section  5.21)

Schedule 6.2(N)  --   Post-Closing Requirements  (Section 6.2(N))

Schedule 6.3(F)  --   Permitted Restricted Junior Payments (Section  6.3(F))


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


                        MULTICURRENCY CREDIT AGREEMENT


     This Multicurrency Credit Agreement dated as of June 24, 1997 is entered into among BRIGHTPOINT, INC., a Delaware corporation, BRIGHTPOINT INTERNATIONAL LTD., a Delaware corporation, any SUBSIDIARY BORROWERS (as defined herein) which are now or may hereafter become a party hereto from time to time, the GUARANTORS (as defined herein) which are now or may hereafter become a party hereto from time to time, the financial institutions from time to time a party hereto as LENDERS, whether by execution of this Agreement or an assignment and acceptance pursuant to Section 13.3, THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as Administrative Agent for itself and the other Lenders and BANK ONE, INDIANA, NATIONAL ASSOCIATION, in its capacity as Syndication Agent. The parties hereto agree as follows:


ARTICLE I:  DEFINITIONS

     1.1 Certain Defined Terms. In addition to the terms defined in other sections of this Agreement, the following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

     As used in this Agreement:

     "ACCOUNT DEBTOR" means the account debtor or obligor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with a Borrower.

     "A/C INTEREST" is defined in Section 2.3(b)(i).

     "ACQUISITION" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which a Borrower or any Subsidiary of a Borrower (i) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as of the most recent transaction in a series of transactions) at least a majority (in number of vote) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage of voting power), of the membership, ownership or other equity interests in a limited liability company or of the outstanding partnership interests of a partnership.

     "ADMINISTRATIVE AGENT" means First Chicago in its capacity as contractual representative for itself and the Lenders pursuant to Article XI hereof and any successor Administrative Agent appointed pursuant to Article XI hereof.

     "ADVANCE" means a Ratable Advance or Alternate Currency Advance, as applicable.

     "AFFECTED LENDER" is defined in Section 2.20 hereof.

     "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act) of greater than ten percent (10%) or more of any class of voting Capital Stock (or other voting interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Equity Interests, by contract or otherwise. In addition, each director of a Borrower or any Subsidiary of a Borrower shall be deemed to be an Affiliate of each Borrower.

     "AGENTS" means the Administrative Agent, the Syndication Agent and the Alternate Currency Agents.

     "AGREED CURRENCIES" means (i) Dollars, (ii) so long as such currencies remain Eligible Currencies, Sterling, Hong Kong Dollars, Australian Dollars, French Francs, Deutsche Marks, Canadian Dollars, Swiss Francs, Japanese Yen, Dutch Guilders, Italian Lire, Swedish Kroner and Euro; and (iii) any other Eligible Currency which Brightpoint requests the Administrative Agent to include as an Agreed Currency hereunder and which is acceptable to one-hundred percent (100%) of the Lenders; provided that the Administrative Agent shall promptly notify each Lender of each such request and each Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Lender.

     "AGGREGATE REVOLVING LOAN COMMITMENT" means the aggregate of the Revolving Loan Commitments of all the Lenders, as adjusted from time to time pursuant to the terms hereof. The initial Aggregate Revolving Loan Commitment is One Hundred Fifty-Five Million and 00/100 Dollars ($155,000,000.00).

     "AGREEMENT" means this Multicurrency Credit Agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "AGREEMENT ACCOUNTING PRINCIPLES" means generally accepted accounting principles as in effect as of the date of this Agreement in the United States, applied in a manner consistent with that used by Brightpoint and its consolidated Subsidiaries in the preparation of its audited consolidated financial statements for the year ended December 31, 1996. If any changes in generally accepted accounting principles are hereafter required or permitted and are adopted by Brightpoint or any of its Subsidiaries with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein ("Covenant Accounting Changes"), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Brightpoint's consolidated financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Covenant Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to the Required Lenders. If such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean generally accepted accounting principles as of the date of such amendment applied in a manner consistent with that used by Brightpoint and its consolidated Subsidiaries in the preparation of its audited consolidated financial statements for the year ended December 31, 1996 except as agreed in connection with the Covenant Accounting Changes set forth in such an amendment and together with any changes in generally accepted accounting principles after the date of such amendment which are not Covenant Accounting Changes.


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     "ALTERNATE BASE RATE" means, for any day, a fluctuating interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of (a) the Corporate Base Rate in effect on such day; and (b) the sum of one-half of one percent (0.50%) and the Federal Funds Effective Rate in effect on such day. For purposes hereof, "CORPORATE BASE RATE" shall mean the rate of interest per annum publicly announced from time to time by First Chicago as its corporate base rate (it being acknowledged that such announced rate may not necessarily be the lowest rate charged by First Chicago to any of its customers) in effect at its principal office in Chicago, Illinois; each change in the Corporate Base Rate shall be effective on the date such change is publicly announced as being effective. "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by First Chicago from three Federal funds brokers of recognized standing selected by the Administrative Agent. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Corporate Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change.

     "ALTERNATE CURRENCY" means (i) so long as such currencies remain Eligible Currencies, Sterling, Hong Kong Dollars and Australian Dollars and (ii) any other Eligible Currency which Brightpoint requests the Administrative Agent to include as an Alternate Currency hereunder and which is acceptable to one-hundred percent (100%) of the Lenders; provided that the Administrative Agent shall promptly notify each Lender of such request and each Lender of each such request and each Lender shall be deemed not to have agreed to each such request unless its written consent thereto has been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Lender; provided, further, however, no such Eligible Currency shall be an Alternate Currency hereunder until an Alternate Currency Addendum has been executed among Brightpoint, BPI, each Guarantor, a Subsidiary Borrower, one or more Alternate Currency Lenders and an Alternate Currency Agent in connection therewith.

     "ALTERNATE CURRENCY ADDENDUM" means an addendum substantially in the form of Exhibit A entered into among Brightpoint, BPI, one or more of the Subsidiary Borrowers, one or more Alternate Currency Lenders and an Alternate Currency Agent.

     "ALTERNATE CURRENCY ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several Alternate Currency Loans (other than Alternate Currency Swing Line Loans) made by the applicable Alternate Currency Lenders to any Borrower eligible to borrow with respect to the applicable Alternate Currency of the same Type, denominated in the same Alternate Currency and for the same Interest Period.

     "ALTERNATE CURRENCY AGENT" means one or more entities (which may be the Administrative Agent or its local affiliates), satisfactory to the Administrative Agent, as specified in the applicable Alternate Currency Addendum.


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


     "ALTERNATE CURRENCY AVAILABILITY" means, at any particular time, and for any particular Alternate Currency, the amount by which the aggregate of the Alternate Currency Commitments of all Alternate Currency Lenders with respect to such Alternate Currency exceeds the Alternate Currency Obligations with respect to such Alternate Currency.

     "ALTERNATE CURRENCY COMMITMENT" means, for each Alternate Currency Lender for each Alternate Currency, the obligation of such Alternate Currency Lender to make Alternate Currency Loans, to purchase Alternate Currency Loans under
Section 2.3(b) or 2.12(f) and to purchase Revolving Loans and participations in Letters of Credit under Section 2.12(f) not exceeding the Dollar Amount set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

     "ALTERNATE CURRENCY LENDER" means any Lender (or any Affiliate, branch or agency thereof) party to an Alternate Currency Addendum and, after any Conversion, any Lender who has purchased Alternate Currency Loans under Section 2.12(f). If any agency or Affiliate of a Lender shall be a party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Lender hereunder; provided, however, that such Lender shall to the exclusion of such agency or Affiliate, continue to have all the voting and consensual rights vested in it by the terms hereof. Unless the context otherwise requires, all references to Alternate Currency Lenders shall include the Alternate Currency Agent.

     "ALTERNATE CURRENCY LOAN" means any loan denominated in an Alternate Currency made by the Alternate Currency Agent or one or more of the Alternate Currency Lenders to a Subsidiary Borrower pursuant to Section 2.3 and an Alternate Currency Addendum.

     "ALTERNATE CURRENCY OBLIGATIONS" means, at any particular time, the sum of
(i) the outstanding principal amount of the Alternate Currency Loans at such time plus (ii) the outstanding principal amount of the Alternate Currency Swing Line Loans at such time.

     "ALTERNATE CURRENCY SHARE" means, with respect to any Alternate Currency Lender for any particular Alternate Currency, the percentage obtained by dividing (A) such Alternate Currency Lender's Alternate Currency Commitment at such time as set forth in the applicable Alternate Currency Addendum by (B) the aggregate of the Alternate Currency Commitments at such time of all Alternate Currency Lenders with respect to such Alternate Currency as set forth in the applicable Alternate Currency Addendum.


     "ALTERNATE CURRENCY SWING LINE LOAN" means a loan (including any loan under any overdraft facility) in an Alternate Currency made available to any applicable Subsidiary Borrower by the applicable Alternate Currency Agent pursuant to Section 2.4.

     "ALTERNATE CURRENCY SWING LINE LOAN NOTE" means, a Note in the form of Annex I to the Alternate Currency Addendum for the applicable Alternate Currency, if such a Note is required under the applicable Alternate Currency Addendum, duly executed by the applicable Subsidiary Borrower and payable to the order of the applicable Alternate Currency Agent in the maximum amount of its Alternate Currency Swing Line Loans for such Alternate Currency.

     "ALTERNATE CURRENCY SYNDICATION NOTICE" is defined in Section 2.3(b).

     "APPLICABLE FACILITY FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under
Section 2.15(C) with respect to the Aggregate Revolving Loan Commitment and the Maximum Aggregate Alternate Currency Amount, determined in accordance with the provisions of Section 2.8(b).

     "APPLICABLE FIXED RATE MARGIN" as at any date of determination, shall be the rate per annum then applicable to Eurocurrency Rate Loans and, unless alternate pricing provisions are set forth in the applicable Alternate Currency Addendum, for Alternate Currency Advances which are Fixed Rate Advances, determined in accordance with the provisions of Section 2.8(b).

     "APPLICABLE FLOATING RATE MARGIN" as at any date of determination, shall be the rate per annum then applicable to Base Rate Loans and, unless alternate pricing provisions are set forth in the applicable Alternate Currency Addendum, for Alternate Currency Advances which are Floating Rate Advances, determined in accordance with the provisions of Section 2.8(b).

     "APPLICABLE LETTER OF CREDIT FEE" as at any date of determination, shall be the rate per annum then applicable in the determination of the amount payable under Section 2.25 with respect to Letters of Credit, determined in accordance with the provisions of Section 2.8(b).

     "APPLICABLE MARGIN(S)" is defined in Section 2.8(b).

     "ARRANGER" means First Chicago Capital Markets, Inc.

     "ASSUMPTION LETTER" means a letter of a Subsidiary of Brightpoint addressed to the Lenders substantially in the form of Exhibit B hereto pursuant to which such Subsidiary agrees to become a "Subsidiary Borrower" and agrees to be bound by the terms hereof.

     "AUSTRALIAN DOLLARS" means the lawful money of Australia.

     "AUTHORIZED OFFICER" means any of the chief operating officer, chief financial officer, controller and treasurer of a Borrower, acting singly.

     "BASE RATE" means, for any day for any Loan, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Floating Rate Margin applicable to such Loan, changing when and as the Alternate Base Rate changes.

     "BASE RATE ADVANCE" means an Advance which bears interest at the Base
Rate.

     "BASE RATE LOAN" means a Loan, or portion thereof, which bears interest at the Base Rate.

     "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Brightpoint or any other member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BORROWER" means, as applicable, Brightpoint, BPI and any Subsidiary Borrower and their respective successors and assigns.

     "BORROWING DATE" means a date on which an Advance, a Swing Line Loan, an Alternate Currency Loan or an Alternate Currency Swing Line Loan is made hereunder.

     "BORROWING NOTICE" is defined in Section 2.8 hereof.

     "BPI" means Brightpoint International Ltd., a Delaware corporation and a wholly-owned Subsidiary of Brightpoint, and its successors and assigns, including a debtor-in-possession on behalf of Brightpoint International Ltd.

     "BRIGHTPOINT" means Brightpoint, Inc., a Delaware corporation, and its successors and assigns, including a debtor-in-possession on behalf of Brightpoint, Inc.

     "BUSINESS DAY" means, except as otherwise provided in an Alternate Currency Addendum with respect to Alternate Currency Loans made thereunder, (i) with respect to any borrowing, payment or rate selection of Alternate Currency Loans or Revolving Loans bearing interest at the Eurocurrency Rate, a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and Indianapolis, Indiana and on which dealings in United States Dollars and the other Agreed Currencies or Alternate Currencies are carried on in the relevant interbank market and (ii) for all other purposes a day (other than a Saturday or Sunday) on which banks are open for business in Chicago, Illinois and Indianapolis, Indiana.

     "CALCULATION DATE" means (i) with respect to any Revolving Loan or Letter of Credit in any currency other than Dollars, the Business Day of the making of such Revolving Loan or the issuance of the Letter of Credit with respect to the Agreed Currency in which such Revolving Loan is being made or Letter of Credit is being issued; (ii) with respect to any Alternate Currency Loan, the Business Day of the making of such Alternate Currency Loan with respect to the Alternate Currency in which such Alternate Currency Loan is being made; (iii) with respect to Revolving Loans and Letters of Credit, any other Business Day selected at the option of the Administrative Agent or at the direction of the Required Lenders; (iv) with respect to Alternate Currency Loans for any Alternate Currency, any other Business Day selected at the option of the Alternate Currency Agent or at the direction of the Alternate Currency
Lenders with respect to such Alternate Currencies having Alternate Currency Commitments representing at least 66-2/3% of all such Alternate Currency Commitments at such time; and (v) on the date any Conversion Notice is given pursuant to Section 2.12(f); provided, with respect to any option exercised pursuant to clause (iii) or (iv) above, without the consent of the Administrative Agent or Alternate Currency Agent required to calculate the applicable Exchange Rate, the Calculation Date selected shall not be earlier than the second (2nd) Business Day following exercise of such option.

     "CANADIAN DOLLARS" means the lawful money of Canada.

     "CAPITAL EXPENDITURES" is defined in Section 6.4(A) hereof.

     "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (howsoever designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person, in each such case regardless of class or designation.

     "CAPITALIZED LEASE" of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CAPITALIZED LEASE OBLIGATIONS" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the government of the United States or the government of any member of the European Economic Community; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and Base rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, or its branches or agencies or the laws of any member of the European Economic Community and having capital and surplus in an aggregate amount not less than $500,000,000 (fully protected against currency fluctuations for any such deposits with a term of more than ten (10) days); (iii) shares of money market, mutual or similar funds having net assets in excess of $500,000,000 maturing or being due or payable in full not more than one hundred eighty (180) days any Borrower's acquisition thereof and the investments of which are limited to investment grade securities (i.e., securities rated at least Baa by Moody's Investors Service, Inc. or at least BBB by Standard & Poor's Ratings Group) or shares of similar funds of similar credit quality in Europe approved for such purposes by the Administrative Agent in its sole discretion and (iv) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial, industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Ratings Group or P-1 (or better) by Moody's Investors Services, Inc. or commercial paper of British banks of similar credit quality approved for such purposes by the Administrative Agent in its sole discretion; provided that the maturities of such Cash Equivalents shall not exceed 365 days.

     "CHANGE" is defined in Section 3.2 hereof.

     "CHANGE OF CONTROL" means any of the following:

           (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act)is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the combined voting power of Brightpoint's Capital Stock ordinarily having the right to vote at an election of directors;

           (ii) during any period of 12 consecutive calendar months, individuals:

            (a) who were directors of Brightpoint on the first day of such period, or

            (b) whose election or nomination for election to the board of directors of Brightpoint was recommended or approved by at least a majority of the directors then still in office who were directors of Brightpoint on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the board of directors of Brightpoint;

           (iii) Brightpoint consolidates with or merges into another corporation or conveys, transfers or leases all or substantially all of its property to any Person, or any corporation consolidates with or merges into Brightpoint, in either event pursuant to a transaction in which the outstanding Capital Stock of Brightpoint is reclassified or changed into or exchanged for cash, securities or other property;

           (iv) Brightpoint shall cease to own, of record and beneficially, with sole voting and dispositive power, 100% of the outstanding shares of Capital Stock of BPI or shall cease to have the power, directly or indirectly, to elect all of the members of the board of directors of BPI; and

           (v) BPI shall cease to own of record and beneficially, with sole voting and dispositive power, at least 80% of the outstanding shares of Capital Stock of each Subsidiary Borrower ordinarily having the right to vote at an election of directors or shall cease to have the power, directly or indirectly, to elect a majority of the board of directors of each Subsidiary Borrower.

     "CLOSING DATE" means the date on which the initial Revolving Loans are made under this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "COLLATERAL" means all property and interests in property now owned or hereafter acquired by a Borrower or any of its Subsidiaries in or upon which a security interest, lien or mortgage is granted to the Administrative Agent, for the benefit of the Lenders, to secure all of the Secured Obligations, whether under the Security Agreements, under the Trademark Security Agreement, under the Pledge Agreements, under any of the other Collateral Documents or under any of the other Loan Documents.

     "COLLATERAL DOCUMENTS" means all agreements, instruments and documents executed in connection with this Agreement, including, without limitation the Security Agreements, the Trademark Security Agreement, the Pledge Agreements and all other security agreements, loan agreements, notes, guarantees, mortgages, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of a Borrower or any Subsidiary of a Borrower and delivered to the Administrative Agent or any of the Lenders, together with all agreements and documents referred to therein or contemplated thereby.

     "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "COMMITMENT" means, for each Lender, such Lender's Revolving Loan Commitment, for each Alternate Currency Lender, its applicable Alternate Currency Commitment or Commitments, for the Swing Line Lender, its Swing Line Loan Commitment and for each Alternate Currency Agent, its Alternate Currency Swing Line Commitment. The Commitments shall automatically and permanently terminate on the Termination Date.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit C delivered to the Administrative Agent and each Lender by Brightpoint pursuant to the provisions of this Agreement and covering, among other things, its calculation of the Applicable Margins, Applicable Facility Fee,

Applicable Letter of Credit Fee, its compliance with the financial covenants contained in Section 6.4 and certain other provisions of this Agreement.

     "CONFIDENTIAL INFORMATION MEMORANDUM" means the set of materials entitled "Brightpoint, Inc. $200,000,000 Senior Secured Revolving Credit Facilities Confidential Information Memorandum May 1997" assembled by the Arranger and the Syndication Agent based solely on information provided by Brightpoint.

     "CONSOLIDATED BOOK EQUITY" is defined in Section 6.4(A) hereof.

     "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls ("PCBS"), or any constituent of any such substance or waste, and includes but is not limited to these terms as defined in Environmental, Health or Safety Requirements of Law.

     "CONTINGENT OBLIGATION", as applied to any Person, means any Contractual Obligation, contingent or otherwise, of that Person with respect to any Indebtedness of another or other obligation or liability of another, including, without limitation, any such Indebtedness, obligation or liability of another directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received.

     "CONTINGENT PURCHASE PRICE OBLIGATION", as applied to any Person, means any Contractual Obligation of such Person incurred in connection with an Acquisition pursuant to which such Person is obligated to pay additional consideration to the applicable seller in the form of an earnout, milestone payment, contingent purchase price payment, or other similar performance based compensation relating to post-Acquisition financial or operating performance of the business acquired.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any equity or debt securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument, in any case in writing, to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CONTROLLED GROUP" means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Brightpoint; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Brightpoint; and (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Brightpoint, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "CONVERSION/CONTINUATION NOTICE" is defined in Section 2.10(D) hereof.

     "CONVERSION DATE" is defined in Section 2.12(f).

     "CONVERSION ELECTION" is defined in Section 2.12(f).

     "CONVERSION EVENT is defined in Section 2.12(f)

     "CONVERSION NOTICE" means any notice of a Conversion Election or other Conversion Event given by any of the Agents to Brightpoint or any other Borrower pursuant to the terms of Section 2.12(f).

     "CONVERTED LOANS" means any one or more Loans converted from any currency other than Dollars to Dollars pursuant to the terms of Section 2.12(f).

     "CORPORATE BASE RATE" is defined in the definition of Alternate Base Rate above.


     "CURE LOAN" is defined in Section 8.2 hereof.

     "CURRENT ASSET COVERAGE RATIO" is defined in Section 6.4(E).

     "CUSTOMARY PERMITTED LIENS" means:

           (i) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

           (ii) statutory Liens of landlords and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Agreement Accounting Principles;

           (iii) Liens (other than Environmental Liens and Liens in favor of the IRS or the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of assets or property of any Borrower taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole, and (B) all Liens securing bonds to stay judgments or in connection with appeals that do not secure at any time an aggregate amount exceeding $1,000,000;

           (iv) Liens arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of any Borrower or any Subsidiary of any Borrower;

           (v) Liens of attachment or judgment with respect to judgments, writs or warrants of attachment, or similar process against any Borrower or any Subsidiary of any Borrower which do not constitute a Default under
     Section 7.1(h);

           (vi) Liens arising from leases, subleases or licenses granted to others which do not interfere in any material respect with the business of any Borrower or any Subsidiary of any Borrower; and

           (vii) any interest or title of the lessor in the property subject to any operating lease entered into by any Borrower or any Subsidiary of any Borrower in the ordinary course of business.

     "DEFAULT" means an event described in Article VII hereof.

     "DEUTSCHE MARKS" or "DM" means the lawful money of the Republic of Germany.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "DOLLAR" or "$" means the lawful money of the United States of America.

     "DOLLAR AMOUNT" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars, calculated on the basis of the then applicable Exchange Rate.

     "DUTCH GUILDERS" means the lawful money of The Netherlands.

     "EBITDA" is defined in Section 6.4(A) hereof.

     "ELIGIBLE CURRENCY" means any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which an Equivalent Amount may be readily calculated. If, after the designation by the Lenders of any currency as an Agreed Currency or an Alternate Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded or as to which, in the determination of the Administrative Agent, an Equivalent Amount is not readily calculable, then the Administrative Agent shall promptly notify the Lenders and Brightpoint, such country's currency shall no longer be an Alternate Currency or Agreed Currency until such time as all of the Lenders agree to reinstate such country's currency as an Alternate Currency or Agreed Currency and promptly, but in any event within five (5) Business Days of receipt of such notice from the Administrative Agent, the Borrowers with respect to such Alternate Currency or Agreed Currency shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars, another Agreed Currency or Alternate Currency as applicable, subject to the other terms contained in Article II.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing pollution or protection of the environment, or protection of worker health or safety, including, but not limited to, the

Comprehensive Environmental Response, Compensation and Liability Act,
42 U.S.C. Section 9601 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq., and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., in each case including any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder, and any state or local equivalent thereof.

     "ENVIRONMENTAL LIEN" means a lien in favor of any Governmental Authority for (a) any liability under Environmental, Health or Safety Requirements of Law, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Industrial Site Recovery Act" or "Responsible Property Transfer Act."

     "EQUIPMENT" means all of the present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures, (ii) other tangible personal property (other than the Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof owned by Brightpoint or any of the other Borrowers.

     "EQUITY INTERESTS" means Capital Stock and all warrants, options purchase rights, conversion or exchange rights, other rights to acquire Capital Stock and all voting rights, calls or claims of any character with respect thereto (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "EQUIVALENT AMOUNT" of any currency with respect to any amount of Dollars at any date means the equivalent in such currency of such amount of Dollars, calculated on the basis of the then applicable Exchange Rate rounded up to the nearest incremental amount of such currency as determined by the Administrative Agent from time to time.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

     "EURO" means the lawful currency adopted by the European Economic
Community.

     "EUROCURRENCY BASE RATE" means, with respect to any Eurocurrency Rate Advance for any specified Interest Period, the rate at which deposits in the applicable Agreed Currency are offered by the Administrative Agent to first-class banks in the London interbank market (or the Paris interbank market in the event the Agreed Currency is Sterling) at approximately 11 a.m. (London time or Paris time, as applicable) two Business Days prior to the first day of such Interest Period, in the approximate amount of the pro rata share of the Administrative Agent of such Eurocurrency Advance and having a maturity approximately equal to such Interest Period.

     "EUROCURRENCY PAYMENT OFFICE" of the Administrative Agent means, for each of the Agreed Currencies, the office, branch or affiliate of the Administrative Agent, specified as the "EUROCURRENCY PAYMENT ADDRESS" for such currency on the signature page for each Lender hereto or such other office, branch, affiliate or correspondent bank of the Administrative Agent, as it may from time to time specify to the Borrowers and each Lender as its Eurocurrency Payment Office.

     "EUROCURRENCY RATE" means, with respect to a Eurocurrency Rate Advance for the relevant Interest Period, the sum of (a) (i) the Eurocurrency Base Rate divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period plus (b) the percentage determined in accordance with Section 2.8(b) to be the Applicable Fixed Rate Margin in connection with Eurocurrency Rate Loans.

     "EUROCURRENCY RATE ADVANCE" means an Advance which bears interest at the Eurocurrency Rate.

     "EUROCURRENCY RATE LOAN" means a Loan, or portion thereof, which bears interest at the Eurocurrency Rate.

     "EXCHANGE RATE" means with respect to any Eligible Currency on a particular date, the rate at which such Eligible Currency may be exchanged into Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent or Alternate Currency Agent in the London interbank market (or other market where the applicable Agent's foreign currency exchange operations in respect of such Eligible Currency are then being conducted) for such Eligible Currency at or about 1:00 p.m. local time, on such date for the purchase of Dollars with such Eligible Currency for delivery two (2) Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent or Alternate Currency Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

     "EXISTING LETTERS OF CREDIT" means the letters of credit issued prior to the Closing Date by Bank One, Indiana, N.A. for the account of one or more of the Borrowers and listed on Schedule 1.1.1.

     "FEDERAL FUNDS EFFECTIVE RATE" is defined in the definition of Alternate Base Rate above.

     "FEES" is defined in Section 6.4(A) hereof.

     "FIRST CHICAGO" means The First National Bank of Chicago, in its individual capacity.

     "FIXED CHARGE COVERAGE RATIO" is defined in Section 6.4(C) hereof.

     "FIXED RATE LOANS" means any Loan which bears interest at a fixed interest rate for the applicable Interest Period determined by reference to the Eurocurrency Rate or, for Alternate Currency Loans, by reference to the applicable fixed rate of interest set forth in the applicable Alternate Currency Addendum.

     "FLOATING RATE LOANS" means any Loan which bears interest at a fluctuating interest rate determined by reference to the Alternate Base Rate or, for Alternate Currency Loans, by reference to the applicable floating rate of interest set forth in the applicable Alternate Currency Addendum.

     "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA which is maintained or contributed to for the benefit of the employees of Brightpoint, any of its Subsidiaries or any members of its Controlled Group and is not covered by ERISA pursuant to ERISA Section 4(b)(4).

     "FOREIGN PENSION PLAN" means any employee benefit plan as described in
Section 3(3) of ERISA which (i) is maintained or contributed to for the benefit of employees of Brightpoint, any of its Subsidiaries or any of its ERISA Affiliates, (ii) is not covered by ERISA pursuant to Section 4(b)(4) of ERISA, and (iii) under applicable local law, is required to be funded through a trust or other funding vehicle.

     "FRENCH FRANCS" or "FF" means the lawful money of the Republic of France.

     "GOVERNMENTAL ACTS" is defined in Section 2.26(a) hereof.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GROSS NEGLIGENCE" means recklessness, the absence of the slightest care or the complete disregard of consequences. Gross Negligence does not mean the absence of ordinary care or diligence, or an inadvertent act or inadvertent failure to act. If the term "gross negligence" is used with respect to any Agent, the Arranger or any Lender or any Indemnitee in any of the other Loan Documents, it shall have the meaning set forth herein.


     "GUARANTOR ASSUMPTION LETTER" means a letter of a Subsidiary of Brightpoint addressed to the Lenders substantially in the form of Exhibit D hereto pursuant to which such Subsidiary agrees to become a "Guarantor" and agrees to be bound by the terms hereof.

     "GUARANTORS" shall mean (a) with respect to all of the Secured Obligations, Brightpoint, BPI and any Subsidiary Borrower incorporated under the laws of any state of the United States and (b) with respect to the Secured Obligations made to the non-U.S. Subsidiary Borrowers, (i) as of the Closing Date, Brightpoint (UK) Limited, Brightpoint Australia Pty Limited, Brightpoint China Limited, Brightpoint EMA Limited, Brightpoint Australasia Pty Limited and Brightpoint International (Asia Pacific) Pte Ltd, (ii) each Subsidiary of the Borrower which becomes a Guarantor pursuant to the terms of Section 6.2(M),
(iii) all subsequently formed or acquired non-U.S. Subsidiaries and (iv) each other Subsidiary of Brightpoint which holds Capital Stock of any non-U.S. Subsidiary Borrower.

     "HEDGING AGREEMENTS" is defined in Section 6.3(Q).

     "HEDGING OBLIGATIONS" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "HOLDERS OF SECURED OBLIGATIONS" means the holders of the Secured Obligations from time to time and shall refer to (i) each Lender in respect of its Loans (including, if applicable, any agency or Affiliate of a Lender utilized for making Alternate Currency Loans), (ii) the Issuing Lenders in respect of Reimbursement Obligations and other Obligations relating to its Letters of Credit, (iii) the Agents, the Arranger, the Swing Line Lender and the Issuing Lenders in respect of all other present and future obligations and liabilities of any Borrower or any of their subsidiaries of every type and description arising under or in connection with this Agreement or any other Loan Document, (iv) each Indemnitee in respect of the obligations and liabilities of any Borrower to such Person hereunder or under any of the Loan Documents, (v) each Lender (or any agency or Affiliate thereof) in respect of all Hedging Obligations of any Borrower or any of their Subsidiaries to such lender (or agency or Affiliate thereof) and (vi) their respective successors, transferees and assigns.

     "HONG KONG DOLLARS" or "HK$" means the lawful money of Hong Kong.

     "INDEBTEDNESS" of any Person means (i) any indebtedness of such Person, contingent or otherwise, (a) in respect of borrowed money including all principal, interest, fees and expenses with respect thereto (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or (b) evidenced by bonds, notes, acceptances, debentures or other instruments or letters of credit (or reimbursement obligations with respect thereto, including, in the case of the Borrowers, Reimbursement Obligations under the Letters of Credit) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capitalized Leases) or services, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with Agreement Accounting Principles (except that any such balance that constitutes a trade payable and/or an accrued liability arising in the ordinary course of business shall not be considered Indebtedness and except that accounts payable in an amount not to exceed in the aggregate $250,000 of the nature described above shall also not be considered Indebtedness); (ii) to the extent not otherwise included, (a) interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceedings and other interest that would have accrued but for the commencement of such proceedings, (b) any Capitalized Lease Obligations, (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, and
(d) Contingent Obligations (exclusive of whether such items would appear upon such balance sheet). The amount of Indebtedness of any Person at any date shall be without duplication (i) the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such Contingent Obligations at such date and (ii) in the case of Indebtedness of others secured by a Lien to which the property or assets owned or held by such Person is subject, the lesser of the fair market value at such date of any asset subject to a Lien securing the Indebtedness of others and the amount of the Indebtedness secured. Notwithstanding anything herein to the contrary, if any Contingent Obligations of Brightpoint or any of its Subsidiaries related to liabilities of any other of Brightpoint and its Subsidiaries (the "Originator") and such liabilities would not be considered Indebtedness of such Originator, then the Contingent Obligation of the other Person with respect to such liabilities shall also not be considered Indebtedness.

     "INDEMNIFIED MATTERS"  is defined in Section 10.7(B) hereof.

     "INDEMNITEES" is defined in Section 10.7(B) hereof.

     "INTEREST EXPENSE" is defined in Section 6.4(A) hereof.

     "INTEREST EXPENSE COVERAGE RATIO" is defined in Section 6.4(B) hereof.

     "INTEREST PERIOD" means, with respect to a Eurocurrency Rate Loan and, unless the applicable Alternate Currency Addendum shall provide otherwise, with respect to each Alternate Currency Loan that is a Fixed Rate Loan, a period of one (1), two (2), three (3) or six (6) months commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement or the applicable Alternate Currency Addendum. Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three or six months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

     "INVENTORY" means any and all goods, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Brightpoint or BPI which are held for sale or lease, furnished under any contract of service or held as raw materials, work in process or supplies, and all materials used or consumed in the business of Brightpoint or BPI, and shall include such property the sale or other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by Brightpoint or BPI. Notwithstanding anything herein to the contrary, "Inventory" shall not include any goods which are consigned to Brightpoint or BPI by any third party.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of any Equity Interest, notes, debentures or other securities, or of a beneficial interest in any Equity Interest, notes, debentures or other securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items in each case made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "ISSUING LENDER" means, as the context may require, (i) First Chicago, with respect to Letters of Credit issued by it pursuant to this Agreement,(ii) Bank One, Indiana, National Association, with respect to the Existing Letters of Credit and with respect to Letters of Credit issued by it pursuant to this Agreement, (iii) any other Lender that becomes an Issuing Lender, pursuant to
Section 2.21, with respect to Letters of Credit issued by such Lender or (iv) collectively, all the foregoing.

     "ITALIAN LIRE" means the lawful money of Italy.

     "JAPANESE YEN" means the lawful money of Japan.

     "L/C DRAFT" means a draft drawn on an Issuing Lender pursuant to a Letter of Credit.

     "L/C INTEREST" is defined in Section 2.22.

     "L/C OBLIGATIONS" means, without duplication, an amount equal to the sum of (i) the aggregate of the amount then available for drawing under each of the Letters of Credit, (ii) the face amount of all outstanding L/C Drafts corresponding to the Letters of Credit, which L/C Drafts have been accepted by the Issuing Lender, (iii) the aggregate outstanding amount of all Reimbursement Obligations at such time and (iv) the aggregate face amount of all Letters of Credit requested by any Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied).

     "LENDERS" means the lending institutions listed on the signature pages of this Agreement, including the Issuing Lenders, Alternate Currency Lenders and the Swing Line Lender and their respective successors and assigns.

     "LENDING INSTALLATION" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

     "LETTER(S) OF CREDIT" means (i) the Existing Letters of Credit and (ii) the letters of credit to be issued by one of the Issuing Lenders pursuant to
Section 2.21 hereof.

     "LIEN" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "LOAN(S)" means, (i) with respect to a Lender, such Lender's portion of any Advance made pursuant to Section 2.1 or Section 2.3, as applicable, (ii) with respect to the Swing Line Lender, its Swing Line Loans, (iii) with respect to each Alternate Currency Agent, its Alternate Currency Swing Line Loans and
(iv) collectively all Loans, whether Revolving Loans or Alternate Currency Loans and whether made or continued as or converted to Floating Rate Loans or Fixed Rate Loans and including all Alternate Currency Swing Line Loans and all Swing Line Loans.

     "LOAN ACCOUNT" is defined in Section 2.15(F) hereof.

     "LOAN DOCUMENTS" means this Agreement, the Alternate Currency Addenda, the Notes, the Collateral Documents and all other documents, instruments and agreements executed in connection therewith or contemplated thereby, including the letter agreements regarding fees among the Administrative Agent, the Arranger, the Syndication Agent and Brightpoint and between the Administrative Agent and the Borrower, in each case as the same may be amended, restated or otherwise modified and in effect from time to time.

     "MANAGEMENT" means those Persons listed on Schedule 1.1.5 under such heading.

     "MARGIN STOCK" shall have the meaning ascribed to such term in Regulation U.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of Brightpoint and its Subsidiaries taken as a whole,
(b) the ability of any Borrower to perform its respective obligations under the Loan Documents in any material respect, or (c) the ability of the Lenders or the Administrative Agent to enforce in any material respect the Obligations or their rights with respect to the Collateral other than any such inability resulting form the Gross Negligence or willful misconduct of any Lender or any Agent.

     "MAXIMUM AGGREGATE ALTERNATE CURRENCY AMOUNT" means Forty-Five Million and 00/100 Dollars ($45,000,000), as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

     "MAXIMUM EUROCURRENCY AMOUNT" means Eighty-Five Million and 00/100 Dollars ($85,000,000).

     "MULTIEMPLOYER PLAN" means a "Multiemployer Plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either Brightpoint or any member of the Controlled Group.

     "NET INCOME" is defined in Section 6.4(A) hereof.

     "NON-BORROWER SUBSIDIARY INVESTMENT" means the sum of (a) all intercompany loans made on or after the Closing Date from any Borrower to any Subsidiary of Brightpoint which is not a Borrower; (b) all Investments made on or after the Closing Date by any Borrower in any Subsidiary of Brightpoint which is not a Borrower; (c) all dividends, distributions or other Restricted Junior Payments made on or after the Closing Date from any Borrower to any Subsidiary of Brightpoint which is not a Borrower; and (d) an amount equal to the net benefit derived by the Subsidiaries of Brightpoint which are not Borrowers resulting from any non-arms length transactions between the Borrowers and such Subsidiaries.

     "NON PRO RATA LOAN" is defined in Section 8.2 hereof.

     "NOTES" means the Revolving Notes, any notes issued to evidence the Alternate Currency Loans, any notes issued to evidence the Alternate Currency Swing Line Loan Notes and the Swing Line Loan Note.

     "NOTICE OF ASSIGNMENT" is defined in Section 13.3(B) hereof.

     "OBLIGATIONS" means all Loans, advances, debts, liabilities, obligations, covenants and duties owing by any of the Borrowers or Guarantors to the Administrative Agent, the Arranger, the Syndication Agent, any Alternate Currency Agent, any of the Lenders, the Issuing Lenders, the Swing Line Lender, any Affiliate of any of the foregoing or any Indemnitee, of any kind or nature, present or future, arising under this Agreement, the Notes, the Collateral Documents, any other Loan Document, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements, paralegals' fees (in each case whether or not allowed), and any other sum chargeable to any of the Borrowers or Guarantors under this Agreement or any other Loan Document.

     "OTHER TAXES" is defined in Section 2.15(E)(ii) hereof.

     "PARTICIPANTS" is defined in Section 13.2(A) hereof.

     "PAYMENT DATE" means the last Business Day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PERMITTED ACQUISITION" is defined in Section 6.3(G) hereof.

     "PERMITTED EXISTING CONTINGENT OBLIGATIONS" means the Contingent Obligations of the Borrowers and all other Subsidiaries of Brightpoint identified as such on Schedule 1.1.2 to this Agreement.

     "PERMITTED EXISTING INDEBTEDNESS" means the Indebtedness of the Borrowers and all other Subsidiaries of Brightpoint identified as such on Schedule 1.1.3 to this Agreement.

     "PERMITTED EXISTING INVESTMENTS" means the Investments of the Borrowers and all other Subsidiaries of Brightpoint identified as such on Schedule 1.1.4 to this Agreement.

     "PERMITTED EXISTING LIENS" means the Liens on assets of the Borrowers or all other Subsidiaries of Brightpoint identified as such on Schedule 1.1.5 to this Agreement.

     "PERMITTED PURCHASE MONEY INDEBTEDNESS" is defined in Section 6.3(A) hereof.

     "PERSON" means any natural person, corporation, firm, company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which Brightpoint or any member of the Controlled Group is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

     "PLEDGE AGREEMENTS" means (i) that certain Pledge Agreement of even date herewith executed by Brightpoint in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations pledging 100% of the Capital Stock of BPI to secure payment of the Secured Obligations; (ii) that certain Equitable Share Charge of even date herewith executed by Brightpoint and Brightpoint EMA Limited in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations pledging 20% and 45%, respectively, of the Capital Stock of Brightpoint (UK) Limited to secure payment of the Secured Obligations; (iii) that certain Share Mortgage of even date herewith executed by Brightpoint and Brightpoint International (Asia Pacific) Pty Limited in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations, together with any Notice of Identification delivered thereunder with respect to the Capital Stock of Brightpoint Australia Pty Limited to secure payment of the Secured Obligations; (iv) that certain Equitable Share Charge of even date herewith executed by Brightpoint and Brightpoint International (Asia Pacific) Pte Ltd in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations pledging 20% and 45%, respectively, of the Capital Stock of Brightpoint China Limited to secure payment of the Secured Obligations and (v) any other pledge agreements subsequently executed by Brightpoint or any of its Subsidiaries to secure the Secured Obligations, together in each case with all documents, instruments and agreements executed in connection therewith or contemplated thereby.

     "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the sum of (1) such Lender's Revolving Loan Commitment at such time plus (2) such Lender's Alternate

Currency Commitments (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the sum of (1) the Aggregate Revolving Loan Commitments at such time plus (2) the aggregate of the Alternate Currency Commitments at such time of all Alternate Currency Lenders; provided, however, if all of the Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of all of such Lender's Loans and L/C Obligations by (y) the aggregate amount of all Loans and L/C Obligations.

     "PURCHASERS" is defined in Section 13.3(A) hereof.

     "RATE OPTION" means the applicable Fixed Rate or Floating Rate.

     "RECEIVABLE(S)" means and includes all of Brightpoint's or BPI's presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of Brightpoint or BPI to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

     "REGISTER" is defined in Section 13.3(C) hereof.

     "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by nonbank, nonbroker lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by and to brokers and dealers of securities for the purpose of purchasing or carrying margin stock (as defined therein).

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by foreign lenders for the purpose of purchasing or carrying margin stock (as defined therein).

     "REIMBURSEMENT OBLIGATION" is defined in Section 2.23 hereof.

     "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

     "RENTALS" is defined in Section 6.4(A) hereof.

     "REPLACEMENT LENDER" is defined in Section 2.20 hereof.

     "REPORTABLE EVENT" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days after such event occurs; provided, however, that a failure to meet the minimum funding standards of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.

     "REQUEST FOR A NEW ALTERNATE CURRENCY FACILITY" is defined in Section 2.6.

     "REQUIRED LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are at least sixty-six and two-thirds percent (66-2/3%), provided, however, that, if any of the Lenders shall have failed to fund its Revolving Credit Share or Alternate Currency Share of any Loan requested by any Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured, then for so long as such failure continues, "REQUIRED LENDERS" means Lenders (excluding all Lenders whose failure to fund such Loans have not been so cured) whose Pro Rata Shares represent at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Pro Rata Shares of such non-defaulting Lenders; provided, further, however, that, if the Commitments have been terminated pursuant to the terms of this Agreement, "REQUIRED LENDERS" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans and L/C Obligations are at least sixty-six and two-thirds percent (66-2/3%).

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations G, T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Requirements of Law.

     "RESERVE REQUIREMENT" means the maximum reserve requirement, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to "Eurocurrency liabilities" or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents.

     "RESET DATE" is defined in Section 1.3.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any ownership, membership or other Equity Interest in Brightpoint now or hereafter outstanding, except a dividend payable solely in additional interests of the same type, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any ownership, membership or other Equity Interest in Brightpoint or any such interests or shares of any class of Capital Stock of Brightpoint now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to any Permitted Subordinated Indebtedness, (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding options or other rights to acquire any ownership, membership or other Equity Interests in Brightpoint, (v) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of any Permitted Subordinated Indebtedness or any ownership, membership or other Equity Interests in Brightpoint or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission and (vi) any payment of management fees (or other fees of a similar nature) by Brightpoint to any holder of ownership, membership or other Equity Interests in Brightpoint or any member of management of Brightpoint or their Affiliates.

     "REVOLVING ADVANCE" means a borrowing hereunder consisting of the aggregate amount of the several ratable Revolving Loans (other than Swing Line Loans) made by the Lenders having Revolving Loan Commitments (or purchased by other Lenders pursuant to Section 2.12(f)) to Brightpoint of the same Type and, in the case of Eurocurrency Rate Advances, denominated in the same currency and for the same Interest Period.

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Aggregate Revolving Loan Commitment at such time exceeds the Dollar Amount of the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the outstanding principal amount of the Revolving Loans at such time, plus
(ii) the L/C Obligations at such time plus (iii) the outstanding principal amount of the Swing Line Loans at such time.

     "REVOLVING CREDIT SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) such Revolving Lender's Revolving Loan Commitment at such time by (B) the Aggregate Revolving Loan Commitment at such time.

     "REVOLVING LOAN" is defined in Section 2.1.

     "REVOLVING LOAN COMMITMENT" means, for each Lender, the obligation of such Lender to make Revolving Loans, to purchase participations in Letters of Credit and to purchase Alternate Currency Loans under Section 2.12(f) not exceeding the Dollar Amount set forth on Exhibit E to this Agreement opposite its name thereon under the heading "Revolving Loan Commitment" or in the assignment and acceptance by which it became a Lender, as such amount may be modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

     "REVOLVING NOTE" means (a) the master promissory note, in substantially the form of Exhibit F hereto, duly executed by a Borrower and issued to the Administrative Agent on behalf of all of the Lenders which have made or purchased Revolving Loans in the amount of the Aggregate Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Revolving Note and (b) any individual promissory note issued by each of Brightpoint and BPI to any Lender requesting such individual promissory note and in substantially the form of Exhibit G hereto, duly executed by a Borrower and payable to the order of a Lender in the amount of its Revolving Loan Commitment (or if to a Lender which purchased Revolving Credit Obligations under Section 2.12(f) in the aggregate amount of the Revolving Credit Obligations so purchased), including any amendment, restatement, modification, renewal or replacement of such Revolving Note.

     "RISK-BASED CAPITAL GUIDELINES" is defined in Section 3.2 hereof.

     "SECURED OBLIGATIONS" means, collectively, (i) the Obligations and (ii) all Hedging Obligations owing to one or more of the Lenders (or any agency or Affiliate thereof).

     "SECURITY AGREEMENTS" means those certain Security Agreements of even date herewith executed by Brightpoint and BPI, respectively, in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations as amended, restated or otherwise modified from time to time.

     "SINGLE EMPLOYER PLAN" means a Plan maintained by Brightpoint or any member of the Controlled Group for employees of Brightpoint or any member of the Controlled Group.

     "STERLING" means the lawful money of the United Kingdom.

     "SUBSIDIARY" of a Person means (i) any corporation more than 50% of the outstanding Capital Stock having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any company, partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of Brightpoint.

     "SUBSIDIARY BORROWER" means each direct or indirect Subsidiary of Brightpoint named as such on the signature pages hereto or any Subsidiary Borrower duly designated by Brightpoint pursuant to Sections 2.12 and 2.29 hereof to request Advances hereunder; provided no Subsidiary may be a Subsidiary Borrower if less than 80% of the combined voting power of such Subsidiary's Capital Stock ordinarily having the right to vote at an election of directors of such Subsidiary is owned of record and beneficially directly or indirectly by Brightpoint, Brightpoint shall have the power, directly or indirectly to elect a majority of the board of directors of such Subsidiary and such Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 2.29 and such other documents, instruments and agreements as may be required pursuant to the terms of this Agreement.

     "SWEDISH KRONER" means the lawful money of Sweden.

     "SWING LINE LENDER" means First Chicago and any replacement Administrative Agent that elects to be a Swing Line Lender.

     "SWING LINE LOAN" means a loan made available to any of the Borrowers by the Swing Line Lender pursuant to Section 2.2.

     "SWING LINE LOAN COMMITMENT" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $5,000,000 at any one time outstanding.

     "SWING LINE LOAN NOTE" means a Note in substantially the form of Exhibit H hereto duly executed by Brightpoint and payable to the order of the Swing Line Lender in the amount, if any, of its Swing Line Loan Commitment.

     "SWISS FRANCS" means the lawful money of Switzerland.

     "SYNDICATION AGENT" means Bank One, Indiana, National Association, in its capacity as Syndication Agent with respect to this Agreement.

     "TAXES" is defined in Section 2.15(E)(i) hereof.

     "TERMINATION DATE" means the earlier of (a) June 24, 2002 or (b) the date of termination of the Commitments pursuant to Section 2.6 or Section 8.1.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of Brightpoint or any member of the Controlled Group from a Benefit Plan during a plan year in which Brightpoint or such Controlled Group member was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of twenty percent (20%) of Benefit Plan participants who are employees of Brightpoint or any member of the Controlled Group; (iii) the imposition of an obligation on Brightpoint or any member of the Controlled Group under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of Brightpoint or any member of the Controlled Group from a Multiemployer Plan.

     "TRADEMARK SECURITY AGREEMENT" means that certain Trademark Security Agreement of even date herewith executed by Brightpoint in favor of the Administrative Agent for the benefit of the Holders of Secured Obligations as amended, restated or otherwise modified from time to time.

     "TRANSFEREE" is defined in Section 13.5 hereof.

     "TYPE" means, with respect to any Loan, its nature as a Base Rate Loan, a Eurocurrency Rate Loan or an Alternate Currency Loan.

     "UNMATURED DEFAULT" means an event which, but for the lapse of time or the giving of notice, or both, would constitute a Default.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given them in accordance with United States generally accepted accounting principles in existence as of the date hereof.

     1.2 Supplemental Disclosure. At any time at the request of the Administrative Agent and at such additional times as Brightpoint determines, Brightpoint shall supplement each schedule or representation herein or in the other Loan Documents with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby. If any such supplement to such schedule or representation discloses the existence or occurrence of events, facts or circumstances which are restricted or prohibited by the terms of this Agreement or any other Loan Documents, such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Administrative Agent and the Required Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Administrative Agent or any Lender of any Default disclosed therein. Any items disclosed in any such supplemental disclosures shall be included in the calculation of any limits, baskets or similar restrictions contained in this Agreement or any of the other Loan Documents.

     1.3 Currency Equivalents. Not later than 1:00 p.m., Chicago time or local time, as applicable, on each Calculation Date, the Administrative Agent and the Alternate Currency Agents, as applicable, shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Agreed Currency and each Alternate Currency as to which an Alternate Currency Addendum is in effect and (ii) give notice thereof to Brightpoint and the Lenders. The Exchange Rates so determined shall become effective immediately with respect to any new Loans being made or Letters of Credit being issued on any Calculation Date and otherwise on the fifth Business Day immediately following the relevant Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date and shall during the period of their effectiveness be employed in making any computation of currency equivalents required to be made under this Agreement (other than any computation required under Section 2.12(f) or Section 2.27).


ARTICLE II:  THE CREDITS

     2.1 Revolving Loans to Brightpoint and BPI. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2 hereof, from and including the date of this Agreement and prior to the Termination Date, each Lender with a Revolving Loan Commitment severally and not jointly agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to Brightpoint and/or BPI from time to time, in an Agreed Currency, in a Dollar Amount not to exceed such Lender's Revolving Credit Share of the Dollar Amount of the Revolving Credit Availability at such time (each individually, a "REVOLVING LOAN" and, collectively, the "REVOLVING LOANS"); provided, however, at no time shall the Dollar Amount of the Revolving Credit Obligations in Agreed Currencies other than Dollars exceed the Maximum Eurocurrency Amount other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5(B). Each Revolving Advance under this Section 2.1 shall consist of Revolving Loans made by each such Lender ratably in proportion to such Lender's respective Revolving Credit Share. Subject to the terms of this Agreement, Brightpoint and BPI may borrow, repay and reborrow at any time prior to the Termination Date. The Revolving Loans made on the Closing Date shall initially be Base Rate Loans and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Rate Loans in the manner provided in
Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II. On the Termination Date, the outstanding principal balance of the Revolving Loans shall be paid in full by the applicable Borrower and prior to the Termination Date prepayments of the Revolving Loans shall be made if and to the extent required in Section 2.5.

     2.2 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 4.1 and 4.2, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans in Dollars to Brightpoint from time to time in an amount not to exceed the lesser of (i) its Swing Line Loan Commitment minus the outstanding principal balance of all Swing Line Loans then outstanding) and (ii) the Revolving Credit Availability at such time. Each Swing Line Loan shall be in a minimum amount of not less than $100,000 (or such lesser amount as may be agreed to by the Swing Line Lender) or an integral multiple of $100,000 (or such lesser amount as may be agreed to by the Swing Line Lender) in excess thereof, and all interest payable on the Swing Line Loans shall be payable to the Swing Line Lender for its sole account.

       (b) Borrowing Notice. Brightpoint shall deliver to the Administrative Agent a Borrowing Notice signed by it not later than 11:00 a.m. (Chicago time) on the Borrowing Date of each Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be Base Rate Loans.

       (c) Making of Swing Line Loans. Not later than 2:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make available its Swing Line Loan in funds immediately available to Brightpoint.

       (d) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by a Swing Line Loan Note and each Swing Line Loan shall be paid in full by Brightpoint on or before the fifth Business Day after the Borrowing Date for such Swing Line Loan. Outstanding Swing Line Loans may be repaid from the proceeds of Revolving Loans or Swing Line Loans. Any repayment of a Swing Line Loan shall be accompanied by accrued interest thereon and shall be in the minimum amount of $100,000 (or such lesser amount as may be agreed to by the Swing Line Lender) and in increments of $100,000 (or such lesser amount as may be agreed to by the Swing Line Lender) in excess thereof or the full amount of such Swing Line Loan. If Brightpoint at any time fails to repay a Swing Line Loan on the applicable date when due, Brightpoint shall be deemed to have elected to borrow a Base Rate Loan under Section 2.1 as of such date equal in amount to the unpaid amount of such Swing Line Loan (notwithstanding the minimum amount of Base Rate Advances as provided in Section 2.9). The proceeds of any such Revolving Advance shall be used to repay such Swing Line Loan. Unless the Administrative Agent shall have been notified in writing by the Required Lenders prior to its making any Swing Line Loan, that the applicable conditions precedent set forth in Article IV have not then been satisfied, each Lender's obligation to make Revolving Loans pursuant to Section 2.1 and this
Section 2.2(d) or to purchase such Loans pursuant to Section 2.12(f) to repay such Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default. In the event that any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(d), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.2(d), such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the applicable Swing Line Lender, without recourse or warranty, an undivided interest in and participation in the applicable Swing Line Loan in the amount of the Loan such Lender was required to make pursuant to this Section 2.2(d) and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds

Effective Rate for each day during the period commencing on the date of demand by the Administrative Agent and ending on the date such obligation is fully satisfied.

     2.3  Alternate Currency Loans.

            (a) General Terms. Upon the satisfaction of the conditions precedent set forth in Sections 4.1, 4.2 and 4.3 hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (unless an earlier Termination Date shall be specified in the applicable Alternate Currency Addendum), the applicable Alternate Currency Agent agrees (or, if an Alternate Currency Syndication Notice has been given and not withdrawn, each Alternate Currency Lender that is a party to an Alternate Currency Addendum severally and not jointly agrees), on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Loans under such Alternate Currency Addendum to the Subsidiary Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed (i) in the case of an Alternate Currency Loan made only by the Alternate Currency Agent, such Alternate Currency Agent's Alternate Currency Commitment minus the aggregate Dollar Amount of all outstanding Alternate Currency Swing Line Loans made by such Alternate Currency Agent or (ii) in the case of Loans being made by all Alternate Currency Lenders for such currency, such Alternate Currency Lender's Alternate Currency Share of the applicable Alternate Currency Availability at such time; provided, however, at no time shall the Dollar Amount of the Alternate Currency Obligations for all Alternate Currencies exceed the Maximum Aggregate Alternate Currency Amount other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5(B); provided, further, at no time shall the Dollar Amount of the Alternate Currency Obligations for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum other than as a result of currency fluctuations and then only to the extent permitted in Section 2.5(B). Each Alternate Currency Advance under this Section 2.3 shall consist of (i) an Alternate Currency Loan made solely by the Alternate Currency Agent or (ii) if an Alternate Currency Syndication Notice has been given and not withdrawn by the applicable Alternate Currency Agent, Alternate Currency Loans made by each applicable Alternate Currency Lender ratably in proportion to such Alternate Currency Lender's respective Alternate Currency Share. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the Subsidiary Borrowers may borrow, repay and reborrow at any time prior to the Termination Date. Unless otherwise specified in the applicable Alternate Currency Addendum, the Alternate Currency Loans, if any, made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Fixed Rate Loans in the manner provided in
Section 2.10 and the applicable Alternate Currency Addendum and subject to the other conditions and limitations therein set forth and set forth in this
Article II. On the Termination Date, the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower and prior to the Termination Date prepayments of the Alternate Currency Loans shall be made by the applicable Borrower if and to the extent required in
Section 2.5.

            (b) Risk Participation and Syndication of Alternate Currency Loans Fronted by the Alternate Currency Lender.

            (i) (A) Unless the applicable Alternate Currency Agent shall have been notified, in writing, by the Administrative Agent or the Required Lenders prior to making any Alternate Currency Loan, that the applicable conditions precedent in Article IV or the applicable Alternate

      Currency Addendum have not then been satisfied, immediately upon the making of any Alternate Currency Loan by any Alternate Currency Agent hereunder, each Alternate Currency Lender with respect to the applicable currency shall be deemed to have automatically, irrevocably and unconditionally committed and agreed to purchase and receive from the applicable Alternate Currency Agent an assignment in such Alternate Currency Loan and the obligations of the applicable Borrower in respect thereof (an "A/C INTEREST") in an amount equal to such Alternate Currency Lender's Alternate Currency Share of such Alternate Currency Loan. The applicable Alternate Currency Agent shall have the option at any time or from time to time upon written notice (an "ALTERNATE CURRENCY SYNDICATION NOTICE") to each of the applicable Alternate Currency Lenders to require each such Alternate Currency Lenders to purchase such A/C Interest.

           (B) Effective on the date that is two (2) Business Days after any such Alternate Currency Syndication Notice (the "SYNDICATION EFFECTIVE DATE"), the applicable Alternate Currency Agent hereby sells, grants, assigns and conveys to each applicable Alternate Currency Lender, respectively, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Alternate Currency Agent's right, title and interest in and to its outstanding Alternate Currency Loans, in the amounts and percentages necessary so that, from and after such sale, all Alternate Currency Lenders' outstanding Alternate Currency Loans for such Alternate Currency (including the Alternate Currency Agent's Alternate Currency Loans) shall equal its Alternate Currency Share of the outstanding Alternate Currency Loans for such currency. Effective on the Syndication Effective Date, each Alternate Currency Lender hereby purchases and accepts such grant, assignment and conveyance from the Alternate Currency Agent. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Alternate Currency Loans shall equal the amount in such Alternate Currency necessary so that, from and after payment of the purchase price for such Alternate Currency Loans, each Alternate Currency Lender's outstanding Alternate Currency Loans for such Alternate Currency shall equal such Alternate Currency Lender's Alternate Currency Share of the outstanding Alternate Currency Loans.

           (C) In consideration for the sale and assignment of such Alternate Currency Loans hereunder, (i) with respect to all Floating Rate Loans made by the Alternate Currency Agent outstanding on the Syndication Effective Date, the Alternate Currency Lenders shall pay the Alternate Currency Agent, on the Syndication Effective Date, an amount equal to the purchased percentage of all such Floating Rate Loans; and (ii) with respect to each Fixed Rate Loan made by the Alternate Currency Lender outstanding on the Syndication Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Alternate Currency Agent and any Alternate Currency Lender or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Alternate Currency Lenders shall pay the Alternate Currency Agent an amount equal to the purchased percentage of such Fixed Rate Loan. In the event interest for the period from the Syndication Effective Date to but not including the Payment Date is not paid by the applicable Borrower with respect to any Fixed Rate Loan sold by the Alternate Currency Agent to the Alternate Currency Agents hereunder, the Alternate Currency Lenders shall pay to the Alternate Currency Agent interest for such period on such Fixed Rate Loan at the applicable Fixed Rate provided by this Agreement and the applicable Alternate Currency Addendum.

           (D) The Alternate Currency Agent selling Alternate Currency Loans hereunder hereby represents and warrants to each applicable Alternate Currency Lender that such Alternate Currency Agent owns the Alternate Currency Loans being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Alternate Currency Loans.

           (E) If for any reason any applicable Alternate Currency Lender fails to make payment to the applicable Alternate Currency Agent of any amount due under this Section 2.3(b), the applicable Alternate Currency Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Alternate Currency Lender hereunder until the Alternate Currency Agent receives such payment from such Alternate Currency Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Alternate Currency Lender fails to make payment to the applicable Alternate Currency Agent of any amount due under this Section 2.3(b), such Alternate Currency Lender shall be deemed, at the option of the applicable Alternate Currency Agent, to have unconditionally and irrevocably purchased from the applicable Alternate Currency Agent, without recourse or warranty, an undivided interest in and participation in the applicable Alternate Currency Loan in the amount of the A/C Interest such Alternate Currency Lender was required to purchase pursuant to this Section 2.3(b) and such interest and such participation may be recovered from such Alternate Currency Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the applicable Alternate Currency Agent and ending on the date such obligation is fully satisfied.

           (ii) From and after such time as an Alternate Currency Agent gives the applicable Alternate Currency Lenders an Alternate Currency Syndication Notice, and until such time as such Alternate Currency Syndication Notice has been withdrawn in writing, all Loans (other than Alternate Currency Swing Line Loans) to be made in such Alternate Currency shall be made ratably by each of the applicable Alternate Currency Lenders in proportion to its respective Alternate Currency Share.

           (iv) Notwithstanding anything in this Agreement to the contrary, interest payable on the Alternate Currency Loans (other than Alternate Currency Swing Line Loans) shall be payable to the applicable Alternate Currency Agent for application as follows (a) an amount equal to one-eighth of one-percent (0.125%) per annum on the aggregate outstanding amount of the Alternate Currency Loans to the Alternate Currency Agent for its sole account and (b) the balance ratably among the Alternate Currency Lenders for such currency (including the Alternate Currency Agent in its capacity as such) in proportion to their Alternate Currency Shares.

     2.4 Alternate Currency Swing Line Loans. (a) Amount of Alternate Currency Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Article IV hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (unless an earlier Termination Date shall be specified in the applicable Alternate Currency Addendum), the applicable Alternate Currency Agent agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Swing Line Loans (which may include loans under an overdraft facility) in the applicable Alternate Currency to the Subsidiary Borrower party to such Alternate Currency Addendum from time to time in a Dollar Amount not to exceed the least of (i) $2,000,000 minus the outstanding principal balance of all Alternate Currency Swing Line Loans in such Alternate Currency then outstanding; (ii) the Alternate Currency Availability for such Alternate Currency at such time and (iii) the Alternate Currency Agent's Alternate Currency Commitment with respect to such Alternate Currency minus the outstanding principal balance of all Alternate Currency Loans made by the Alternate Currency Agent with respect to such Alternate Currency. Each Alternate Currency Swing Line Loan shall be in the minimum amounts and multiples in excess thereof as set forth in the applicable Alternate Currency Addendum (or such lesser amount as may be agreed to by the Alternate Currency Agent), and all interest payable on the Alternate Currency Swing Line Loans shall be payable to the Alternate Currency Agent for the account of the Alternate Currency Agent.

     (b) Borrowing Notice. Unless otherwise specified in the applicable Alternate Currency Addendum, the applicable Subsidiary Borrower shall deliver to the Administrative Agent and the applicable Alternate Currency Agent a Borrowing Notice signed by it not later than 9:30 a.m. (local time in the time zone of the applicable Alternate Currency Agent) on the Borrowing Date of each Alternate Currency Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested Alternate Currency Swing Line Loan (expressed in the applicable Alternate Currency as well as the Dollar Amount thereof calculated by reference to the then applicable Exchange Rate). Unless otherwise specified in the applicable Alternate Currency Addendum, the Alternate Currency Swing Line Loans shall at all times be Floating Rate Loans.

     (c) Making of Alternate Currency Swing Line Loans. Promptly after receipt of the Borrowing Notice under Section 2.4(b), the Administrative Agent shall notify each Alternate Currency Lender for the applicable Alternate Currency of the requested Alternate Currency Swing Line Loan. Not later than 2:00 p.m. (local time in the time zone of the applicable Alternate Currency Agent) on the applicable Borrowing Date, the applicable Alternate Currency Agent shall make available its Alternate Currency Swing Line Loan in the Alternate Currency in funds immediately available directly to the applicable Subsidiary Borrower.

     (d) Repayment of Alternate Currency Swing Line Loans. If required under the applicable Alternate Currency Addendum, the Alternate Currency Swing Line Loans shall be evidenced by the Alternate Currency Swing Line Loan Notes and each Alternate Currency Swing Line Loan shall be paid in full by the applicable Subsidiary Borrower on or before the fifth Business Day after the Borrowing Date for such Alternate Currency Swing Line Loan. Outstanding Alternate Currency Swing Line Loans may be repaid from the proceeds of Alternate Currency Loans or Alternate Currency Swing Line Loans. Any repayment of an Alternate Currency Swing Line Loan shall be accompanied by accrued interest thereon and shall be in the minimum amounts and multiples in excess thereof as set forth in the applicable Alternate Currency Addendum (or such lesser amount as may be agreed to by the applicable Alternate Currency Agent) or the full amount of such Alternate Currency Swing Line Loan. If the applicable Subsidiary Borrower at any time fails to repay an Alternate Currency Swing Line Loan on the applicable date when due, such Subsidiary Borrower shall be deemed to have elected to borrow a Floating Rate Alternate Currency Loan under Section 2.3 as of such date equal in amount to the unpaid amount of such Alternate Currency Swing Line Loan (notwithstanding the minimum amount of Advances as provided in Section 2.9). The proceeds of any such Alternate Currency Advance shall be used to repay such Alternate Currency Swing Line Loan. Unless the Administrative Agent upon the request of or with the consent of the Required Lenders shall have notified the applicable Alternate Currency Swing Line
Lender prior to such Alternate Currency Swing Line Lender making any
Alternate Currency Swing Line Loan, that the applicable conditions precedent set forth in Article IV or the applicable Alternate Currency Addendum have not then been satisfied, each applicable Lender's obligation to make Loans pursuant to Section 2.3 and this Section 2.4(d) to repay such Alternate Currency Swing Line Loan and each Lender's obligation under Section 2.12(f) to purchase a portion of such Alternate Currency
Swing Line Loan or the Alternate Currency Loans made to repay such Alternate Currency Swing Line Loan shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default. In the event that any Alternate Currency Lender fails to make payment to the applicable Alternate Currency Agent of any amount due under this Section 2.4(d), the Administrative Agent and Alternate Currency Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Alternate Currency Lender hereunder until the applicable Alternate Currency Agent receives such payment from such Alternate Currency Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Alternate Currency Lender fails to make payment to the Alternate Current Agent of any amount due under this Section 2.4(d), such Alternate Currency Lender shall be deemed, at the option of the Alternate Currency Agent, to have unconditionally and irrevocably purchased from the Alternate Currency Agent, without recourse or warranty, an undivided interest in and participation in the applicable Alternate Currency Swing Line Loan in the amount of the Alternate Currency Loan such Alternate Currency Lender was required to make pursuant to this Section 2.4(d) and such interest and participation may be recovered from such Alternate Currency Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand by the Alternate Currency Agent and ending on the date such obligation is fully satisfied.

     2.5  Optional Payments; Mandatory Prepayments.

     (A) Optional Payments. Except as otherwise specified in the applicable Alternate Currency Addendum, if applicable, upon not less than one (1) Business Days prior notice to the Administrative Agent or Alternate Currency Agent, as applicable, which notice shall be given not later than 11:00 a.m. Chicago time or local time as applicable), the Borrowers may from time to time repay or prepay, without penalty or premium all or any part of outstanding Floating Rate Advances. Except as otherwise specified in the applicable Alternate Currency Addendum, if applicable, subject to payment of all amounts payable pursuant to
Section 3.4 and, in the case of any Alternate Currency Loan, subject to the terms of the applicable Alternate Currency Addendum, upon not less than one (1) Business Days prior notice to the Administrative Agent and, if applicable, the Alternate Currency Agent, which notice shall be given not later than 11:00 a.m. (Chicago time or local time as applicable), the Borrowers may from time to time repay or prepay all or any part of the Fixed Rate Advances. Unless the aggregate outstanding principal balance of the applicable Loans is to be prepaid in full, voluntary prepayments of the Loans shall be in the same aggregate minimum amounts and integral multiples in excess of such amounts as are required for borrowings of Loans of the same Type and in the same currency as set forth in Section 2.9 or in the applicable Alternate Currency Addendum.

     (B)  Mandatory Prepayments.


     (i) Mandatory Prepayments of Alternate Currency Loans. If on any Reset Date or the date of any borrowing of any Alternate Currency Loan (after giving effect to any Alternate Currency Loans to be made or repaid on such date), the Dollar Amount of all Alternate Currency Obligations under any Alternate Currency Addendum exceeds 105% of the aggregate Alternate Currency Commitments with respect thereto, the applicable Subsidiary Borrower shall on such Reset Date or on the date of such borrowing prepay Alternate Currency Loans in an aggregate amount such that after giving effect thereto the Dollar Amount of all such Alternate Currency Obligations is less than or equal to the aggregate Alternate Currency Commitments with respect thereto.

     (ii) Mandatory Prepayments of Eurocurrency Rate Loans. If on any Reset Date or the date of any borrowing (of any Eurocurrency Rate Loan after giving effect to any Eurocurrency Rate Loans to be made or prepaid on such date), (a) the Dollar Amount of all Revolving Loan Obligations exceeds 105% of the Aggregate Revolving Loan Commitments or (b) the Dollar Amount of all Eurocurrency Rate Loans in Agreed Currencies other than Dollars exceeds 105% of the Maximum Eurocurrency Amount, the Borrowers shall on such Reset Date or on the date of such borrowing prepay Revolving Loans in an aggregate amount such that after giving effect thereof (y) the Dollar Amount of all Revolving Loan Obligations is less than or equal to the Aggregate Revolving Loan Commitments and (z) the Dollar Amount of all Eurocurrency Rate Loans in Agreed Currencies other than Dollars is less than or equal to the Maximum Eurocurrency Amount.

     2.6 Reduction of Commitments; Requests for New Alternate Currency Facilities. Brightpoint may permanently reduce the Aggregate Revolving Loan Commitment in whole, or in part ratably among the Lenders having Revolving Loan Commitments, in an aggregate minimum and integral amounts of $3,000,000, upon at least three (3) Business Days' prior written notice to the Administrative Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Loan Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Obligations. In addition, Brightpoint may permanently reduce the Alternate Currency Commitments with respect to any Alternate Currency in whole, or in part ratably among the applicable Alternate Currency Lenders, in an aggregate minimum and integral amounts of $1,000,000 upon at least three (3) Business Days' written notice to the Administrative Agent and the applicable Alternate Currency Agent, which notice shall specify the amount of such reduction; provided, however, that the amount of the Alternate Currency Commitments with respect to any Alternate Currency may not be reduced below the aggregate principal amount of the outstanding Alternate Currency Obligations with respect thereto. Any reduction in the Alternate Currency Commitments shall be an automatic reduction of the Maximum Aggregate Alternate Currency Amount. Following any such reduction of the Alternate Currency Commitments and the Maximum Aggregate Alternate Currency Amount, Brightpoint may, by written notice to the Administrative Agent request the establishment of additional Alternate Currency Commitments in additional Alternate Currencies other than Sterling, Hong Kong Dollars and Australian Dollars in an amount not to exceed the aggregate amount of any such reductions ("REQUEST FOR A NEW ALTERNATE CURRENCY FACILITY"). The Administrative Agent will promptly forward to the Lenders any Request for a New Alternate Currency Facility received from Brightpoint; provided each Lender shall be deemed not to have agreed to such request unless its written consent thereto has been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Lender. In the event that the Required Lenders consent to such Request for a New Alternate Currency Facility, the Maximum Aggregate Alternate Currency Amount shall be reinstated by the amount so approved, the Alternate Currency requested shall be an Agreed Currency and upon execution of the applicable Alternate Currency Addendum and the other documents, instruments and agreements required pursuant to this Agreement and such Alternate Currency Addendum, the Alternate Currency Loans with respect thereto may be made. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.7  Method of Borrowing.

     (a) Revolving Loans. The Administrative Agent shall notify each Lender having Revolving Loan Commitments by 12:00 noon (Chicago time) of each Revolving Advance on the Borrowing Date of each Base Rate Advance, three Business Days before the Borrowing Date of each Eurocurrency Rate Advance in Dollars and four Business Days before the Borrowing Date for each Eurocurrency Rate Advance in an

Agreed Currency other than Dollars and, not later than 1:00 p.m.
(Chicago time) on each Borrowing Date, each Lender having Revolving Credit Commitments shall make available its Revolving Loan or Loans, in funds immediately available in Chicago, Illinois to the Administrative Agent at its address specified pursuant to Article XIV hereof unless the Administrative Agent has notified the Lenders that such Loan is to be made available to the applicable Borrower at the Administrative Agent's Eurocurrency Payment Office, in which case each Lender shall make available its Revolving Loan or Loans, in funds immediately available to the Administrative Agent at its Eurocurrency Payment Office not later than 1:00 p.m. (local time in the city of the Administrative Agent's Eurocurrency Payment Office) in the Agreed Currency designated by the Administrative Agent. The Administrative Agent will promptly make the funds so received from the Lenders available to the applicable Borrower.

     (b) Alternate Currency Loans. Subject to Section 2.10 and any alternative procedures set forth in the applicable Alternate Currency Addendum, if an Alternate Currency Loan is to be funded by all applicable Alternate Currency Lenders, the applicable Alternate Currency Agent shall notify each applicable Alternate Currency Lender by 10:00 a.m. (local time in the city of the Alternate Currency Agent's office designated in the Alternate Currency Addendum for payments for the Alternate Currency) of each Alternate Currency Advance three Business Days before the Borrowing Date of each Alternate Currency Advance and, not later than 1:00 p.m. (local time) on each Borrowing Date, each such Alternate Currency Lender shall make available its Alternate Currency Loan or Loans, in funds immediately available to the Alternate Currency Agent at its office designated in the Alternate Currency Addendum for payments of such Alternate Currency in the Alternate Currency. The Alternate Currency Agent will promptly make the funds so received from the Alternate Currency Lenders available to the applicable Borrower.

     2.8 Method of Selecting Types and Interest Periods for Advances; Determination of Applicable Margins. The Advances may be Floating Rate Advances or Fixed Rate Advances, or a combination thereof, selected by the applicable Borrower in accordance with this Article II and, if applicable, the applicable Alternate Currency Addendum. The applicable Borrower may select, in accordance with this Article II and, if applicable, the applicable Alternate Currency Addendum, Rate Options and Interest Periods applicable to portions of the Revolving Loans and the Alternate Currency Loans; provided all Swing Line Loans and, unless otherwise specified in the applicable alternate Currency Addendum, all Alternate Currency Swing Line Loans shall be Floating Rate Loans bearing interest at the Base Rate in the case of Swing Line Loans or the Floating Rate specified in the applicable Alternate Currency Addendum for Alternate Currency Swing Line Loans.

           (a) Method of Selecting Types and Interest Periods for Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Fixed Rate Advance, the Interest Period and Agreed Currency or Alternate Currency applicable to each Advance from time to time. Subject to any alternative procedures for Alternate Currency Advances as set forth in the applicable Alternate Currency Addendum, the applicable Borrower shall give the Administrative Agent and, in the case of an Alternate Currency Loan, the applicable Alternate Currency Agent irrevocable notice (a "BORROWING NOTICE") (i) not later than 11:00 a.m. (Chicago time or local time for Eurocurrency Rate Advances or Alternate Currency Advances) (i) on the Borrowing Date of each Base Rate Advance;
     (ii) three Business Days before the Borrowing Date for each Eurocurrency Rate Advance in Dollars; and (iii) four Business Days before the
     Borrowing Date for each Eurocurrency Rate Advance in an Agreed Currency other than Dollars and each Alternate Currency Advance, specifying: (i) the Borrowing Date (which shall be a Business Day) of such Advance; (ii) the aggregate amount of such Advance; (iii) the Type of Advance selected;
     (iv) in
      the case of each Eurocurrency Rate Advance, the Interest Period and Agreed Currency applicable thereto; and (v) in the case of each Alternate Currency Advance, the Interest Period and Alternate Currency applicable thereto. Each Revolving Advance in an Agreed Currency other than Dollars must be a Eurocurrency Rate Advance. There shall be no more than ten (10) Interest Periods in effect with respect to all of the Revolving Loans at any time (with Interest Periods for the same term but in different currencies or to different Borrowers being treated as separate Interest Periods) and there shall be no more than the identified maximum number of Interest Periods for any Alternate Currency as shall be set forth in the applicable Alternate Currency Addendum. The Borrowers shall select Interest Periods so that, to the best of the Borrowers' knowledge, it will not be necessary to prepay all or any portion of any Fixed Rate Advance prior to the last day of the applicable Interest Period in order to make mandatory prepayments as required pursuant to the terms hereof. Subject to any alternate pricing provisions set forth in the applicable Alternate Currency Addendum for Alternate Currency Advances, each Floating Rate Advance shall bear interest from and including the date of the making of such Advance to (but not including) the date of repayment thereof at the Base Rate, changing when and as such Base Rate changes. Subject to any alternate pricing provisions set forth in the applicable Alternate Currency Addendum for Alternate Currency Advances, each Fixed Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. All Obligations (other than Advances) shall bear interest from and including the date such amount is payable under the terms of this Agreement or the other Loan Documents to (but not including) the date of repayment thereof at the Base Rate, changing when and as such Base Rate changes. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Loan or such other Obligations will take effect simultaneously with each change in the applicable Floating Rate.

           (b) Determination of Applicable Margins, Applicable Letter of Credit Fee and Applicable Facility Fee.


           (i) Definitions. As used in this Section 2.8(b) and in this Agreement, the following terms shall have the following meanings:

                 "Applicable Margins", "Applicable Facility Fee" and "Applicable Letter of Credit Fee" shall mean the Applicable Floating Rate Margin and/or Applicable Fixed Rate Margin, with respect to Loans and the Applicable Facility Fee and/or Applicable Letter of Credit Fee, with respect to fees payable as the case may be. The Applicable Margins shall be determined, in accordance with the provisions of this Section 2.8(b), by reference to the following:



-------------------------------------------------------------------------------------
                   Level I     Level II      Level III        Level IV       Level V
-------------------------------------------------------------------------------------
                            <               <               <
Leverage Ratio     > 3.50   - 3.50 to 1.00  - 3.00 to 1.00  - 2.00 to 1.00  < 1.00 to
                   to 1.00        and             and             and         1.00
                            > 3.00 to 1.00  > 2.00 to 1.00  > 1.00 to 1.00
-------------------------------------------------------------------------------------
Applicable
Facility Fee       0.25%         0.20%           0.15%           0.125%       0.10%
--------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                       Level I    Level II    Level III    Level IV    Level V
-------------------------------------------------------------------------------
Applicable Fixed
 Rate Margin            1.125%     0.925%       0.725%       0.50%       0.40%
-------------------------------------------------------------------------------
Applicable Floating
Rate
 Margin                     0%         0%           0%          0%          0%
-------------------------------------------------------------------------------
Applicable Letter
of Credit Fee            1.00%      0.80%        0.60%      0.375%      0.275%
-------------------------------------------------------------------------------

                 "Leverage Ratio" shall have the meaning ascribed to that term in Section 6.4(D).

           (ii) Determination of Applicable Margins, Applicable Letter of Credit Fee and Applicable Facility Fee.

           (A) The Applicable Margin in respect of any Loan, the Applicable Letter of Credit Fee payable under Section 2.25 and the Applicable Facility Fee payable under Section 2.15(c) shall be determined by reference to the table set forth in clause (i) above, as applicable, on the basis of the Leverage Ratio (calculated as provided in Section 6.4(D)) determined by reference to the most recent financial statements delivered pursuant to Section 6.1(A)(i) or 6.1(A)(ii); provided, however, for the period from the Closing Date until the Applicable Margins, Applicable Letter of Credit Fee and Applicable Facility Fee are first adjusted pursuant to clause (B) below, it shall be assumed that the Leverage Ratio is at Level III.

           (B)  Upon receipt of the financial statements delivered pursuant to
      Section 6.1(A)(i) or Section 6.1(A)(ii), as applicable, the Applicable Margins for all outstanding Loans, the Applicable Letter of Credit Fee and Applicable Facility Fee shall be adjusted, such adjustment being effective on the first (1st) Business Day after receipt of such financial statements and the Compliance Certificate to be delivered in connection therewith; provided, however, if the Borrowers shall not have timely delivered such financial statements in accordance with Section 6.1(A)(i) or Section 6.1(A)(ii), as applicable, beginning with the date upon which such financial statements should have been delivered and continuing until such financial statements are delivered, it shall be assumed for purposes of determining the Applicable Margins, the Applicable Facility Fee and the Applicable Letter of Credit Fee that the Leverage Ratio was greater than 3.50 to 1.0.

      2.9 Minimum Amount of Each Advance. Each Eurocurrency Rate Advance shall be in the minimum amount of $1,000,000 or the Equivalent Amount of any Agreed Currency other than Dollars (and in multiples of $250,000 or the Equivalent Amount of any Agreed Currency other than Dollars if in excess thereof). Each Base Rate Advance shall be in the minimum amount of $500,000 (and in multiples of $250,000 if in excess thereof), provided, however, that any Base Rate
Advance may be in the amount of the unused Aggregate Revolving Loan Commitment. Each Alternate Currency Advance shall be in the minimum amounts and multiples in excess thereof as set forth in the applicable Alternate Currency Addendum.

     2.10 Method of Selecting Types and Interest Periods for Conversion and Continuation of Advances.

     (A) Right to Convert. The Borrowers may elect from time to time, subject to the provisions of Section 2.4, Section 2.8, this Section 2.10 and, if applicable, any Alternate Currency Addendum, to convert all or any part of a Loan (other than a Swing Line Loan or Alternate Currency Swing Line Loan) of any Type into any other Type or Types of Loans; provided that any conversion of any Fixed Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto.

     (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Fixed Rate Loans. Fixed Rate Loans shall continue as Fixed Rate Loans until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Loans (other than Fixed Rate Loans in an Alternate Currency or Agreed Currency other than Dollars) shall be automatically converted into Floating Rate Loans unless the applicable Borrower shall have given the Administrative Agent and, if applicable, Alternate Currency Agent notice in accordance with Section 2.10(D) requesting that, at the end of such Interest Period, such Fixed Rate Loans continue as a Fixed Rate Loan. Fixed Rate Loans in an Alternate Currency or Agreed Currency or Alternate Currency other than Dollars shall automatically continue as Fixed Rate Loans with an Interest Period of one (1) month unless the applicable Borrower notifies the Administrative Agent and, if applicable, Alternate Currency Agent otherwise as provided herein.

     (C) No Conversion Post-Default or Post-Unmatured Default. Notwithstanding anything to the contrary contained in Section 2.10(A) or
Section 2.10(B), no Loan may be converted into or continued as a Fixed Rate Loan (other than a Eurocurrency Rate Loan in an Agreed Currency other than Dollars) except with the consent of the Required Lenders when any Default or Unmatured Default has occurred and is continuing.

     (D) Conversion/Continuation Notice. The Borrower shall give the Administrative Agent and, if applicable, Alternate Currency Agent irrevocable notice (a "CONVERSION/CONTINUATION NOTICE") of each conversion of a Floating Rate Loan into a Fixed Rate Loan or continuation of a Fixed Rate Loan (other than a Eurocurrency Rate Loan in an Agreed Currency other than Dollars) not later than 11:00 a.m. (Chicago time) three Business Days or with respect to the continuation of a Fixed Rate Loan in an Alternate Currency or an Agreed Currency other than Dollars or an Alternate Currency, four Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amounts of Fixed Rate Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Periods applicable thereto. If no such notice is given with respect to a Eurocurrency Rate Loan in an Agreed Currency other than Dollars or an Alternate Currency Loan, the Interest Period applicable to the automatic continuation of such Loan shall be one month.

     2.11 Default Rate. After the occurrence and during the continuance of a Default, at the option of the Administrative Agent or at the direction of the Required Lenders, the interest rate(s) applicable to the Obligations and the letter of credit fee payable under Section 2.25 with respect to Letters of Credit shall be increased by two percent (2.0%) per annum above the Base Rate, Eurocurrency Rate, the applicable rate of interest payable with respect to Alternate Currency Advances or Applicable Letter of Credit Fee, as applicable.

     2.12.  Terms of Alternate Currency Facilities.

     (a) Each of Brightpoint and one or more Alternate Currency Lenders may in their respective discretion from time to time agree that one or more Subsidiary Borrowers may borrow Alternate Currency Loans on a revolving basis from any one or more Alternate Currency Lenders by delivering an Alternate Currency Addendum to the Administrative Agent, executed by Brightpoint, BPI, each such Subsidiary Borrower, the applicable Alternate Currency Agent and each such Alternate Currency Lender; provided, however, that on the effective date of such borrowing, (i) an Exchange Rate with respect to each Alternate Currency covered by such Alternate Currency Addendum shall be determinable and (ii) no Default or Unmatured Default shall have occurred and be continuing. Each reference in this Agreement to any Lender shall, to the extent applicable, be deemed also to be a reference to each Alternate Currency Lender, subject to the second sentence of the definition of such term.

     (b) Alternate Currency Addenda. Each Alternate Currency Addendum shall set forth (i) the applicable Alternate Currency Agent, (ii) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Alternate Currency Lenders under such Alternate Currency Addendum (as the same may be reduced from time to time pursuant to Section 2.6) and (iii) with respect to each Alternate Currency Lender party to such Alternate Currency Addendum, its Alternate Currency Commitment (expressed in Dollars and without duplication) available to be borrowed from such Alternate Currency Lender thereunder (as the same may be reduced from time to time pursuant to Section
2.6. Except as provided herein, the making of Alternate Currency Loans by an Alternate Currency Agent or Alternate Currency Lender under an Alternate Currency Addendum shall under no circumstances reduce the amount, if any, available to be borrowed from such Lender under any other Alternate Currency Addendum to which such Lender is a party. The making of Alternate Currency Loans by an Alternate Currency Agent or Alternate Currency Lender under an Alternate Currency Addendum shall under no circumstances reduce the amount, if any, available to be borrowed from such Lender as a Revolving Loan.

     (c) Limitations on Alternate Currency Loans; Enforcement. Except as otherwise required by applicable law, in no event shall the Alternate Currency Agent or Alternate Currency Lenders have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that such Alternate Currency Agent and Alternate Currency Lenders shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VIII. No Alternate Currency Loan may be made if (i) an Exchange Rate with respect to the applicable Alternate Currency cannot be determined, or (ii) after giving effect thereto, (A) the Dollar Amount of the Alternate Currency Obligations for such Alternate Currency would exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum or (B) the Dollar Amount of the Alternate Currency Obligations for all Alternate Currencies would exceed the Maximum Aggregate Alternate Currency Amount.

     (d) Reporting by Alternate Currency Agents. Each Alternate Currency Agent shall furnish to the Administrative Agent and the applicable Alternate Currency Lenders, not less frequently than monthly, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

     (e) Termination of Alternate Currency Addenda. Brightpoint may terminate any Alternate Currency Addendum in its sole discretion if there are no Loans outstanding thereunder, by written notice to the Administrative Agent, which notice shall be executed by Brightpoint and each relevant Subsidiary Borrower. Once notice of such termination is received by the Administrative Agent, such Alternate Currency Addendum shall immediately cease to be effective and no Alternate Currency Loans shall be made thereunder; provided, however, without the prior approval of all of the Lenders, no such termination of an Alternate Currency shall (a) operate as a release of or otherwise relieve the relevant Subsidiary Borrower from any obligations under this Agreement or the other Loan Documents, including, without limitation, pursuant to Article IX or (b) operate as a release of any Pledge Agreement executed by such Subsidiary Borrower or with respect to the stock of such Subsidiary Borrower.

     (f) Conversion of Alternate Currency Loans; Risk Sharing by All Lenders in Alternate Currency Loans.

            (1) Conversion Events. For purposes of this Agreement, "CONVERSION EVENT" means the occurrence of any one or more of the following:

                 (A) with respect to all Alternate Currency Loans,
            automatically upon the occurrence of any termination of the commitments or acceleration of the Obligations pursuant to Section 8.1(a), without any election or action on the part of the Administrative Agent, Alternate Currency Agent or any Lender;

                 (B) with respect to the Alternate Currency Loans of any
            particular Borrower, automatically upon the occurrence of any Default described in Section 7.1(f), 7.1(g) or 7.1(i) with respect to such Borrower, without any election or action on the part of the Administrative Agent, Alternate Currency Agent or any Lender;

                 (C) with respect to the Alternate Currency Loans of any
            particular Borrower, upon (a) the occurrence of any Default (whether such Default affects such Borrower or any other Borrower or Guarantor) described in (i) Section 7.1(a) (payment default);
            (2) Section 7.1(b) to the extent such Default results from a violation of the covenants contained in Sections 6.2(N) as it relates to such Borrower (post-closing requirements), 6.3(A) (indebtedness, 6.3(B) (restricted junior payments), 6.3(H) (affiliate transactions), or 6.4 (financial covenants); (3) Section 7.1(e) (default under other indebtedness); (4) Section 7.1(f) (involuntary bankruptcy); (5) Section 7.1(g) (voluntary bankruptcy); (6) Section 7.1(i) (dissolution); (7) Section 7.1(m) (change of control) or (8) Section 7.1(p) (guarantor revocation) and (b) the election by either the Alternate Currency Agent with respect to such Alternate Currency or by the Alternate Currency Lenders whose Alternate Currency Shares for such Alternate Currency represent 66-2/3% or greater of the aggregate Alternate Currency Commitments for such Alternate Currency; or

                 (D) with respect to all Alternate Currency Loans, upon (a) the occurrence of any Default and (b) the election by the Required Lenders (any election under clause (C) or this clause (D) being sometimes referred to as a "CONVERSION ELECTION").


            (2) Redenomination of Loans in Dollars Upon a Conversion Event.

           (A)  Immediately upon the occurrence of any Conversion Event under
      Section 2.12(f)(1)(A), all Loans denominated in any currency other than Dollars shall automatically, without any election or action on the part of the Administrative Agent, any Alternate Currency Agent or any Lender be converted to and redenominated in Dollars and shall be deemed to be "Converted Loans" for purposes of this Section 2.12(f).

           (B)  Immediately upon the occurrence of any Conversion Event under
      Section 2.12(f)(2)(B), the Alternate Currency Loans of the particular Borrower affected thereby shall automatically, without any election or action on the part of the Administrative Agent, any Alternate Currency Agent or any Lender be converted to and redenominated in Dollars and shall be deemed "Converted Loans" for purposes of this Section 2.12(f).

           (C) Upon the occurrence of any Conversion Election under Section 2.12(f)(2)(C), if such election is made by the Alternate Currency Lenders for any particular Alternate Currency Loans, such Alternate Currency Lenders shall advise the Alternate Currency Agent in writing of their election, which notice shall state that it is a "Conversion Notice" and shall specify the Subsidiary Borrower the Alternate Currency Loans of which are to be converted. Promptly upon receipt of such written notice or if any Conversion Election occurs under Section 2.12(f)(2)(C) as a result of an election on the part of the Alternate Currency Agent, the Alternate Currency Agent shall give a Conversion Notice to the Administrative Agent and Brightpoint. On the date of the receipt by Brightpoint of such Conversion Notice, the Alternate Currency Loans of such Subsidiary Borrower shall automatically, without any further election or action in the part of the Administrative Agent or any Alternate Currency Agent or any Lender be converted to and redenominated in Dollars and shall be deemed "Converted Loans" for purposes of this
      Section 2.12(f).

           (D) Upon the occurrence of any Conversion Election under Section 2.12(f)(2)(D), if such election is made by the Required Lenders, the Required Lenders shall advise the Administrative Agent in writing of their election, which notice shall state that it is a "Conversion Notice". Promptly upon receipt of such written notice, the Administrative Agent shall give a Conversion Notice to Brightpoint and the Alternate Currency Agents. On the date of the receipt by Brightpoint of such Conversion Notice, all Loans denominated in any currency other than Dollars shall automatically, without any further election or action in the part of any Agent or any Lender be converted to and redenominated in Dollars and shall be deemed "Converted Loans" for purposes of this
      Section 2.12(f).

      The date of any conversions hereunder shall be referred to as the "CONVERSION DATE".

           (3) Exchange Rate for Conversions. Any Conversion Date (or as soon thereafter as reasonably practicable if such conversion occurred automatically and at a time when the applicable Alternate Currency Agent was not made aware of the circumstances giving rise thereto) shall be a Calculation Date for any currencies in which Converted Loans were denominated and the Administrative Agent for Revolving Loans which are Converted Loans and the Alternate Currency Agent or Alternate Currency Agents for Alternate Currency Loans which are Converted Loans, as applicable, shall (i) determine the Exchange Rate as of such Calculation Date with respect to each currency in which Converted Loans were denominated and (ii) give notice thereof to Brightpoint, the Administrative Agent and the Lenders. The Exchange Rate so determined shall be the Exchange Rate applicable with respect to all Converted Loans initially denominated in such currency.

           (4) Payments in Dollars After Conversion; Conversion of Accrued Interest; Termination of Alternate Currency Commitments and Obligations to Make Revolving Loans in Currencies Other than Dollars.
      Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, from and after any Conversion Date, all payments with respect to the applicable Converted Loans, whether principal, interest or otherwise, shall be made by the applicable
      Borrower or Borrowers in Dollars. Accrued and unpaid interest with respect to any Converted Loan shall, effective on the Conversion Date applicable thereto, be converted into and redenominated in Dollars at the Exchange Rate determined pursuant to clause (3) above. Upon the occurrence of any Conversion Event with respect to the Alternate Currency Loans to any Subsidiary Borrower, the Alternate Currency Commitments and Alternate Currency Swing Line Loan Commitment to such Borrower shall be automatically terminated. From and after the occurrence of any Conversion Event with respect to Revolving Loans, any Revolving Loans made thereafter shall only be made in Dollars and the Borrowers shall have no option to select Agreed Currencies for Revolving Loans.

           (5) Interest Rates for Converted Loans; Breakage Costs. Notwithstanding anything in this Agreement or any of the other Loan Documents to the contrary, the Converted Loans shall initially be Base Rate Loans on the Conversion Date (and the Borrower shall be liable for all amounts pursuant to Section 3.4 as a result of the conversion prior to the end of the applicable Interest Period) and thereafter may be continued as Base Rate Loans or converted into Eurocurrency Rate Loans denominated in Dollars in the manner provided in Section 2.10 and subject to the other conditions and limitations therein set forth and set forth in this Article II.

           (6) Reallocation of Shares; Assignment of Loans.

           (A) Definitions. For purposes of this Section 2.12(f)(6) the following terms shall have the following meanings:

                 "AC SELLING LENDER" means any Alternate Currency Lender which made Alternate Currency Loans which have become Converted Loans and which are being assigned and sold pursuant to the terms of this
           Section 2.12(f)(6)..

                 "AC BUYING LENDER" shall mean each Lender which is required to purchase any Converted Loan pursuant to the terms of this Section 2.12(f)(6) upon the occurrence of any Conversion Event.

                 "RC SELLING LENDER" means each Lender whose Reallocated Share is a lesser percentage than its Revolving Credit Share immediately prior to the Conversion Event and whose Revolving Loans and Revolving Loan Commitment under the Agreement is being reduced as a result of this Section 2.12(f)(6).

                 "RC BUYING LENDER" means each Lender whose Reallocated Share is a greater percentage than its Revolving Credit Share immediately prior to the Conversion Event and whose Revolving Loans and Revolving Loan Commitment under this Agreement is being increased as a result of this Section 2.12(f)(6).

                 "REALLOCATED SHARE" means, with respect to any Lender, the percentage obtained by dividing (A) the sum of (1) such Lender's Revolving Loan Commitment at the time of any Conversion Event plus (2) such Lender's Alternate Currency Commitments with respect to all Alternate Currency Loans to which such Conversion Event applies by (B) the sum of (1) the Aggregate Revolving Loan Commitments at such time plus (2) the Aggregate of the Alternate Currency Commitments at such time for all Alternate Currency Lenders with respect to Alternate Currency Loans to which such Conversion Event applies.

           (B) Required Assignments and Acceptances Upon the Occurrence of any Conversion Event.

                 (I) Effective on any Conversion Date, each of the Lenders agrees to effect purchases and assignments of all the Converted Loans and the Revolving Loans (whether or not converted) such that after such purchases and assignments each Lender has its Reallocated Share of all Loans other than any Alternate Currency Loans which have not become Converted Loans.

                 (II) Effective on any Conversion Date each RC Selling Lender and each AC Selling Lender (the "SELLING LENDERS"), hereby sells, grants, assigns and conveys to each RC Buying Lender and AC Buying Lender (the "BUYING LENDERS"), respectively, without recourse, warranty, or representation of any kind, except as specifically provided herein, an undivided percentage in such Selling Lender's right, title and interest in and to its outstanding Revolving Loans, Letter of Credit Obligations and Revolving Loan Commitment, in the case of the RC Selling Lenders and to its Alternate Currency Loans which are Converted Loans, in the case of the AC Selling Lenders, in the respective Dollar amounts (except as set forth in clause (IV) below) and percentages necessary so that, from and after such sale, each such Selling Lender's and Buying's Lenders outstanding Loans, Letter of Credit Obligations and Commitments shall equal its Reallocated Share of the outstanding Loans, Letter of Credit Obligations and Commitments under this Agreement (other than Alternate Currency Loans and Alternate Currency Commitments in connection with which no Conversion Event has occurred).

                 (III) Effective on any Conversion Date, each RC Buying Lender and each AC Buying Lender (the "BUYING LENDERS") hereby purchases and accepts such grant, assignment and conveyance from the Selling Lenders. Each Buying Lender hereby agrees that its respective purchase price for the portion of the outstanding Loans, Letter of Credit Obligations and Commitment purchased hereby shall equal the respective Dollar amount (except as set forth in clause (IV) below) necessary so that, from and after such payments, each Buying Lender's outstanding Loans, Letter of Credit Obligations and Commitment shall equal such Buying Lender's Reallocated Share of the outstanding Loans, Letter of Credit Obligations and Commitments under this Agreement (other than Alternate Currency Loans and Alternate Currency Commitments in connection with which no Conversion Event has occurred). Except as set forth in clause (IV) below, such amount shall be payable by the Buying Lenders in Dollars on the applicable Conversion Date by wire transfer of immediately available funds to the Administrative Agent. The Administrative Agent, in turn, shall wire transfer any such funds received to the Selling Lenders, in same day funds, for the sole account of the Selling Lenders.

                  (IV) Notwithstanding anything herein to the contrary, if on any Conversion Date the Revolving Loans in currencies other than Dollars are not Converted Loans, then the following terms shall apply to the purchase and sale of such Revolving Loans under this
            Section 2.12(f)(6):

                       (a) the purchase price when paid by the RC Buying Lenders for such sales shall be in the Agreed Currency or Agreed Currencies in which such Revolving Loans have been made;

                       (b) the purchase price shall be paid as follows: (i) with respect to all Floating Rate Loans made by the Selling RC Lenders outstanding on the Conversion Date, the Buying RC Lenders shall each pay the Administrative Agent for the account of the Selling RC Lenders, on the Conversion Date, an amount equal to its purchased percentage of all such Floating Rate Loans; and (ii) with respect to each Fixed Rate Loan made by the Selling RC Lenders outstanding on the Conversion Date, (a) on the last day of the Interest Period therefor or
                  (b) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a) or (b) being hereinafter referred to as the "RC PAYMENT DATE"), each of the RC Buying Lenders shall pay the Administrative Agent for the account of the RC Selling Lenders an amount equal to its purchased percentage of such Fixed Rate Loan. In the event interest for the period from the Conversion Date to but not including the RC Payment Date is not paid by the applicable Borrower with respect to any Fixed Rate Loan sold by the Selling RC Lenders to Buying RC Lenders hereunder, the Buying RC Lenders shall pay to the Administrative Agent for the account of the Selling RC Lenders interest for such period on its portion of such Fixed Rate Loans at the applicable Fixed Rate provided by this Agreement.

                  (V) Each Selling Lender hereby represents and warrants to each Buying Lender that such Selling Lender owns the Loans, Letter of Credit Obligations and the Commitment being sold and assigned hereby for its own account and has not sold, transferred or encumbered any or all of its interest in such Loans, Letter of Credit Obligations or Commitment, except for participations which will be extinguished upon payment to Selling Lender of an amount equal to the portion of the outstanding Loans and Letter of Credit Obligations being sold by such Selling Lender.

                  (VI) From and after a Conversion Event and upon consummation of the purchases and assignments set forth herein, each reference in this Agreement to a Lender's Revolving Credit Share shall be to such Lender's Reallocated Share.

     2.13 Method of Payment. All payments of principal, interest, and fees hereunder shall be made, without setoff, deduction or counterclaim, to the Administrative Agent or applicable Alternate Currency Agent (i) at the Administrative Agent's office in Chicago, Illinois in immediately available funds with respect to Advances denominated in Dollars, (ii) at the Administrative Agent's Eurocurrency Payment Office in immediately available funds with respect to any Eurocurrency Advance denominated in an Agreed Currency other than Dollars and (iii) at the applicable Alternate Currency Agent's payment office specified in the applicable Alternate Currency Addendum in immediately available funds with respect to any Alternate Currency Advance, in each case, or at any other Lending Installation of the Administrative

Agent or applicable Alternate Currency Agent specified in writing (by
9:00 a.m. (Chicago time) on the day before the date when due) by the Administrative Agent or applicable Alternate Currency Agent to the Borrower, by 12:00 noon local time in Chicago with respect to Advances denominated in Dollars and 12:00 noon local time at the applicable payment office with respect to Advances denominated in an Agreed Currency or Alternate Currency other than Dollars on the date when due and shall be made ratably among the applicable Lenders with respect to Revolving Advances in proportion to their Revolving Credit Shares (unless such amount is not to be shared ratably in accordance with the other terms hereof) or ratably among the applicable Lenders with respect to Alternate Currency Lenders (unless such amount is not to be shared ratably by such Alternate Currency Lenders in accordance with the other terms hereof) in proportion to their Alternate Currency Shares with respect thereto. Unless such Advance has been redenominated in Dollars pursuant to the terms of
Section 2.12(f), each Advance shall be repaid or prepaid in the currency in which it was made in the amount borrowed and interest payable thereon shall be paid in such currency. Each payment delivered to the Administrative Agent or applicable Alternate Currency Agent for the account of any Lender shall be delivered promptly by the Administrative Agent or applicable Alternate Currency Agent to such Lender in the same type of funds which the Administrative Agent or applicable Alternate Currency Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Administrative Agent or applicable Alternate Currency Agent from such Lender. The Borrowers authorize the Administrative Agent to charge any account of any Borrower maintained with First Chicago, as applicable, for each payment of principal, interest and fees as it becomes due hereunder. Notwithstanding the foregoing provisions of this Section, if, after the making of any Advance in any currency other than Dollars, currency control or exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency (the "NEW CURRENCY") are introduced and the type of currency in which the Advance was made (the "ORIGINAL CURRENCY") no longer exists or the applicable Borrower is not able to make payment to the Administrative Agent or applicable Alternate Currency Agent for the account of the applicable Lenders in such Original Currency, then all payments to be made by the applicable Borrower hereunder or under the Notes in such Original Currency shall be made in such amount and such type of the New Currency or Dollars as shall be equivalent to the amount of such payment otherwise due hereunder or under the Notes in the Original Currency as determined as of the date of repayment, it being the intention of the parties hereto that the Borrowers take all risks of the imposition of any such currency control or exchange regulations.

     2.14 Notes, Telephonic Notices. The applicable Agent is authorized to record the principal amount of each of the Loans and each repayment with respect to Loans on the schedule attached to the applicable master Note issued to evidence the Revolving Loans or Alternate Currency Loans, as applicable; in the event any Note is issued to any individual Lender, such Lender is authorized to record the principal amount of each of its Loans and each repayment with respect to its Loans on the schedule attached to its Note; the Swing Line Lender and Alternate Currency Agents are authorized to record the principal amount of each Swing Line Loan or Alternate Currency Swing Line Loan and each repayment with respect to such Loans on the schedules attached to the applicable Note; provided, however, in each such case that the failure to so record shall not affect the applicable Borrower's obligations under any such Note. In the event that any Note is issued to any individual Lender, such Lender shall provide notice to that effect to the Administrative Agent or Alternate Currency Agent, as applicable, and such Agent shall make a notation on the applicable master Note reflecting such issuance. The Administrative Agent and Alternate Currency Agents will hold the Notes issued to them on behalf of other Lenders and will make the Notes available for inspection by the applicable Borrower or any Lender during normal business hours upon prior reasonable notice therefor. The Borrowers authorize the Lenders, the Administrative Agent and the Alternate Currency Agents to extend Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent, Alternate Currency Agents or any Lender in good faith believes to be acting on behalf of one or more of the Borrowers. The Borrowers agree to deliver promptly to the Administrative Agent or Alternate Currency Agent a written confirmation, signed by an Authorized Officer, if such confirmation is requested by the Administrative Agent, Alternate Currency Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Administrative Agent, Alternate Currency Agent and the Lenders, (i) the telephonic notice shall govern absent manifest error and (ii) the Administrative Agent, Alternate Currency Agent or the Lender, as applicable, shall promptly notify the Authorizing Officer who provided such confirmation of such difference.

     2.15 Promise to Pay; Interest and Fees; Interest Payment Dates; Interest and Fee Basis; Taxes; Loan and Control Accounts.

     (A) Promise to Pay. Each of the Borrowers unconditionally promises to pay when due the principal amount of each Loan made to it and all other Obligations incurred by it, and to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes, it being understood and agreed that each non-U.S. Borrower shall be obligated to repay only the Loans made to it and pay the other Obligations incurred by it and certain other Loans made and Obligations incurred by other non-U.S. Borrowers.

     (B) Interest Payment Dates. Interest accrued on each Base Rate Loan shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Base Rate Loan is prepaid, whether due to acceleration or otherwise, and at maturity (whether by acceleration or otherwise). Interest accrued on each Eurocurrency Rate Loan and, unless otherwise specified in the applicable Alternate Currency Addendum on each Alternate Currency Loan shall be payable on the last day of its applicable Interest Period, on any date on which the Eurocurrency Rate Loan or Alternate Currency Loan is prepaid, whether by acceleration or otherwise, and at maturity; provided, interest accrued on each Eurocurrency Rate Loan or Alternate Currency Loan having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest accrued on the principal balance of all other Obligations shall be payable in arrears (i) upon repayment thereof in full or in part, (ii) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise) and
(iii) if not theretofore paid in full, on demand, commencing on the first such day following the date such Obligation became payable pursuant to the terms of this Agreement or the other Loan Documents.

     (C) Fees. (i) Brightpoint shall pay or cause the appropriate Subsidiary to pay to the Administrative Agent, for the account of the Lenders in accordance with their Pro Rata Shares, a facility fee accruing at the rate of the Applicable Facility Fee per annum from and after the Closing Date until the Termination Date on the sum of the Aggregate Revolving Loan Commitment in effect from time to time plus the Maximum Aggregate Alternate Currency Amount in effect from time to time. All such facility fees payable under this clause
(C) shall be payable quarterly in arrears on each Payment Date commencing June 30, 1997 and on the Termination Date.


     (ii) Brightpoint agrees to pay or cause the appropriate Subsidiary to pay to the Administrative Agent and the Syndication Agent, as applicable, the fees set forth in the letter agreements (A) between the Administrative Agent and Brightpoint dated April 16, 1997 and (B) among Brightpoint, the Agents and the Arranger dated April 16, 1997.

      (D) Interest and Fee Basis. Interest on Eurocurrency Rate Loans and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Base Rate Loans and Alternate Currency Loans shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Obligation is incurred but not for the day of any payment on the amount paid if payment is received prior to 12:00 noon local time in Chicago with respect to Advances denominated in Dollars and 12:00 noon local time at the place of payment in the Administrative Agent's or Alternate Currency Agent's applicable payment office with respect to Advances denominated in an Agreed Currency other than Dollars or an Alternate Currency. If any payment of principal of or interest on a Loan or any payment of any other Obligations shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment; provided, however, if such extension of payment would cause payment of principal or interest on any Fixed Rate Loan to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

      (E)  Taxes.

           (i) Any and all payments by any of the Borrowers or Guarantors hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto including those arising after the date hereof as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority but excluding, in the case of each Lender, Alternate Currency Agent and the Administrative Agent, such taxes (including income taxes, franchise taxes and branch profit taxes) as are imposed on or measured by such Lender's, Alternate Currency Agent's or Administrative Agent's, as the case may be, income by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender, Alternate Currency Agent or Administrative Agent, as the case may be, is organized or incorporated (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities which the Administrative Agent or a Lender determines to be applicable to this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit being hereinafter referred to as "TAXES"). Subject to Section 2.15(E)(vii), if any of the Borrowers or Guarantors shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the other Loan Documents to any Lender, Alternate Currency Agent or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15(E)) such Lender, Alternate Currency Agent or Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or Guarantor shall make such deductions, and (iii) such Borrower or Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If a withholding tax of the United States of America or any other
      Governmental Authority shall be or become applicable (y) after the date of this Agreement, to such payments by any of the Borrowers made to the Lending Installation or any other office that a Lender may claim as its Lending Installation, or (z) after such Lender's selection and designation of any other Lending Installation, to such payments made to such other Lending Installation, such Lender shall use reasonable efforts to make, fund and maintain its Loans through another Lending Installation of such Lender in another jurisdiction so as to reduce the Borrowers' liability hereunder, if the making, funding or maintenance of such Loans through such other

      Lending Installation of such Lender does not, in the good faith judgment of such Lender, otherwise adversely affect such Loans, or obligations under the Revolving Loan Commitments or such Lender. With respect to such deduction or withholding for or on account of any Taxes and to confirm that all such Taxes have been paid to the appropriate Governmental Authorities, Brightpoint shall promptly (and in any event not later than thirty (30) days after receipt) furnish to each Lender, Alternate Currency Agent and the Administrative Agent such certificates, receipts and other documents as may be required (in the judgment of such Lender, Alternate Currency Agent or the Administrative Agent) to establish any tax credit to which such Lender, Alternate Currency Agent or the Administrative Agent may be entitled. A payment may be made by Brightpoint or by the Subsidiary that is the Borrower with respect to the Loan that gives rise to such payment.

           (ii) In addition, Brightpoint agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from any payment made hereunder, from the issuance of Letters of Credit hereunder, or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents, the Revolving Loan Commitments, the Loans or the Letters of Credit (hereinafter referred to as "OTHER TAXES").

           (iii) Subject to Section 2.15(E)(vii), Brightpoint indemnifies each Lender, the Alternate Currency Agent and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15(E)) paid by such Lender, the Alternate Currency Agent or the Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days after the date such Lender, Alternate Currency Agent or the Administrative Agent (as the case may be) makes written demand therefor. A certificate as to any additional amount payable to any Lender, Alternate Currency Agent or the Administrative Agent under this
      Section 2.15(E) submitted to Brightpoint and the Administrative Agent (if a Lender or Alternate Currency Agent is so submitting) by such Lender, Alternate Currency Agent or the Administrative Agent shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

           (iv) Within thirty (30) days after the date of any payment of Taxes or Other Taxes by any Borrower or Guarantor, such Borrower or Guarantor shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof.

           (v) Without prejudice to the survival of any other agreement of any of the Borrowers or Guarantor hereunder, the agreements and obligations of the Borrowers and Guarantor contained in this Section 2.15(E) shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

           (vi) Without limiting the obligations of the Borrowers and Guarantors under this Section 2.15(E) (except as expressly provided by subsection (vii) below), (A) each Lender that has a Revolving Loan Commitment that is not created or organized under the laws of the United States of America or a political subdivision thereof shall deliver to Brightpoint and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Lender becomes a Lender pursuant to Section 13.3 hereof, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender, in a form satisfactory to Brightpoint and the Administrative Agent, to the effect that such Lender is capable under the provisions of an applicable tax treaty concluded by the United States of America (in which case the certificate shall be accompanied by two executed copies of Form 1001 of the IRS) or under Section 1442 of the Code (in which case the certificate shall be accompanied by two copies of Form 4224 of the IRS) of receiving payments of interest and fees hereunder without deduction or withholding of United States federal income tax and (B) each Alternate Currency Lender that is not created or organized under the laws of the jurisdiction where the applicable Subsidiary Borrower is organized shall deliver to Brightpoint, the applicable Alternate Currency Agent and the Administrative Agent on or before the Closing Date, or, if later, the date on which such Alternate Currency Lender becomes an Alternate Currency Lender, a true and accurate certificate executed in duplicate by a duly authorized officer of such Alternate Currency Lender, in a form satisfactory to Brightpoint and the Administrative Agent, to the effect that such Alternate Currency Lender is capable under the provisions of an applicable tax treaty or under the provisions of applicable law of receiving payments of interest with respect to the Alternate Currency Loans hereunder without deduction or withholding of income tax. Each such Lender further agrees to deliver to Brightpoint, the Administrative Agent and, if applicable, the Alternate Currency Agent, from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender substantially in a form satisfactory to Brightpoint, the Administrative Agent and, if applicable, the Alternate Currency Agent, before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it pursuant to this Section 2.15(E)(vi). Further, each Lender which delivers a certificate accompanied by Form 1001 of the IRS covenants and agrees to deliver to Brightpoint and the Administrative Agent within fifteen (15) days prior to January 1, 1998, and every third (3rd) anniversary of such date thereafter, on which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of Form 1001 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder), and each Lender that delivers a certificate accompanied by Form 4224 of the IRS covenants and agrees to deliver to Brightpoint and the Administrative Agent within fifteen (15) days prior to the beginning of each subsequent taxable year of such Lender during which this Agreement is still in effect, another such certificate and two accurate and complete original signed copies of IRS Form 4224 (or any successor form or forms required under the Code or the applicable regulations promulgated thereunder).

            Each such certificate shall certify pursuant to this Section 2.15(E)(vi) as to one of the following:

                 (a) that such Lender is capable of receiving payments of interest hereunder without deduction or withholding of United States of America federal income tax or, in the case of Alternate Currency Lenders, under the applicable jurisdiction where the Subsidiary Borrower is organized;

                 (b) that such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of the applicable income tax as specified therein but is capable of recovering the full amount of any such deduction or withholding from a source other than the Borrowers and the Guarantors and will not seek any such recovery from the Borrowers or the Guarantors; or

                 (c) that, as a result of the adoption of or any change in any law, treaty, rule, regulation, guideline or determination of a Governmental Authority or any change in the interpretation or application thereof by a Governmental Authority after the date such Lender became a party hereto, such Lender is not capable of receiving payments of interest hereunder without deduction or withholding of applicable income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrowers and the Guarantors.

            Nothing in this Section 2.15(E)(vi) shall require any such certificate to be provided by any Lender in connection with any Loans in which it is required to purchase an interest pursuant to Section 2.12(f) and the obligations of the Borrowers and Guarantors under this Section 2.15(E) shall not be impaired as a result of the occurrence of a Conversion Event.

            Each Lender shall promptly furnish to Brightpoint, the Administrative Agent and, if applicable, the Alternate Currency Agent such additional documents as may be reasonably required by Brightpoint, the Administrative Agent or the Alternate Currency Agent to establish any exemption from or reduction of any Taxes or Other Taxes required to be deducted or withheld and which may be obtained without undue expense to such Lender.

            A Borrower shall provide such information and take such action as a Lender may reasonably request without undue expense to such Borrower to enable the Lender to comply with the foregoing provisions of this subsection (vi).

            (vii) None of the Borrowers shall be required to pay any additional amounts under subsection (i) above or indemnification under subsection
      (iii) above to the extent that the obligation to pay such additional amounts or indemnification would not have arisen but for: (a) a failure by the Lender or Administrative Agent to comply with the provisions of subsection (vi) above; or (b) the certifications referred to in subsection (vi) above not being true.

            (viii) Each Lender, each Alternate Currency Agent and the Administrative Agent agree that if it shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes as to which it has been indemnified by Brightpoint or any other Borrower pursuant to this Section 2.15(E), it shall promptly notify Brightpoint of the availability of such refund and at the request of Brightpoint will apply for such refund; provided, however the failure to provide such notice shall not relieve Brightpoint or any other Borrower of any of their Obligations hereunder. Upon receipt of such refund, the Lender, Alternate Currency Agent or Administrative Agent agrees to pay such refund to the applicable Borrower along with any interest actually received from the taxing authority, net of all out-of-pocket expenses of such Lender, Alternate Currency Agent or Administrative Agent incurred with respect to such refund.

      (F) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Obligations of each of the Borrowers to such Lender owing to such Lender from time to time, including the amount of principal and interest payable paid to such Lender from time to time hereunder and under the Notes.

      (G) Control Account. The Register maintained by the Administrative Agent pursuant to Section 13.3(C) shall include a control account, and a subsidiary account for each Lender and each Borrower, in which accounts (taken together) shall be recorded (i) the date and amount of each Advance made hereunder, the type and currency of each Loan comprising such Advance, the Borrower of such Advance, and any Interest Period applicable thereto, (ii) the effective date and amount of each assignment and acceptance delivered to and accepted by it and the parties thereto pursuant to
Section 13.3, (iii) the amount of any principal or interest due and payable or to become due and payable from any Borrower to each Lender hereunder or under the Notes, (iv) the amount of any sum received by the Administrative Agent from each of the Borrowers hereunder and each Lender's share thereof, and (v) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all fees, charges, expenses and interest.

     (H) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error, unless the Borrowers object to information contained in the Register and each Loan Account within thirty (30) days of the Borrowers' receipt of such information.

     2.16 Notification of Advances, Interest Rates, Prepayments and Aggregate Revolving Loan Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each applicable Lender of the contents of each Aggregate Revolving Loan Commitment reduction notice, Borrowing Notice for Revolving Loans, Continuation/Conversion Notice with respect to Revolving Loans, and repayment notice received by it hereunder. The Administrative Agent will notify each applicable Lender of the interest rate applicable to each Eurocurrency Rate Loan promptly upon determination of such interest rate, the Administrative Agent will give each applicable Lender prompt notice of each change in the Alternate Base Rate. In the event that an Alternate Currency Syndication Notice is in effect for any Alternate Currency, in addition to the periodic report required pursuant to Section 2.12(d), the Alternate Currency Agent for such applicable Alternate Currency shall provide the applicable correlative notices of advances, interest rates, commitment reductions and repayments as set forth above for the Administrative Agent. For any Alternate Currency in connection with which no Alternate Currency Syndication Notice is in effect, the Alternate Currency Agent shall provide the periodic reports required pursuant to Section 2.12(d).

     2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or facsimile notice to the Administrative Agent, the Alternate Currency Agent, if applicable, and the Borrowers, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18 Non-Receipt of Funds by the Applicable Agent. Unless the applicable Borrower or a Lender, as the case may be, notifies the Administrative Agent or Alternate Currency Agent, as applicable, prior to the date on which it is scheduled to make payment to the Administrative Agent or Alternate Currency Agent, as applicable, of (i) in the case of a Lender, the proceeds of a Loan or
(ii) in the case of a Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders or the Alternate Currency Agent for the account of the applicable Alternate Currency Lenders, that it does not intend to make such payment, the Administrative Agent or Alternate Currency Agent, as applicable, may assume that such payment has been made. The Administrative Agent or Alternate Currency Agent, as applicable, may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Administrative Agent or Alternate Currency Agent, as applicable, the recipient of such payment shall, on demand by the Administrative Agent, repay to the

Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent or Alternate Currency Agent, as applicable, until the date the Administrative Agent or Alternate Currency Agent, as applicable, recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan.

     2.19 Termination Date. This Agreement shall be effective until the Termination Date. Notwithstanding the termination of this Agreement on the Termination Date, until all of the Obligations (other than contingent indemnity and reimbursement obligations) shall have been fully and indefeasibly paid and satisfied, all financing arrangements among the Borrowers and the Lenders shall have been terminated (other than under Hedging Agreements) and all of the Letters of Credit shall have expired, been canceled or terminated, all of the rights and remedies under this Agreement and the other Loan Documents shall survive and the Administrative Agent shall be entitled to retain its security interest in and to all existing and future Collateral for the benefit of itself and the Holders of Secured Obligations.

     2.20 Replacement of Certain Lenders. In the event a Lender ("AFFECTED LENDER") shall have: (i) failed to fund its Revolving Credit Share or Alternate Currency Share, as applicable, of any Advance requested by any Borrower which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) requested compensation from any Borrower under Sections 2.15(E), 3.1 or 3.2 to recover Taxes, Other Taxes or other additional costs incurred by such Lender which are not being incurred generally by the other Lenders, (iii) delivered a notice pursuant to
Section 3.3 claiming that such Lender is unable to extend Eurocurrency Rate Loans to any Borrower for reasons not generally applicable to the other Lenders or (iv) has invoked Section 10.2, then, in any such case, any Borrower or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by any Borrower and a copy to the Borrowers in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall use its best efforts to assign pursuant to one or more duly executed assignment and acceptance agreements in substantially the form of Exhibit I five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 13.3(A) (and, if selected by the Borrowers is reasonably acceptable to the Administrative Agent and, if applicable, the Alternate Currency Agent) which any Borrower or the Administrative Agent, as the case may be, shall have engaged for such purpose ("REPLACEMENT LENDER"), all of such Affected Lender's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Revolving Loan Commitment, Alternate Currency Commitment, all Loans owing to it, all of its participation interests in existing Letters of Credit and Alternate Currency Loans, and its obligation to participate in Letters of Credit and Alternate Currency Loans hereunder) in accordance with
Section 12.3. The Administrative Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of any Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions qualified to act as a Replacement Lender. Further, with respect to such assignment the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 2.15(E), 3.1, and 3.2 with respect to such Affected Lender and compensation payable under Section 2.15(C) in the event of any replacement of any Affected Lender under clause (ii) or clause (iii) of this Section 2.20; provided that upon such Affected Lender's replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15(E), 3.1, 3.2, 3.4, and 10.7, as well as to any fees accrued for its account hereunder and not yet paid, and shall continue to be obligated under Section 11.8. Upon the replacement of any Affected Lender pursuant to this Section 2.20, the provisions of Section 8.2 shall continue to apply with respect to Advances which are then outstanding with respect to which the Affected Lender failed to fund its Revolving Credit Share and/or Alternate Currency Share and which failure has not been cured.

     2.21 Letter of Credit Facility. Upon receipt of duly executed applications therefor, and such other documents, instructions and agreements as such Issuing Lender may reasonably require, and subject to the provisions of
Article IV, the Administrative Agent shall, or any other Lender in its sole discretion may, issue letters of credit denominated in Dollars or in any Agreed Currency for the account of Brightpoint or BPI, on terms as are satisfactory to such Issuing Lender; provided, however, that no Letter of Credit will be issued for the account of any Brightpoint or BPI by an Issuing Lender if on the date of issuance, before or after taking such Letter of Credit into account, (i) the Dollar Amount of the Revolving Credit Obligations at such time would exceed the Aggregate Revolving Loan Commitments at such time or (ii) the aggregate outstanding Dollar Amount of the L/C Obligations exceeds Forty Million and 00/100 Dollars ($40,000,000); and provided, further, that no Letter of Credit shall be issued which has an expiration date more than one year after the date of issuance of such Letter of Credit or an expiration date later than the date which is five (5) Business Days immediately preceding the Termination Date; provided, further, that although such letters of credit were issued prior to the date of this Agreement, effective on the Closing Date all Existing Letters of Credit shall be treated as Letters of Credit hereunder. Each Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Termination Date) unless the Issuing Lender notifies the beneficiary thereof at least 30 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed. Prior to issuing any Letter of Credit, the applicable Issuing Lender shall request and the Administrative Agent shall provide confirmation that the request for such Letter of Credit complies with the provisions of this Section 2.21. If the Administrative Agent notifies the applicable Issuing Lender that it is authorized to issue such Letter of Credit, and the conditions described in
Article IV have been satisfied, then such Issuing Lender shall issue such Letter of Credit as requested. The applicable Issuing Lender shall give the Administrative Agent and each Lender prompt notice of the issuance of any such Letter of Credit by it. Each Issuing Lender shall furnish to the Administrative Agent and each Lender on the first Business Day of each month a written report, with respect to each outstanding Letter of Credit issued by such Issuing Lender, summarizing whether such Letter of Credit is a standby or commercial Letter of Credit, the maximum amount available to be drawn thereon,
and the beneficiary and the issuance and expiration dates thereof.   Together
with each such monthly report each Issuing Lender shall provide the Administrative Agent a copy of each Letter of Credit issued by such Issuing Bank during the previous month.

     2.22 Letter of Credit Participation. Immediately on the Closing Date with respect to the Existing Letters of Credit and upon the issuance of each Letter of Credit by any Issuing Lender hereunder, each Lender that has a Revolving Loan Commitment shall be deemed to have automatically, irrevocably and unconditionally purchased and received from the applicable Issuing Lender an undivided interest and participation in and to such Letter of Credit, the obligations of the applicable Borrower in respect thereof, and the liability of the applicable Issuing Lender thereunder (collectively, an "L/C INTEREST") in an amount equal to the amount available for drawing under such Letter of Credit multiplied by such Lender's Revolving Credit Share.

     The applicable Issuing Lender will notify the Administrative Agent promptly upon presentation to it of an L/C Draft or upon any other draw under a Letter of Credit and the Administrative Agent will promptly notify each Lender that has a Revolving Loan Commitment. On or before the Business Day on which the applicable Issuing Lender makes payment of each such L/C Draft or any other draw on a Letter of Credit, on demand of the Issuing Lender received by each Lender that has a Revolving Loan Commitment not later than 12:00 noon (Chicago time) on such Business Day, each Lender shall make payment on such Business Day to the Administrative Agent for the account of the applicable Issuing Lender, in immediately available funds in the applicable currency in an amount equal to such Lender's Revolving Credit Share of the amount of such payment or draw.

     Upon the Administrative Agent's receipt of funds as a result of an Issuing Lender's payment on an L/C Draft or any other draw on a Letter of Credit issued by an Issuing Lender, the Administrative Agent shall promptly pay such funds to the Issuing Lender. The obligation of each Lender that has a Revolving
Loan Commitment to pay the Administrative Agent for the account of the applicable Issuing Lender under this Section 2.22 shall be unconditional, continuing, irrevocable and absolute. In the event that any such Lender fails to make payment to the Administrative Agent of any amount due under this
Section 2.22, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent on behalf of the applicable Issuing Lender receives such payment from such Lender or such obligation is otherwise fully satisfied; provided, however, that nothing contained in this sentence shall relieve such Lender of its obligation to reimburse the Administrative Agent for such amount in accordance with this
Section 2.22.

     2.23 Reimbursement Obligation. Each of the Borrowers agrees unconditionally, irrevocably and absolutely upon receipt of notice from the Administrative Agent or the applicable Issuing Lender to pay immediately to the Administrative Agent, for the account of the applicable Issuing Lender or the account of the Lenders, as the case may be, the amount of each advance which may be drawn under or pursuant to a Letter of Credit issued for its account or an L/C Draft related thereto (such obligation of each of the Borrowers to reimburse the Issuing Lender or the Administrative Agent for an advance made under a Letter of Credit or L/C Draft being hereinafter referred to as a "REIMBURSEMENT OBLIGATION" with respect to such Letter of Credit or L/C Draft), each such payment to be made by the applicable Borrower to the Administrative Agent no later than 1:00 p.m. (Chicago time) on the Business Day on which the applicable Issuing Lender makes payment of each such L/C Draft or, in the case of any other draw on a Letter of Credit, 1:00 p.m. (Chicago time) on the date specified in a demand by the Administrative Agent and such payment shall be made in the applicable currency in which such Letter of Credit was issued. Any Issuing Lender may direct the Administrative Agent to make such demand with respect to Letters of Credit issued by such Issuing Lender. If any Borrower at any time fails to repay a Reimbursement Obligation pursuant to this Section 2.23, such Borrower shall be deemed to have elected to borrow a Revolving Loan from the applicable Lenders, as of the date of the Advance giving rise to the Reimbursement Obligation equal in amount to the amount of the unpaid Reimbursement Obligation. Such Revolving Loan shall be made as of the date of the payment giving rise to such Reimbursement Obligation, automatically, without notice and without any requirement to satisfy the conditions precedent otherwise applicable to an Advance of Revolving Loans if such Borrower shall have failed to make such payment to the Administrative Agent for the account of the applicable Issuing Lender prior to such time. Such Revolving Loans shall constitute a Base Rate Advance, the proceeds of which Advance shall be used to repay such Reimbursement Obligation. If, for any reason, such Borrower fails to repay a Reimbursement Obligation on the day such Reimbursement Obligation arises and, for any reason, the Lenders are unable to make or have no obligation to make a Revolving Loan, then such Reimbursement Obligation shall bear interest from and after such day, until paid in full, at the interest rate applicable to a Base Rate Advance.

     2.24 Cash Collateral. Notwithstanding anything to the contrary herein or in any application for a Letter of Credit, after the occurrence and during the continuance of Default, each Borrower shall, upon the Administrative Agent's demand, deliver to the Administrative Agent for the benefit of the Lenders, cash, or other collateral of a type satisfactory to the Required Lenders, having a value, as determined by such Lenders, equal to the aggregate outstanding L/C Obligations of such Borrower. Any such collateral shall be held by the Administrative Agent in a separate account appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by the Administrative Agent for the benefit of the Lenders as collateral security for the Borrowers' obligations in respect of this Agreement and each of the Letters of Credit and L/C Drafts. Such amounts shall be applied to reimburse the Administrative Agent or each Issuing Lender, as applicable, for drawings or payments under or pursuant to Letters of Credit or L/C Drafts, or if no such reimbursement is required, to payment of such of the other Obligations as the Administrative Agent shall determine. If no Default shall be continuing, amounts remaining in any cash collateral account established pursuant to this Section 2.24 which are not to be applied to reimburse the Administrative Agent for amounts actually paid or to be paid by the Administrative Agent in respect of a Letter of Credit or L/C Draft, shall be returned to the applicable Borrower (after deduction of the Administrative Agent's expenses incurred in connection with such cash collateral account).

     2.25 Letter of Credit Fees. Each of the Borrowers agrees to pay (i) quarterly, in arrears, on each Payment Date to the Administrative Agent for the ratable benefit of the Lenders having Revolving Loan Commitments, except as set forth in Section 8.2, a letter of credit fee ("LETTER OF CREDIT FEE") in the amount of the Applicable Letter of Credit Fee Rate per annum on the aggregate average daily outstanding Dollar Amount available for drawing under all of the Letters of Credit issued for its account, and (ii) to the Administrative Agent for the benefit of the Issuing Lenders, a fronting fee of one-eighth of one percent (0.125%) per annum on the aggregate average daily outstanding Dollar Amount available for drawing under all of the Letters of Credit issued for its account payable quarterly, in arrears, on each Payment Date, plus all customary fees and other issuance, amendment, document examination, negotiation and presentment expenses and related charges in connection with the issuance, amendment, presentation of L/C Drafts, and the like customarily charged by the Issuing Lender with respect to standby and commercial Letters of Credit, including, without limitation, standard commissions with respect to commercial Letters of Credit, payable at the time of invoice of such amounts.

     2.26 Indemnification; Exoneration. (a) In addition to amounts payable as elsewhere provided in this Agreement, each Borrower with respect to Letters of Credit issued for its account agrees to protect, indemnify, pay and save harmless the Administrative Agent, each Issuing Lender and each Lender from and against any and all liabilities and costs which the Administrative Agent, any Issuing Lender or any Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit other than, in the case of the Issuing Lender, as a result of its Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, or (ii) the failure of the Issuing Lender of a Letter of Credit to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

     (b) As among the Borrowers, the Lenders, the Issuing Lenders and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of such Letter of Credit by, the beneficiary of any Letter of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Letter of Credit reimbursement agreements executed by the applicable Borrower at the time of request for any Letter of Credit, the Issuing Lender of a Letter of


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

Credit, the Administrative Agent and the Lenders shall not be responsible (in the absence of Gross Negligence or willful misconduct in connection therewith, as determined by the final judgment of a court of competent jurisdiction): (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise; (v) for errors in interpretation of technical trade terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Lender and the Lenders including, without limitation, any Governmental Acts. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Lender's rights or powers under this Section 2.26.

     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Lender under or in connection with Letters of Credit issued on behalf of any Borrower or any related certificates shall not, in the absence of Gross Negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, put the Issuing Lender, the Administrative Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

     (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.26 shall survive the payment in full of principal and interest hereunder, the termination of the Letters of Credit and the termination of this Agreement.

     2.27 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from a Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "SPECIFIED CURRENCY") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent's main office in Chicago, Illinois on the Business Day preceding that on which the final, non-appealable judgment is given. The obligations of the applicable Borrower in respect of any sum due to any Lender or any Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or Agent, as the case may be, in the specified currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or Agent, as the case may be, in the specified currency and (b) any amounts shared with other
Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 12.2, such Lender or Agent, as the case may be, agrees to remit such excess to the applicable Borrower. Without prejudice to the survival of any of the other agreements of the Borrowers hereunder, the agreements and obligations of the Borrowers in this Section 2.27 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

     2.28 Market Disruption; Deposits Unavailable, Interest Rate Unascertainable or Inadequate; Impracticability. Notwithstanding the satisfaction of all conditions referred to in Article II with respect to any Advance in any currency other than Dollars, if there shall occur on or prior to the date of such Advance any event which results in a currency no longer qualifying as an Eligible Currency or any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Administrative Agent or the Required Lenders with respect to Eurocurrency Rate Loans or the applicable Alternate Currency Agent or Alternate Currency Lenders with at least 66-2/3% of the Alternate Currency Shares for such currency, with respect to Alternate Currency Loans make it impracticable for the Eurocurrency Rate Loans or Alternate Currency Loans comprising such Advance to be denominated in the currency specified by the applicable Borrower, then the Administrative Agent or Alternate Currency Agent, as applicable, shall forthwith give notice thereof to Brightpoint and the Lenders, and such Loans shall not be denominated in such currency but shall be made on such Borrowing Date as Base Rate Loans in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice unless the applicable Borrower notifies the Administrative Agent or Alternate Currency Agent at least one Business Day before such date that (i) it elects not to borrow on such date or (ii) with respect to Eurocurrency Rate Loans it elects to borrow on such date in a different currency, as the case may be, in which the denomination of such Loans would in the opinion of the Administrative Agent and the Required Lenders be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Borrowing Notice. If, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Advance or an Alternate Currency Advance the Administrative Agent or Alternate Currency Agent shall have determined (i) that deposits in the applicable currency in the principal amounts of the Loans comprising such Advance are not generally available in the London interbank market, Paris interbank market (for Alternate Currency Loans denominated in Sterling) or any other market in which the Lenders shall be funding such Loans, (ii) that the rates at which such deposits in the applicable currency are being offered will not adequately and fairly reflect the cost to the Lenders having Revolving Loan Commitments or Alternate Currency Commitments representing at least 66-2/3% of the Aggregate Revolving Loan Commitments or Alternate Currency Commitments for such currency at such time under the applicable Alternate Currency Addendum, as applicable,) of making or maintaining their Eurocurrency Rate Loans or Alternate Currency Loans during such Interest Period or (iii) that reasonable means do not exist for ascertaining the Eurocurrency Rate or any other rate to be used in determining the interest rate applicable to any Alternate Currency Loans, the Administrative Agent or applicable Alternate Currency Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to Brightpoint and the applicable Lenders. In the event of any such determination, until the Administrative Agent or applicable Alternate Currency Agent shall have advised Brightpoint and the applicable Lenders that the circumstances giving rise to such notice no longer exist, any request by a Borrower for a Eurocurrency Advance pursuant to Section 2.7 or for an Alternate Currency Advance denominated in the applicable Alternate Currency pursuant to
Section 2.3 shall be of no force and effect and shall be denied by the Administrative Agent or applicable Alternate Currency Agent, and any request by a Borrower for a Eurocurrency Advance denominated in Dollars pursuant to
Section 2.7 shall be deemed to be a request for a Base Rate Advance. Each determination by the

Administrative Agent hereunder shall be presumed correct in the absence of facts indicating that such determination is erroneous (it being understood that the Borrower shall not have access to the internal records of the Administrative Agent or any Lender for the purpose of confirming such determination).

      2.29 Subsidiary Borrowers. Brightpoint may at any time or from time to time, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, add as a party to this Agreement any Subsidiary to be a "Subsidiary Borrower" hereunder by (a) the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of Brightpoint at the foot thereof and (b) the execution and delivery to the Administrative Agent of such pledge, guaranty and security documents as may be reasonably required by the Administrative Agent. Upon such execution, delivery and consent, such Subsidiary shall for all purposes be a party hereto as a Subsidiary Borrower as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Advances made to any Subsidiary Borrower under this Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of such Subsidiary Borrower have expired or been returned and terminated and all other obligations of such Subsidiary Borrower under this Agreement shall have been fully performed, Brightpoint may, by not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), terminate such Subsidiary Borrower's status as a "Subsidiary Borrower"; provided, however, without the prior approval of all of the Lenders, no such termination shall (a) operate as a release of or otherwise relieve the relevant Subsidiary Borrower from any obligations under this Agreement or the other Loan Documents, including, without limitation, pursuant to Article IX or (b) operate as a release of any Pledge Agreement executed by such Subsidiary Borrower or with respect to the Capital Stock of such Subsidiary Borrower.


ARTICLE III:  CHANGE IN CIRCUMSTANCES

      3.1 Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which such Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any Governmental Authority charged with the interpretation or application thereof, or the compliance of any Lender therewith,

           (i) subjects any Lender (each reference in this Section 3.1 to a Lender being in its capacity as a Lender, Alternate Currency Lender or an Issuing Lender, or all of the foregoing) or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from any of the Borrowers (excluding taxation imposed by the United States of America or any Governmental Authority of the jurisdiction under the laws of which such Lender is organized, on the overall net income of any Lender or applicable Lending Installation), or changes the basis of taxation of payments to any Lender in respect of its Loans, its L/C Interests, the Letters of Credit or other amounts due it hereunder, provided however that this clause (i) shall not apply with respect to any Taxes to which Section 2.15(E) applies, or

           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation with respect to its

      Eurocurrency Rate Loans, Alternate Currency Loans, L/C Interests or the Letters of Credit (other than reserves and assessments taken into account in calculating the Eurocurrency Rate), or

           (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining the Eurocurrency Rate Loans, Alternate Currency Loans, the L/C Interests or the Letters of Credit or reduces any amount received by any Lender or any applicable Lending Installation in connection with Eurocurrency Rate Loans, Alternate Currency Loans or Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or L/C Interests held or interest received by it or by reference to the Letters of Credit, by an amount deemed material by such Lender;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining its Loans, L/C Interests or Letters of Credit or to reduce any amount received under this Agreement, then, within 15 days after receipt by Brightpoint of written demand by such Lender pursuant to
Section 3.5, Brightpoint shall pay or cause the appropriate Subsidiary to pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, funding and maintaining its Loans, L/C Interests, Letters of Credit and its Revolving Loan Commitment.

      3.2 Changes in Capital Adequacy Regulations. If a Lender (each reference in this Section 3.2 to a Lender being in its capacity as a Lender, Alternate Currency Lender or an Issuing Lender, or all of the foregoing) determines (i) the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a "Change" (as defined below), and (ii) such increase in capital will result in an increase in the cost to such Lender of maintaining its Loans, L/C Interests, the Letters of Credit or its obligation to make Loans hereunder, then, within 15 days after receipt by Brightpoint of written demand by such Lender pursuant to Section 3.5, Brightpoint shall pay or cause the appropriate Subsidiary to pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its L/C Interests, the Letters of Credit or its obligation to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "CHANGE" means (i) any change after the date of this Agreement in the "Risk-Based Capital Guidelines" (as defined below) excluding, for the avoidance of doubt, the effect of any phasing in of such Risk-Based Capital Guidelines or any other capital requirements passed prior to the date hereof, or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement and having general applicability to all banks and financial institutions within the jurisdiction in which such Lender operates which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "RISK-BASED CAPITAL GUIDELINES" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

      3.3 Availability of Types of Advances. If (i) any Lender determines that maintenance of its Eurocurrency Rate Loans or Alternate Currency Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, or (ii) the Required Lenders determine that (x) deposits of a type, currency and maturity appropriate to match fund Fixed Rate Advances are not available or (y) the interest rate applicable to a Eurocurrency Rate
Advance or Alternate Currency Advance does not accurately reflect the cost of making or maintaining such a Eurocurrency Rate Advance or Alternate Currency Advance, then the Administrative Agent shall suspend the availability of Eurocurrency Rate Advances or Alternate Currency Advances and, in the case of any occurrence set forth in clause (i), require any Eurocurrency Rate Advances to be repaid or, at the option of Brightpoint, converted to Base Rate Advances.

     3.4 Funding Indemnification. If (i) any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period,
(ii) any Loan in any currency is converted to a Loan in any other currency on a date which is not the last day of the applicable Interest Period, (iii) any payment of a Fixed Rate Advance is deemed to have occurred on a date which is not the last day of the applicable Interest Period as a result of a Conversion Event under Section 2.12(f), in each case under clauses (i) through (iii) whether because of acceleration, prepayment, or otherwise, or if a Fixed Rate Advance or Alternate Currency Advance is not made or continued on the date specified by the applicable Borrower for any reason other than default by the Lenders, the applicable Borrower agrees to compensate and indemnify each Lender, on demand, for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance. In connection with any assignment by any Lender of any portion of the Loans made pursuant to
Section 2.12(f), the applicable Borrowers shall be deemed to have repaid all outstanding Fixed Rate Advances being assigned as of such date and reborrowed such amount as a Base Rate Advance and the indemnification provisions under this Section 3.4 shall apply.

     3.5 Lender Statements; Survival of Indemnity. If reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of Brightpoint to such Lender under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Lender. Each Lender requiring compensation pursuant to Section 2.15(E) or to this Article III shall use its reasonable efforts to notify Brightpoint and the Administrative Agent in writing of any Change, law, policy, rule, guideline or directive giving rise to such demand for compensation not later than ninety
(90) days following the date upon which the responsible account officer of such Lender knows or should have known of such Change, law, policy, rule, guideline or directive; provided, that failure to give such notice shall not affect any obligations of the Borrowers hereunder with respect thereto. Any demand for compensation pursuant to this Article III shall be in writing and shall state the amount due, if any, under Section 3.1, 3.2 or 3.4 and shall set forth in reasonable detail the calculations upon which such Lender determined such amount. Such written demand shall be rebuttably presumed correct for all purposes. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Lender funded its Fixed Rate Loan through the purchase of a deposit of the type, currency and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. The obligations of the Borrowers under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

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


ARTICLE IV:  CONDITIONS PRECEDENT

     4.1 Initial Advances and Letters of Credit. The Lenders shall not be required to make the initial Loans or issue any Letters of Credit unless the Borrowers have furnished to the Administrative Agent, with sufficient copies for the Lenders, such documents as the Administrative Agent or any Lender or its counsel may have reasonably requested, including, without limitation, all of the documents reflected on the List of Closing Documents attached as Exhibit J to this Agreement (other than those designated to be delivered post-closing).

     4.2 Each Advance and Letter of Credit. Except as expressly provided in Sections 2.2, 2.3, 2.4, 2.12 and 2.23 with respect to the purchase of Loans, participations in Loans or making of Loans to repay Swing Line Loans or Alternate Currency Swing Line Loans, the Lenders shall not be required to make any Advance and the Issuing Lender shall not be required to issue any Letter of Credit, unless on the applicable Borrowing Date, or in the case of a Letter of Credit, the date on which the Letter of Credit is to be issued:

           (i)  There exists no Default or Unmatured Default; and

           (ii) The representations and warranties contained in Article V are true and correct in all material respects as of such Borrowing Date, except for representations and warranties made with reference to a specific date which representations and warranties shall be true and correct in all material respects as of such date, and except for amendments to the Schedules made pursuant to the provisions of Section 1.3.

     Each Borrowing Notice with respect to each such Advance and the letter of credit application with respect to a Letter of Credit shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(i) and (ii) will have been satisfied as of the date of such Advance or the issuance of such Letter of Credit. Any Lender may require a duly completed officer's certificate in substantially the form of Exhibit K hereto and/or a duly completed compliance certificate in substantially the form of Exhibit C hereto as a condition to making an Advance; provided, however, no such officer's certificate or compliance certificate shall be required without at least 3 Business Days' prior notice unless the Lender requesting such certificate has a good faith basis for believing that the conditions contained in Section 4.2(i) and (ii) cannot be met in connection with any such borrowing.

     4.3 Conditions Precedent to Initial Borrowing by each Subsidiary Borrower. The obligation of the Alternate Currency Agent or any Alternate Currency Lender to make an Alternate Currency Loan on the occasion of the first borrowing by each Subsidiary Borrower is subject to the satisfaction of the condition that the Administrative Agent shall have received the following:

           (a) for any proposed Subsidiary Borrower that is not a party hereto, an Assumption Letter executed by such Subsidiary Borrower and acknowledged by each other Borrower;

           (b) a master Note payable to the Alternate Currency Agent on behalf of the Alternate Currency Lenders, signed by such Subsidiary Borrower;

           (c) all documents as shall reasonably demonstrate the existence of such Subsidiary Borrower, the corporate power and authority of such Subsidiary Borrower to enter into and the validity with respect to such Subsidiary Borrower of this Agreement and the other Loan

     Documents and any other matters relevant hereto (including an opinion of counsel), all in form and substance satisfactory to the Administrative Agent;

           (d) an Alternate Currency Addendum for such Subsidiary Borrower duly executed by Brightpoint, BPI, such Subsidiary Borrower, the applicable Alternate Currency Lenders and the applicable Alternate Currency Agent;

           (e) consent from the Lenders to include the proposed currency for Loans to such Subsidiary Borrower as an Alternate Currency;

           (f) a Pledge Agreement shall have been duly executed and delivered in respect of 65% of the shares of such Subsidiary and the Administrative Agent shall be satisfied that it has a first priority perfected pledge of or charge over such shares; and

           (g) any governmental and third party approvals necessary or advisable in connection with the execution, delivery and performance of this Agreement by such Subsidiary Borrower.


ARTICLE V:  REPRESENTATIONS AND WARRANTIES

     In order to induce the Agents and the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and in order to induce the Issuing Lender to issue the Letters of Credit described herein, each of the Borrowers represents and warrants as follows to each Lender and each Agent as of the Closing Date and thereafter on each date as required by Section 4.2:

     5.1 Organization; Powers. Each of the Borrowers and each of their respective Subsidiaries (i) is a duly organized corporation validly existing and in good standing under the laws of the jurisdiction of its organization,
(ii) is duly qualified to do business as a foreign company or corporation and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing could have a Material Adverse Effect, and
(iii) has all requisite power and authority to own, operate and encumber its property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.

     5.2  Authority.

     (A) Each of the Borrowers and each of their respective Subsidiaries has the requisite power and authority (i) to execute, deliver and perform each of the Loan Documents which have been executed by it as required by this Agreement and (ii) to file the Loan Documents which must be filed by it with any Governmental Authority.

     (B) The execution, delivery, performance and filing, as the case may be, of each of the Loan Documents which must be executed or filed by any of the Borrowers or any other Subsidiary of Brightpoint which have been executed or filed as required by this Agreement and to which any of the Borrowers or any other Subsidiary of Brightpoint is party, and the consummation of the transactions contemplated thereby, have been duly approved, to the extent required, by the respective boards of managers or directors, as applicable, and, if necessary, the members or shareholders or workers' councils of the applicable Borrower or Subsidiary, as applicable, and such approvals have not been rescinded. No other action or proceedings on the part of any Borrower or any other Person are necessary to consummate such transactions.

     (C) Each of the Loan Documents to which any of the Borrowers or any other Subsidiary of Brightpoint is a party has been duly executed, delivered or filed, as the case may be, by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally), is in full force and effect and no material term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Loan Documents delivered to the Administrative Agent pursuant to Section 4.1 without the prior written consent of the Required Lenders, and each of the Borrowers or each other Subsidiary of Brightpoint have, and, to the best of such Borrower's or Subsidiary's knowledge, all other parties thereto have performed and complied with all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such parties, and no unmatured default, default or breach of any covenant by any such party exists thereunder.

     5.3 No Conflict; Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which any of the Borrowers or any other Subsidiary of Brightpoint is a party do not and will not (i) conflict with the documents of organization or governance of such Borrower or Subsidiary
(ii) constitute tortious interference with any Contractual Obligation of any Person or conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law (including, without limitation, any Environmental Property Transfer Act) or Contractual Obligation of any Borrower or any such Subsidiary, or require termination of any Contractual Obligation, except such interference, breach, default or termination which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect or to subject the Agents, the Arranger, any of the Lenders or the Issuing Lender to any liability, (iii) with respect to the Loan Documents, result in or require the creation or imposition of any Lien whatsoever upon any of the property or assets of any Borrower or any such Subsidiary, other than Liens permitted by the Loan Documents, or (iv) require any approval of the Borrower's or any such Subsidiary's members, shareholders, workers' council or other similar constituent group except such as have been obtained. The execution, delivery and performance of each of the Loan Documents to which any Borrower or any other Subsidiary is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, including under any Environmental Property Transfer Act, except (i) filings, consents or notices which have been or, in the case of any of the foregoing, not required prior to the Closing Date, will be made, obtained or given, or which, if not made, obtained or given, individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and (ii) filings necessary to create or perfect security interests in the Collateral.

     5.4 Financial Statements. The historical and forecasted financial statements (the "Statements") of Brightpoint and its Subsidiaries, copies of which are attached hereto as Exhibit L, (i) with respect to the historical Statements, (a) were prepared in accordance with generally accepted accounting principles consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (b) fairly present the consolidated financial position of Brightpoint and its Subsidiaries as of the date thereof and consolidated results of operations for the period covered thereby; and (c) show all material indebtedness and other liabilities, direct or contingent, of Brightpoint and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations; and
(ii) with respect to the forecasted Statements, the projections and assumptions expressed therein were prepared in good faith and represent management's opinion based on the information available to Brightpoint at the time so furnished.

     5.5 No Material Adverse Change. (a) Since March 31, 1997 up to the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise) or results of operations of Brightpoint and its Subsidiaries taken as a whole or any other event which has had or is reasonably likely to have a Material Adverse Effect.

     (b) Since the Closing Date, there has occurred no change in the business, properties, condition (financial or otherwise) or results of operations of Brightpoint and its Subsidiaries taken as a whole or any other event which has had or is reasonably likely to have a Material Adverse Effect.

     5.6  Taxes.

     (A) Tax Examinations. All deficiencies which have been asserted against Brightpoint or any of Brightpoint's Subsidiaries as a result of any federal, state, local or foreign tax examination for each taxable year in respect of which an examination has been conducted have been fully paid or finally settled or are being contested in good faith, and as of the Closing Date no issue has been raised by any taxing authority in any such examination which, by application of similar principles, reasonably can be expected to result in assertion by such taxing authority of a material deficiency for any other year not so examined which has not been reserved for in Brightpoint's consolidated financial statements to the extent, if any, required by Agreement Accounting Principles. Except as permitted pursuant to Section 6.2(D), neither Brightpoint nor any of Brightpoint's Subsidiaries anticipates any material tax liability with respect to the years which have not been closed pursuant to applicable law.

     (B) Payment of Taxes. All tax returns and reports of each of Brightpoint, BPI and Brightpoint's other Subsidiaries required to be filed have been timely filed, and all taxes, assessments, fees and other governmental charges thereupon and upon their respective property, assets, income and franchises which are shown in such returns or reports to be due and payable have been paid except those items which are being contested in good faith and have been reserved for in accordance with Agreement Accounting Principles. Brightpoint has no knowledge of any proposed tax assessment against Brightpoint, BPI, or any of Brightpoint's other Subsidiaries that will have or is reasonably likely to have a Material Adverse Effect.

     5.7 Litigation; Loss Contingencies and Violations. Except for Permitted Existing Contingent Obligations and as set forth in Schedules 5.7 to this Agreement, there is no action, suit, proceeding, investigation of which Brightpoint has knowledge or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of Brightpoint or any of its Subsidiaries, threatened against Brightpoint or any of its Subsidiaries or any property of any of them (i) challenging the validity or the enforceability of any material provision of the Loan Documents or (ii) which will have or is reasonably likely to have a Material Adverse Effect. There is no material loss contingency within the meaning of Agreement Accounting Principles which has not been reflected in the consolidated financial statements of Brightpoint prepared and delivered pursuant to Section 6.1(A) for the fiscal period during which such material loss contingency was incurred. Neither Brightpoint nor any of its Subsidiaries is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have or is reasonably likely to have a Material Adverse Effect.

     5.8 Subsidiaries. Schedule 5.8 to this Agreement (i) contains a description (both narratively and in flow chart form) of the corporate structure of Brightpoint, Brightpoint's Subsidiaries and any other Person in which Brightpoint or any of its Subsidiaries holds an equity interest; and (ii) accurately sets forth (A) the correct legal name, the jurisdiction of organization or incorporation and the jurisdictions in which each Borrower and the direct and indirect Subsidiaries of Brightpoint is qualified to transact business as a foreign company or corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of each entity referred to above that is a corporation and the owners of such shares (both as of the Closing Date and on a fully-diluted basis), and (C) a summary of the direct and indirect ownership, membership, partnership, joint venture, or other equity interests, if any, of Brightpoint and each Subsidiary of Brightpoint in any Person that is not a corporation.

     5.9 ERISA. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code) whether or not waived. Neither Brightpoint nor any member of the Controlled Group has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the lenders is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither Brightpoint nor any member of the Controlled Group has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither Brightpoint nor any member of the Controlled Group has failed to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or other payment.
Neither Brightpoint nor any member of the Controlled Group is required to provide security to a Benefit Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year. Neither Brightpoint nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Each Plan which is intended to be qualified under Section 401(a) of the Code as currently in effect is so qualified, and each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Code as currently in effect.
Brightpoint and all Subsidiaries are in compliance in all material respects with the responsibilities, obligations and duties imposed on them by ERISA and the Code with respect to all Plans. Neither Brightpoint nor any of its Subsidiaries nor any fiduciary of any Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code which could reasonably be expected to subject Brightpoint to liability individually or in the aggregate in excess of $250,000. Neither Brightpoint nor any member of the Controlled Group has taken or failed to take any action which would constitute or result in a Termination Event, which action or inaction could reasonably be expected to subject Brightpoint nor any of its Subsidiaries to liability in excess of $250,000. Neither Brightpoint nor any Subsidiary is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA and no other member of the Controlled Group is subject to any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA which could reasonably be expected to subject Brightpoint to or any of its Subsidiaries liability individually or in the aggregate in excess of $250,000. Neither Brightpoint nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

     5.10 Accuracy of Information. The information, exhibits and reports furnished by or on behalf of Brightpoint and any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, including, without limitation, the Confidential

Information Memorandum reviewed by Brightpoint (provided that except as set forth in Section 5.4, no representation or warranty is made with respect to the forward looking information contained therein), the representations and warranties of Brightpoint and its Subsidiaries contained in the Loan Documents, and all certificates and documents delivered to the Administrative Agent and the Lenders pursuant to the terms thereof do not contain as of the date furnished any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

     5.11 Securities Activities. Neither Brightpoint nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

     5.12 Material Agreements. Neither Brightpoint nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other contractual or corporate restriction which will have or is reasonably likely to have a Material Adverse Effect. Neither Brightpoint nor any of its Subsidiaries has received notice or has knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, will not have or are not reasonably likely to have a Material Adverse Effect.


     5.13 Compliance with Laws. Brightpoint and its Subsidiaries are in compliance with all Requirements of Law applicable to them and their respective businesses, in each case where the failure to so comply individually or in the aggregate will have or is reasonably likely to have a Material Adverse Effect.

     5.14 Assets and Properties. Brightpoint and each of its Subsidiaries has good and marketable title to all of its assets and properties (tangible and intangible, real or personal) owned by it or a valid leasehold interest in all of its leased assets (except insofar as marketability may be limited by any laws or regulations of any Governmental Authority affecting such assets), and all such assets and property are free and clear of all Liens, except Liens securing the Obligations and Liens permitted under Section 6.3(C). Substantially all of the assets and properties owned by, leased to or used by Brightpoint and/or each such Subsidiary of Brightpoint are in adequate operating condition and repair, ordinary wear and tear excepted. Except for Liens granted to the Administrative Agent for the benefit of the Administrative Agent and the Holders of Secured Obligations, neither this Agreement nor any other Loan Document, nor any transaction contemplated under any such agreement, will affect any right, title or interest of Brightpoint or such Subsidiary in and to any of such assets in a manner that will have or is reasonably likely to have a Material Adverse Effect.

     5.15 Statutory Indebtedness Restrictions. Neither Brightpoint, nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal, state, local or foreign statute or regulation which limits its ability to incur indebtedness or its ability to consummate the transactions contemplated hereby.

     5.16 Post-Retirement Benefits. As of the Closing Date, Brightpoint and its Subsidiaries have no expected cost of post-retirement medical and insurance benefits payable by Brightpoint or its Subsidiaries to its employees and former employees, as estimated by Brightpoint in accordance with Financial Accounting Standards Board Statement No. 106.

      5.17 Insurance. Schedule 5.17 to this Agreement accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective properties and assets and business of Brightpoint and its Subsidiaries, specifying for each such policy and program,
(i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, (v) the expiration date thereof, (vi) the annual premium with respect thereto and (vii) describes any reserves, relating to any self-insurance program that is in effect. Such insurance policies and programs reflect coverage that is reasonably consistent with prudent industry practice.

      5.18 Contingent Obligations. Except for Permitted Existing Contingent Obligations, neither Brightpoint nor any of its Subsidiaries has any Contingent Obligation, contingent liability, long-term lease, synthetic lease or commitment, not reflected in the financial statements attached hereto as Exhibit L or otherwise disclosed to the Administrative Agent and the Lenders in the other Schedules to this Agreement, which could reasonably be expected to subject Brightpoint nor any of its Subsidiaries to liability individually or in the aggregate in excess of (a) $10,000,000 with respect to Contingent Purchase Price Payments or (b) $1,000,000 for other amounts.

      5.19 Restricted Junior Payments. Neither Brightpoint nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or properties for any Restricted Junior Payment or agreed to do so, except to the extent permitted pursuant to Section 6.3(F) of this Agreement.

      5.20  Labor Matters.

      (A) There are on the Closing Date no collective bargaining agreements, other labor agreements or Multiemployer Plans covering any of the employees of Brightpoint or any of its Subsidiaries. As of the Closing Date, no labor disputes, strikes or walkouts affecting the operations of Brightpoint or any of its Subsidiaries, is pending, or, to Brightpoint's knowledge, threatened, planned or contemplated.

      (B) Set forth in Schedule 5.20 to this Agreement is a list, as of the Closing Date, of all material consulting agreements, executive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, severance plans, group life insurance, hospitalization insurance or other plans or arrangements of Brightpoint and its Subsidiaries providing for benefits for employees of Brightpoint or its Subsidiaries.

      5.21  Environmental Matters.  (a)  Except as disclosed on Schedule 5.21:

           (i) the operations of Brightpoint and its Subsidiaries comply in all material respects with Environmental, Health or Safety Requirements of Law;

           (ii) Brightpoint and its Subsidiaries have all material permits, licenses or other authorizations required under Environmental, Health or Safety Requirements of Law and are in material compliance with such permits;

           (iii) neither Brightpoint, any of its Subsidiaries nor any of their respective present property or operations, or, to the best of, Brightpoint's or any of its Subsidiaries' knowledge, any of their respective past property or operations, are subject to or the subject of, any investigation known to Brightpoint or any of its Subsidiaries, any judicial or administrative proceeding, order, judgment, decree, settlement or other agreement respecting: (A) any material violation of Environmental, Health or Safety Requirements of Law; (B) any material remedial action; or (C) any material claims or liabilities arising from the Release or threatened Release of a Contaminant into the environment;

           (iv) there is not now, nor to the best of Brightpoint's or any of its Subsidiaries' knowledge has there ever been on or in the property of Brightpoint or any of its Subsidiaries any material landfill, waste pile, underground storage tanks, aboveground storage tanks, surface impoundment or hazardous waste storage facility of any kind, polychlorinated biphenyls (PCBs) used in hydraulic oils, electric transformers or other equipment, or asbestos-containing material; and

           (v) neither Brightpoint nor any of its Subsidiaries has any material Contingent Obligation or material contingent liability in connection with any Release or threatened Release of a Contaminant into the environment.

      (b) For purposes of this Section 5.21 "material" means any noncompliance or basis for liability which could reasonably be likely to subject Brightpoint to liability individually or in the aggregate in excess of $250,000.

      5.22 Foreign Employee Benefit Matters. To the best of Brightpoint's and its Subsidiaries' knowledge after diligent inquiry of all relevant Persons:
(a) each Foreign Employee Benefit Plan is in compliance in all respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plan, except for any non-compliance the consequences of which, in the aggregate, would not result in a material obligation to pay money; (b) the aggregate of the accumulated benefit obligations under all Foreign Pension Plans does not exceed the current fair market value of the assets held in the trusts or similar funding vehicles for such Plans or reasonable reserves have been established in accordance with prudent business practices or as required by Agreement Accounting Principles with respect to any shortfall; (c) with respect to any Foreign Employee Benefit Plan maintained or contributed to by Brightpoint or any Subsidiary or any member of its Controlled Group (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Plan is maintained; and (d) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Brightpoint and its Subsidiaries, threatened against Brightpoint or any Subsidiary of it or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan.


ARTICLE VI:  COVENANTS

      Each of the Borrowers covenants and agrees that so long as any Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than contingent indemnity and reimbursement obligations), unless the Required Lenders shall otherwise give prior written consent:

      6.1  Reporting.  The Borrowers shall:

      (A) Financial Reporting. Furnish to the Administrative Agent (which will furnish copies of the following to the Lenders):

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


           (i) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of the first three fiscal quarters in each fiscal year beginning with the fiscal quarter ending June 30, 1997, the consolidated and consolidating balance sheets of Brightpoint and its Subsidiaries as at the end of such period, the related consolidated and consolidating statements of income and the related consolidated statement of stockholders' equity and cash flow of Brightpoint and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, certified by the chief financial officer of Brightpoint on behalf of Brightpoint as fairly presenting in all material respects the consolidated and, as applicable, consolidating financial position of Brightpoint and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with Agreement Accounting Principles, subject to normal year end adjustments.

           (ii) Annual Reports. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year,
      (a) the consolidated and consolidating balance sheet of Brightpoint and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and the related consolidated statement of stockholders' equity and cash flow of Brightpoint and its Subsidiaries for such fiscal year, and, in comparative form the corresponding figures for the previous fiscal year,
      (b) a schedule from Brightpoint setting forth for each item in clause (a) hereof, the corresponding figures from the consolidated financial budget for the current fiscal year delivered pursuant to Section 6.1(A)(iv), and
      (c) an audit report on the items (other than the consolidating financial statements) listed in clause (a) hereof of independent certified public accountants of recognized national standing, which audit report shall be unqualified and shall state that such financial statements fairly present in all material respects the consolidated financial position of Brightpoint and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with Agreement Accounting Principles and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The deliveries made pursuant to this clause (ii) shall be accompanied by (y) the report on internal controls prepared by the above-referenced accountants and (z) a certificate of such accountants that, in the course of their examination necessary for their certification of the foregoing (such examination utilizing only their customary audit procedures without any necessity of conducting extra procedures for purposes of this certificates), they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

           (iii) Officer's Certificate. Together with each delivery of any financial statement pursuant to clauses (i) and (ii) of this Section 6.1(A), (a) an Officer's Certificate of Brightpoint, substantially in the form of Exhibit K attached hereto and made a part hereof, stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and (b) a Compliance Certificate, substantially in the form of Exhibit C attached hereto and made a part hereof, signed by Brightpoint's chief financial officer or treasurer, setting forth Brightpoint's calculations for the period then ended for Section 2.5(B) and for Section 2.8(b) and which demonstrate compliance, when applicable, with the provisions of Section 6.4.

           (iv) Budgets. As soon as practicable and in any event not later than thirty (30) days following the beginning of each fiscal year beginning with the fiscal year beginning January 1, 1998, a copy of the budget (including a budgeted balance sheet and income statement) of

     Brightpoint for the upcoming fiscal year prepared in such detail as shall be reasonably satisfactory to the Administrative Agent.

     (B) Notice of Default. Promptly upon any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of Brightpoint or BPI obtaining knowledge (i) of any condition or event which constitutes a Default or Unmatured Default, or becoming aware that any Lender or Administrative Agent has given any written notice with respect to a claimed Default or Unmatured Default under this Agreement, or (ii) that any Person has given any written notice to Brightpoint or any Subsidiary of Brightpoint or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.1(e), deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (a) the nature and period of existence of any such claimed default, Default, Unmatured Default, condition or event, (b) the notice given or action taken by such Person in connection therewith, and (c) what action Brightpoint has taken, is taking and proposes to take with respect thereto.

     (C) Lawsuits. (i) Promptly upon Brightpoint obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Brightpoint or any of its Subsidiaries or any property of Brightpoint or any of its Subsidiaries not previously disclosed pursuant to Section 5.7, which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in Brightpoint's reasonable judgment, Brightpoint or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more, give written notice thereof to the Administrative Agent on behalf of the Lenders and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this
Section 6.1(C), upon request of the Administrative Agent or the Required Lenders, promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration disclosed on Schedule 5.7 or covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it that would not result in loss of any attorney-client privilege by disclosure to the Lenders to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

     (D) Insurance. As soon as practicable and in any event within one hundred twenty (120) days of the end of each fiscal year commencing with fiscal year ending December 31, 1997, deliver to the Administrative Agent and the Lenders (i) a report in form and substance reasonably satisfactory to the Administrative Agent and the Lenders outlining all material insurance coverage maintained as of the date of such report by Brightpoint and its Subsidiaries and the duration of such coverage and (ii) an insurance broker's statement that all premiums with respect to such coverage have been paid when due.

     (E) ERISA Notices. Deliver or cause to be delivered to the Administrative Agent and the Lenders, at Brightpoint's expense, the following information and notices as soon as reasonably possible, and in any event:

           (i) (a) within ten (10) Business Days after any Borrower obtains knowledge that a Termination Event has occurred, a written statement of the chief financial officer of Brightpoint describing such Termination Event and the action, if any, which Brightpoint has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto and (b) within ten
     (10) Business Days after any member of the Controlled Group obtains knowledge that a Termination Event has occurred which could reasonably be expected to subject Brightpoint to or any of its Subsidiaries liability individually or in the aggregate in excess of $100,000, a written statement of the chief financial officer of Brightpoint describing such Termination Event and the action, if any, which the member of the Controlled Group has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

           (ii) within ten (10) Business Days after Brightpoint or any of its Subsidiaries obtains knowledge that a prohibited transaction (defined in Sections 406 of ERISA and Section 4975 of the Code) has occurred, a statement of the chief financial officer of Brightpoint describing such transaction and the action which Brightpoint or such Subsidiary has taken, is taking or proposes to take with respect thereto;

           (iii) within ten (10) Business Days after any material increase in the benefits of any existing Plan or the establishment of any new Benefit Plan or the commencement of, or obligation to commence, contributions to any Benefit Plan or Multiemployer Plan to which Brightpoint or any member of the Controlled Group was not previously contributing, notification of such increase, establishment, commencement or obligation to commence and the amount of such contributions;

           (iv) within ten (10) Business Days after Brightpoint or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code, copies of each such letter;

           (v) within thirty (30) Business Days after the establishment of any Foreign Employee Benefit Plan or the commencement of, or obligation to commence, contributions to any Foreign Employee Benefit Plan to which Brightpoint or any Subsidiary was not previously contributing, notification of such establishment, commencement or obligation to commence and the amount of such contributions;

           (vi) within ten (10) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Brightpoint or a member of the Controlled Group with respect to such request;

           (vii) within ten (10) Business Days after receipt by Brightpoint or any member of the Controlled Group of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

           (viii) within ten (10) Business Days after receipt by Brightpoint or any member of the Controlled Group of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

           (ix) within ten (10) Business Days after Brightpoint or any member of the Controlled Group fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure; and

           (x) within ten (10) Business Days after Brightpoint or any member of the Controlled Group knows or has reason to know that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of this Section 6.1(E), Brightpoint, any of its Subsidiaries and any member of the Controlled Group shall be deemed to know all facts known by the Administrator of any Plan of which the Borrower or any member of the Controlled Group or such Subsidiary is the plan sponsor.

     (F) Labor Matters. Notify the Administrative Agent and the Lenders in writing, promptly upon Brightpoint's or any of its Subsidiaries' learning thereof, of (i) any labor dispute to which Brightpoint or any of its Subsidiaries may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Persons' plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act liability incurred with respect to the closing of any plant or other facility of Brightpoint or any of its Subsidiaries where, in the case of (i) or (ii), such is reasonably likely to have a Material Adverse Effect.

     (G) Other Indebtedness. Deliver to the Administrative Agent (i) a copy of each regular report, notice or communication regarding potential or actual defaults (including any accompanying officers' certificate) delivered by or on behalf of Brightpoint or any of its Subsidiaries to the holders of Indebtedness for money borrowed with respect to Indebtedness the outstanding principal balance of which is at least $250,000 pursuant to the terms of the agreements governing such Indebtedness, such delivery to be made at the same time and by the same means as such notice or other communication is delivered to such holders, and (ii) a copy of each notice or other communication received by Brightpoint or any of its Subsidiaries from the holders of Indebtedness for money borrowed with respect to Indebtedness the outstanding principal balance of which is at least $250,000 pursuant to the terms of such Indebtedness, such delivery to be made promptly after such notice or other communication is received by Brightpoint or the applicable Subsidiary.

     (H) Other Reports. Deliver or cause to be delivered to the Administrative Agent and the Lenders copies of all 10-Ks, 10-Qs and 8-Ks filed with the Commission by Brightpoint, and all notifications received from the Commission by Brightpoint or its Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     (I) Environmental Notices. As soon as possible and in any event within ten (10) days after receipt by Brightpoint or any of its Subsidiaries, a copy of (i) any notice or claim to the effect that Brightpoint or any of its Subsidiaries is or may be liable to any Person as a result of the Release by Brightpoint, any of its Subsidiaries, or any other Person of any Contaminant into the environment, and (ii) any notice alleging any violation of any Environmental, Health or Safety Requirements of Law by Brightpoint or any of its Subsidiaries if, in either case, such notice or claim relates to an event which could reasonably be expected to subject Brightpoint or any of its Subsidiaries to liability individually or in the aggregate in excess of $250,000.

     (J) Other Information. Within a reasonable period of time following receipt of a request therefor from the Administrative Agent, prepare and deliver to the Administrative Agent and the Lenders such other information with respect to Brightpoint, any of its Subsidiaries, or the Collateral, including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof, as from time to time may be reasonably requested by the Administrative Agent.

     6.2  Affirmative Covenants.

     (A) Existence, Etc. Brightpoint shall, and shall cause each of its Subsidiaries to, at all times maintain its existence and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses except that any Subsidiary of Brightpoint may merge with or liquidate into Brightpoint or any other Subsidiary of Brightpoint, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent; provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger; and provided further, if the corporation being merged out of existence or liquidated is a party to a Pledge Agreement or an Alternate Currency Addendum, the surviving entity shall execute and deliver such documents, instruments, agreements and opinions in connection therewith as shall be required by the Administrative Agent in connection with any such Pledge Agreement and the Alternate Currency Loans (and all accrued interest in connection therewith) of such entity shall be repaid in full as of the date of such liquidation or merger.

     (B) Powers. Brightpoint shall, and shall cause each of its Subsidiaries to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified and where the failure to be so qualified will have or is reasonably likely to have a Material Adverse Effect.

     (C) Compliance with Laws, Etc. Brightpoint shall, and shall cause its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, properties, assets or operations of such Person, and (b) obtain as needed all Permits necessary for its operations and maintain such Permits in good standing unless failure to comply or obtain could not reasonably be anticipated to have a Material Adverse Effect.

     (D) Payment of Taxes and Claims; Tax Consolidation. Brightpoint shall pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and other governmental charges imposed upon it or on any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and (ii) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 6.3(C)) upon any of Brightpoint's or such Subsidiary's property or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments and governmental charges referred to in clause (i) above or claims referred to in clause (ii) above (and interest, penalties or fines relating thereto) need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with Agreement Accounting Principles shall have been made therefor. Brightpoint will not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person other than Brightpoint or any of its Subsidiaries.

     (E) Insurance. Brightpoint shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on Schedule 5.17 to this Agreement or substantially similar policies and programs or other policies and programs as reflect coverage that is reasonably consistent with prudent industry practice. Brightpoint shall deliver to the Administrative Agent endorsements (y) to all "All Risk" physical damage insurance policies on all of Brightpoint's and BPI's domestic tangible real and personal property and assets and business interruption

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


insurance policies naming the Administrative Agent loss payee, and (z) to all general liability and other liability policies naming the Administrative Agent an additional insured. In the event Brightpoint, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement.

     (F) Inspection of Property; Books and Records; Discussions. Brightpoint shall permit, and cause each of Brightpoint's Subsidiaries to permit, any authorized representative(s) designated by either the Administrative Agent, Alternate Currency Agent or any Lender to visit and inspect any of the properties of Brightpoint or any of its Subsidiaries, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any non-privileged correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested; provided each of the Lenders shall, so long as no Default or Unmatured Default has occurred and is continuing, coordinate its visits or inspections through either the Administrative Agent or Syndication Agent. To the extent reasonably practicable, any such inspection with respect to a Subsidiary Borrower will be coordinated with an Authorized Officer of Brightpoint. Brightpoint shall keep and maintain, and cause each of Brightpoint's Subsidiaries to keep and maintain, in all material respects, proper books of record and account in which entries in conformity with Agreement Accounting Principles shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral. If a Default has occurred and is continuing, Brightpoint, upon the Administrative Agent's request, shall turn over copies of any such records to the Administrative Agent or its representatives.

     (G) Insurance and Condemnation Proceeds. Brightpoint and BPI shall direct (and, if applicable, shall cause their Subsidiaries to direct) all insurers under policies of property damage, boiler and machinery and business interruption insurance and payors of any condemnation claim or award relating to the Collateral to pay all proceeds (the "PROCEEDS") payable under such policies or with respect to such claim or award for any loss with respect to the Collateral directly to the Administrative Agent, for the benefit of the Administrative Agent and the Holders of the Secured Obligations; provided, however, unless a Default or Unmatured Default shall have occurred and be continuing, the Administrative Agent shall remit all Proceeds to Brightpoint. Each such policy shall contain a long-form loss-payable endorsement naming the Administrative Agent as loss payee, which endorsement shall be in form and substance acceptable to the Administrative Agent. Promptly after the receipt of any Proceeds, Brightpoint shall repair or replace the Collateral or other assets the loss or damage of which gave rise to such Proceeds, provided, however, that upon the earlier to occur of (a) 120 days after Brightpoint receives such Proceeds or (b) the occurrence of a Default or an Unmatured Default, Brightpoint shall return any Proceeds not so used to repair or replace such Collateral or other assets at such time to the Administrative Agent. The Administrative Agent shall apply the same to the principal amount of the Revolving Loans outstanding at the time of such receipt or hold them as cash collateral for the Obligations.

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


     (H) ERISA Compliance. Brightpoint shall, and shall cause each of its domestic Subsidiaries to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     (I) Maintenance of Property. Brightpoint shall cause all property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in adequate condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Brightpoint may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 6.2(I) shall prevent Brightpoint from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of Brightpoint, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any respect to the Administrative Agent or the Lenders.

     (J) Environmental Compliance. Brightpoint and its Subsidiaries shall comply with all Environmental, Health or Safety Requirements of Law, except where noncompliance will not have or is not reasonably likely to subject Brightpoint and its Subsidiaries to liability, individually or in the aggregate, in excess of $250,000.

     (K) Use of Proceeds. The Borrower shall use the proceeds of the Loans to pay transaction costs in connection with the transactions evidenced by the Loan Documents, to refinance existing indebtedness of Brightpoint and its Subsidiaries and to provide funds for the working capital needs and other general corporate purposes of the Borrowers and their Subsidiaries.
Brightpoint will not, nor will it permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any "Margin Stock" or to make any Acquisition, other than any Permitted Acquisition pursuant to Section 6.3(G).

     (L) Foreign Employee Benefit Compliance. Brightpoint shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Plans, except for failures to comply which, in the aggregate, would not result in a material obligation to pay money.

     (M) Additional Guarantors. Brightpoint will cause (i) each direct and indirect Subsidiary formed or acquired after the Closing Date which is not a Subsidiary Borrower, within 30 days after becoming a direct or indirect Subsidiary of Brightpoint, and (ii) each of RPS Industries Company Limited, Brightpoint F.S.C., Inc. and Brightpoint Sweden Aktiebolag, within 45 days of the Closing Date, to execute and deliver to the Administrative Agent a Guarantor Assumption Letter pursuant to which it agrees to be bound by the provisions of Article IX, together with corporate resolutions and such other corporate documentation as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent.

     (N) Post-Closing Requirements. Brightpoint will and will cause each of its Subsidiaries to comply, with the requirements set forth in Schedule 6.3(N) on or before the expiration of the time periods set forth therein.

     6.3  Negative Covenants.

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


      (A) Indebtedness. Neither Brightpoint nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

           (a)  the Obligations;

           (b) Permitted Existing Indebtedness, and any extension, renewal, refunding or refinancing thereof, provided that any such extension, renewal, refunding or refinancing is in an aggregate principal amount not greater than the principal amount of and interest, fees and expenses accrued on, such Permitted Existing Indebtedness outstanding at the time thereof and is on terms (including, without limitation, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default, and remedies) not materially less favorable to the obligor or adverse to the Lenders than the terms of such Permitted Existing Indebtedness;

           (c) Indebtedness arising from intercompany loans from (1) Brightpoint, BPI or any other Subsidiary of Brightpoint to any Borrower,
      (2) any Subsidiary that is not a Borrower to any other Subsidiary or (3) any Borrower to any Subsidiary of Brightpoint which is not a Borrower provided the aggregate Non-Borrower Subsidiary Investment does not exceed fifteen percent (15%) of Consolidated Book Equity at any time, and provided further that all such Indebtedness to Brightpoint or BPI is evidenced by notes (or other evidence of indebtedness acceptable to the Administrative Agent) which are pledged to the Administrative Agent;

           (d)  Indebtedness in respect of Hedging Agreements permitted under
      Section 6.3(Q);

           (e) secured or unsecured purchase money Indebtedness (including Capitalized Leases) incurred by Brightpoint or any of its Subsidiaries after the Closing Date to finance the acquisition of fixed assets, if (1) at the time of such incurrence, no Default or Unmatured Default has occurred and is continuing or would result from such incurrence, (2) such Indebtedness has a scheduled maturity and is not due on demand, (3) such Indebtedness does not exceed in the aggregate outstanding at any time $5,000,000, and (4) any Lien securing such Indebtedness is permitted under Section 6.3(C) (such Indebtedness being referred to herein as "PERMITTED PURCHASE MONEY INDEBTEDNESS");

           (f) Indebtedness with respect to surety, appeal and performance bonds obtained by Brightpoint or any of its Subsidiaries in the ordinary course of business;

           (g)  Indebtedness constituting Contingent Obligations permitted by
      Section 6.3(E);

           (h) unsecured Indebtedness and other liabilities incurred in the ordinary course of business and consistent with past practice, but not incurred through the borrowing of money or the obtaining of credit (other than customary trade terms); and

           (i) other unsecured Indebtedness provided such other Indebtedness does not exceed in the aggregate outstanding at any time $5,000,000.

      (B) Sales of Assets. Neither Brightpoint nor any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

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

           (i)    sales of Inventory in the ordinary course of business;

           (ii) the disposition of obsolete Equipment in the ordinary course of business; and

           (iii) sales, assignments, transfers, leases, conveyances or other dispositions of other assets if such transaction (a) is for all cash consideration with respect to any Collateral which is sold, (b) is for not less than fair market value, and (c) when combined with all such other sales, assignments, transfers, conveyances or other dispositions
      (i) in the immediately preceding twelve-month period represents the disposition of not greater than five percent (5.0%) of Brightpoint's consolidated net worth as of the beginning of such 12-month period and
      (ii) in the period from the Closing Date to the date of such transaction represents the disposition of not greater than fifteen percent (15%) of Brightpoint's consolidated net worth as of the Closing Date.

      (C) Liens. Neither Brightpoint nor any of its Subsidiaries shall directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any of their respective property or assets except:

           (i)    Liens created by the Loan Documents;

           (ii)   Permitted Existing Liens;

           (iii)  Customary Permitted Liens; and

           (iv) purchase money Liens (including the interest of a lessor under a Capitalized Lease and Liens to which any property is subject at the time of the acquisition thereof by Brightpoint or one of its Subsidiaries) securing Permitted Purchase Money Indebtedness; provided that such Liens shall not apply to any property of Brightpoint or its Subsidiaries other than that purchased or subject to such Capitalized Lease.

In addition, neither Brightpoint nor any or its Subsidiaries shall become a party to any agreement, note, indenture or other instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Administrative Agent for the benefit of itself and the Holders of Secured Obligations, as additional collateral for the Obligations; provided that any agreement, note, indenture or other instrument in connection with Permitted Purchase Money Indebtedness (including Leases) may prohibit the creation of a Lien in favor of the Administrative Agent for the benefit of itself and the Holders of the Secured Obligations on the items of property obtained with the proceeds of such Permitted Purchase Money Indebtedness.

      (D) Investments. Except for Permitted Existing Investments in an amount not greater than the amount thereof on the Closing Date and except to the extent permitted pursuant to paragraph (G) below, neither Brightpoint nor any of its Subsidiaries shall directly or indirectly make or own any Investment except:

           (i)    Investments in Cash Equivalents;

           (ii)   Investments in Subsidiary Borrowers;

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


           (iii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

           (iv) Investments consisting of deposit accounts maintained by Brightpoint and its Subsidiaries in connection with its cash management system in the ordinary course of business and consistent with past practice;

           (v)    Investments consisting of Indebtedness permitted pursuant to
      Section 6.3(A)(c) or other Investments in any non-Borrower Subsidiary; provided the Non-Borrower Subsidiary Investment shall not exceed fifteen percent (15%) of Consolidated Book Equity at any time; and

           (vi) Investments resulting from Acquisitions permitted by Section 6.3(G); and

           (vii) Investments with any other Persons which do not exceed $5,000,000 in the aggregate at any time.

      (E) Contingent Obligations. Neither Brightpoint nor any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Contingent Obligation, contingent liability, long-term lease, synthetic lease, commitment or Contractual Obligation, not reflected in the financial statements attached hereto as Exhibit L, except: (i) as set forth on
Schedule 5.18, (ii) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;
(iii) Permitted Existing Contingent Obligations and any extensions, renewals or replacements thereof, provided that any such extension, renewal or replacement is not greater than the Indebtedness under, and shall be on terms no less favorable to Brightpoint or such Subsidiary than the terms of, the Permitted Existing Contingent Obligation being extended, renewed or replaced; (iv) obligations, warranties, and indemnities, not relating to Indebtedness of any Person, which have been or are undertaken or made in the ordinary course of business and not for the benefit of or in favor of an Affiliate of Brightpoint or such Subsidiary; (v) Contingent Obligations of Brightpoint or any of its Subsidiaries with respect to any Indebtedness permitted by this Agreement; (vi) Contingent Obligations with respect to surety, appeal and performance bonds obtained by Brightpoint or any Subsidiary in the ordinary course of business;
(vii) contingent liabilities consisting of Contingent Purchase Price Obligations which could not reasonably be expected to subject Brightpoint or any of its Subsidiaries to liability individually or in the aggregate in excess of $10,000,000; and (viii) additional Contingent Obligations, liabilities and the like which do not exceed $1,000,000 in the aggregate at any time.

      (F) Restricted Junior Payments. Neither Brightpoint nor any of its Subsidiaries shall declare or make any Restricted Junior Payment, except:

           (i) payments made in connection with the repurchase of Capital Stock or other Equity Interests in Brightpoint or any of its Subsidiaries from any Person in connection with the termination (voluntarily or involuntarily) of such Person's employment with Brightpoint or any of its Subsidiaries which, in the aggregate, exceed the aggregate amount received by Brightpoint or any of its Subsidiaries from the contemporaneous resale or reissuance of such interests by not more than $1,000,000; and

           (ii) payments of customary and reasonable fees and expense reimbursements to members of the board of directors of Brightpoint and any Subsidiary;

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


           (iii) Restricted Junior Payments made by any Subsidiary of Brightpoint to Brightpoint or any other Subsidiary of Brightpoint except that no Subsidiary that is a Borrower shall make any Restricted Junior Payment to a Subsidiary of Brightpoint that is not a Borrower unless the Non-Borrower Subsidiary Investment shall not at any time exceed fifteen percent (15%) of Consolidated Book Equity; and

           (iv)   Restricted Junior Payments as set forth on Schedule 6.3(F);

provided, however, that the Restricted Junior Payments described in clause (i) shall not be permitted if either a Default or an Unmatured Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.

      (G) Conduct of Business; Subsidiaries; Acquisitions. Neither Brightpoint nor any of its Subsidiaries shall engage in any business other than the businesses engaged in by them on the date hereof and any business or activities which are substantially similar, related or incidental thereto. Brightpoint shall not and shall not permit any of its Subsidiaries to create, capitalize or acquire any Subsidiary after the date hereof or enter into any transaction or series of transactions in which it acquires all or any significant portion of the assets of another Person unless such purchase meets the following requirements (each such purchase constituting a "PERMITTED ACQUISITION"):

           (1) no Default or Unmatured Default shall have occurred and be continuing or would result from such transaction or transactions or the incurrence of any Indebtedness in connection therewith;

           (2) prior to each such purchase, Brightpoint shall deliver to the Administrative Agent and the Lenders a certificate from one of Brightpoint's Authorized Officers demonstrating to the satisfaction of the Administrative Agent and the Required Lenders that after giving effect to such transaction or transactions and the incurrence of any Indebtedness permitted by Section 6.3(A) in connection therewith on a pro forma basis as if such acquisition and such incurrence of Indebtedness had occurred on the first day of the twelve-month period ending on the last day of Brightpoint's most recently completed fiscal quarter, Brightpoint would have been in compliance with all provisions of Section
      6.4 at all times during such twelve-month period;

           (3) the purchase is consummated pursuant to a negotiated acquisition agreement on a non-hostile basis and involves the purchase of a business line similar, related or incidental to that of Brightpoint's and its Subsidiaries as of the Closing Date; and

           (4) the aggregate purchase price (including assumed liabilities) in connection with all such transactions during any twelve month period shall not exceed:

                 (A) for any single transaction or series of related transactions, $10,000,000; provided not more than $5,000,000 of such amount shall be consideration paid in cash or Cash Equivalents; and

                 (B) for all transactions during the twelve-month period ending on the date of such transaction, $20,000,000; provided not more than $10,000,000 of such amount shall be consideration paid in cash or Cash Equivalents.

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

     (H) Transactions with Shareholders and Affiliates. Neither Brightpoint nor any of its Subsidiaries shall directly or indirectly (i) except as permitted in Section 6.3(F), pay any fees or compensation to Management or any other employees who are holders of Capital Stock or other Equity Interests in Brightpoint or any of its Subsidiaries, other than wages, salaries and bonuses of employees in the ordinary course and consistent with past practices; (ii) enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of any Capital Stock or other Equity Interests in Brightpoint, or with any Affiliate of Brightpoint, on terms that are less favorable to Brightpoint or its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate; or (iii) enter into or permit to exist any such non-arm's length transaction between any Borrower and any Subsidiary of Brightpoint which is not a Borrower if as a result thereof the Non-Borrower Subsidiary Investment would at any time exceed fifteen percent (15%) of Consolidated Book Equity.

     (I) Restriction on Fundamental Changes. Neither Brightpoint nor any of its Subsidiaries shall enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of Brightpoint's or any such Subsidiary's business or property, whether now or hereafter acquired, except transactions permitted under Section 6.3(B) and except that any Subsidiary of Brightpoint or BPI may merge with or liquidate into Brightpoint or BPI or any other Subsidiary of Brightpoint, provided that the surviving entity expressly assumes any liabilities, if any, of either of such Subsidiaries with respect to the Obligations pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent and provided further that the consolidated net worth of the surviving corporation is not less than the consolidated net worth of the Subsidiary with any liability with respect to the Obligations immediately prior to such merger.

     (J) Sales and Leasebacks. Neither Brightpoint nor any of its Subsidiaries shall become liable, directly, by assumption or by Contingent Obligation, with respect to any lease, whether an Operating Lease or a Capitalized Lease, of any property (whether real or personal or mixed) (i) which it or one of its Subsidiaries sold or transferred or is to sell or transfer to any other Person, or (ii) which it or one of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by it or one of its Subsidiaries to any other Person in connection with such lease, unless in either case the sale involved is not prohibited under Section 6.3(B) and the lease involved is not prohibited under Section 6.3(A).

     (K) Margin Regulations. Neither the Borrower nor any of its Subsidiaries, shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     (L) ERISA. Brightpoint shall not (i) engage, or permit any of its Subsidiaries to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

           (ii) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

           (iii) fail, or permit any Controlled Group member to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

           (iv) terminate, or permit any Controlled Group member to terminate, any Benefit Plan which would result in any liability of Brightpoint or any Controlled Group member under Title IV of ERISA;

           (v) fail to make any contribution or payment to any Multiemployer Plan which Brightpoint or any Controlled Group member may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

           (vi) fail, or permit any Controlled Group member to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

           (vii) amend, or permit any Controlled Group member to amend, a Plan resulting in an increase in current liability for the plan year such that Brightpoint or any Controlled group member is required to provide security to such Plan under Section 401(a)(29) of the Code.

      (M) Issuance of Equity Interests. Neither Brightpoint nor any of its Subsidiaries shall issue any ownership, membership or other equity interests after the date of this Agreement if such issuance causes a Change of Control to occur.

      (N) Organizational Documents. Neither Brightpoint nor any of its Subsidiaries shall amend, modify or otherwise change any of the terms or provisions in any of their respective organizational documents as in effect on the date hereof in any manner adverse to the interests of the Lenders without the prior written consent of the Required Lenders.

      (O) Other Indebtedness. Neither Brightpoint nor any of its Subsidiaries shall amend, supplement or otherwise modify the terms of any Indebtedness (other than the Obligations) permitted under Section 6.3(A) except Indebtedness owed by a Borrower or Guarantor to a Borrower or Guarantor in any way that would not be materially less advantageous to Brightpoint or such Subsidiary or materially adverse to the Lenders, including, without limitation, with respect to amount, maturity, amortization, interest rate, premiums, fees, covenants, subordination, events of default and remedies.

      (P) Fiscal Year. Neither Brightpoint nor any of its consolidated Subsidiaries shall change its fiscal year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

      (Q) Hedging Obligations. Brightpoint shall not and shall not permit any of its Subsidiaries to enter into any interest rate, commodity or foreign currency exchange, swap, collar, cap or similar agreements other than interest rate, foreign currency or commodity exchange, swap, collar, cap, leveraged derivative or similar agreements pursuant to which Brightpoint or any of its Subsidiaries have hedged its or their actual interest rate, foreign currency or commodity exposure (such hedging agreements are sometimes referred to herein as "HEDGING AGREEMENTS"). In the event a Lender elects to enter into any Hedging Agreements with Brightpoint or any of its Subsidiaries, the obligations of Brightpoint or such Subsidiary with respect to such Hedging Agreements shall be Secured Obligations secured by the Collateral.

     6.4  Financial Covenants.  Brightpoint shall comply with the following:

     (A) Defined Terms for Financial Covenants. The following terms used in this Agreement shall have the following meanings (such meanings to be applicable, except to the extent otherwise indicated in a definition of a particular term, both to the singular and the plural forms of the terms defined):

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including Capitalized Leases and Permitted Purchase Money Indebtedness) by Brightpoint and its Subsidiaries during that period that, in conformity with Agreement Accounting Principles, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of Brightpoint and its Subsidiaries other than with respect to the acquisition of inventory in the ordinary course of business.

     "CONSOLIDATED BOOK EQUITY" shall mean, at a particular date, all amounts which would be included under consolidated book equity for Brightpoint and its Subsidiaries determined on a consolidated basis in accordance with Agreement Accounting Principles.

     "EBITDA" means, for any period, on a consolidated basis for Brightpoint and its consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income, plus (ii) charges against income for foreign income taxes or U.S. income taxes to the extent deducted in computing Net Income, plus (iii) Interest Expense to the extent deducted in computing Net Income, plus (iv) depreciation expense to the extent deducted in computing Net Income, plus (v) amortization expense, including, without limitation, amortization of goodwill and other intangible assets to the extent deducted in computing Net Income, plus (vi) other non-cash charges (including, without duplication, any effect of any write-up in the value of Inventory attributable to purchase accounting) in accordance with Agreement Accounting Principles to the extent deducted in computing Net Income, plus (vii) income attributable to minority interests to the extent excluded from Net Income, minus (viii) interest income, minus (ix) Net Extraordinary Gains. As used herein "NET EXTRAORDINARY GAINS" shall mean the sum of, but only if positive, extraordinary gains (and any nonrecurring unusual gains arising in or outside of the ordinary course of business not included in extraordinary gains determined in accordance with Agreement Accounting Principles which have been included in the determination of Net Income) minus extraordinary losses (and any nonrecurring unusual losses arising in or outside of the ordinary course of business not included in extraordinary losses determined in accordance with Agreement Accounting Principles).

     "INTEREST EXPENSE" means, for any period, the consolidated total interest expense of Brightpoint and its Subsidiaries, determined on a consolidated basis, whether paid or accrued, but without duplication (including the interest component of Capitalized Leases), but excluding interest expense not payable in cash (including amortization of discount), all as determined in conformity with Agreement Accounting Principles.

     "NET INCOME" means, for any period, the net earnings (or loss) after taxes of Brightpoint and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with Agreement Accounting Principles.

     "RENTALS" of a Person means the aggregate fixed amounts payable by such Person under any lease of real or personal property but does not include any amounts payable under Capitalized Leases of such Person.

     (B) Fixed Charge Coverage Ratio. Brightpoint shall maintain a ratio ("FIXED CHARGE COVERAGE RATIO") of: (i) the sum of the amounts of Net Income, plus (b) charges against income for foreign income taxes or U.S. income taxes to the extent deducted in computing Net Income, plus (c) Interest Expense to the extent deducted in computing Net Income plus (d) Rentals to the extent deducted in computing Net Income to (ii) the sum of the amounts of (a) Interest Expense to the extent deducted in computing Net Income, plus (b) Rentals to the extent deducted in computing Net Income, plus (c) scheduled amortization of the principal portion of all Indebtedness of Brightpoint and its Subsidiaries during such period of at least the ratio set forth below as of the end of each fiscal quarter ending during the periods set forth below:



                                            MINIMUM FIXED CHARGE
                         PERIOD                COVERAGE RATIO
                         ------             --------------------
                  June 30, 1997 through        2.50 to 1.00
                  December 31, 1997

                  March 31, 1998 through       3.00 to 1.00
                  September 30, 1998

                  December 31, 1998 and        3.25 to 1.00
                  thereafter


In each case the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four-quarter period ending on such day.

     (C) Minimum Consolidated Book Equity. Brightpoint shall not permit its Consolidated Book Equity at any time to be less than the sum of (a) $84,000,000, plus (b) fifty percent (50%) of Net Income (if positive) calculated separately for each fiscal quarter ending after December 31, 1996, plus (c) seventy-five percent (75%) of the net cash proceeds resulting from the issuance by Brightpoint of any of its Capital Stock.

     (D) Maximum Leverage Ratio. Brightpoint shall not permit the ratio ("LEVERAGE RATIO") of (i) the sum of (a) Indebtedness of Brightpoint and its consolidated Subsidiaries for borrowed money and (b) Capitalized Lease Obligations to (ii) EBITDA to be greater than the ratio set forth below at the end of the fiscal quarter ending on the corresponding date set forth below:



                  PERIOD ENDING         MAXIMUM LEVERAGE RATIO
                  -------------         ----------------------
                  June 30, 1997              4.00 to 1.00
                  September 30, 1997         4.00 to 1.00
                  December 31, 1997          4.00 to 1.00

                  March 31, 1998             3.75 to 1.00
                  June 30, 1998              3.75 to 1.00
                  September 30, 1998         3.75 to 1.00
                  December 31, 1998          3.50 to 1.00
                  and each quarter
                  thereafter


The Leverage Ratio shall be calculated, in each case, determined as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day (provided, however, that for the fiscal quarter ending June 30, 1997, the Leverage Ratio shall be calculated using EBITDA for the period beginning September 30, 1996 and ending on June 30, 1997 multiplied by 1.33).

     (E) Current Asset Coverage Ratio. Brightpoint shall maintain a ratio ("CURRENT ASSET COVERAGE RATIO") of (i) the sum of (a) Receivables (other than Receivables owing from any consolidated Subsidiary), (b) Inventory and (c) cash and Cash Equivalents in each case maintained by Brightpoint and BPI in the United States to (ii) the sum of (a) Indebtedness of Brightpoint and its consolidated Subsidiaries for borrowed money and (b) Capitalized Lease Obligations to be greater than 0.75 to 1.00 at the end of any fiscal quarter.

     (F) Capital Expenditures. Brightpoint will not, nor will it permit any Subsidiary to, expend, or be committed to expend, for Capital Expenditures during any one fiscal year in the aggregate for Brightpoint and its Subsidiaries in excess of (a) $13,500,000 for the fiscal year ending December 31, 1997, (b) $15,000,000 for the fiscal year ending December 31, 1998 and (c) for each fiscal year thereafter the sum of (i) $15,000,000 plus (ii) the product of $2,000,000 multiplied by the number of complete fiscal years after December 31, 1998.

ARTICLE VII:  DEFAULTS

     7.1 Defaults. Each of the following occurrences shall constitute a Default under this Agreement:

     (a) Failure to Make Payments When Due. Any Borrower shall (i) fail to pay when due any of the Obligations consisting of principal with respect to the Loans or (ii) shall fail to pay within five (5) days of the date when due any of the other Obligations under this Agreement or the other Loan Documents.

     (b) Breach of Certain Covenants. Any Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Borrower under Sections 6.1 (other than clauses (A), (D), (E), (F) or
(H) thereof), 6.2(K), 6.2(M), 6.2(N), 6.3 or 6.4.

     (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by any Borrower or Guarantor to the Administrative Agent or any Lender herein or by Brightpoint or any of its Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made (or deemed made).

     (d) Other Defaults. Any Borrower shall default in the performance of or compliance with any term contained in this Agreement (other than as covered by paragraphs (a), (b) or (c) of this Section 7.1), or Brightpoint or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any of the other Loan Documents, and such default shall continue for ten (10) days after the earlier to occur of (i) notice from the Administrative Agent or any Lender to Brightpoint of such Default and (ii) Brightpoint or any of its Subsidiaries knew of such default or should have known of such default exercising reasonable diligence.

      (e) Default as to Other Indebtedness. Any of Brightpoint or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Indebtedness (other than the Obligations) the outstanding principal amount of which Indebtedness is in excess of $2,500,000; or any breach, default or event of default shall occur, or any other condition shall exist under any instrument, agreement or indenture pertaining to any such Indebtedness, if the effect thereof is to cause an acceleration, mandatory redemption, a requirement that Brightpoint or any such Subsidiary offer to purchase such Indebtedness or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by Brightpoint or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof.

      (f)  Involuntary Bankruptcy; Appointment of Receiver, Etc.

           (i) An involuntary case shall be commenced against Brightpoint or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Brightpoint or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

           (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Brightpoint or any of its Subsidiaries or over all or a substantial part of the property of Brightpoint or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of Brightpoint or any of its Subsidiaries or of all or a substantial part of the property of Brightpoint or any of its Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the property of Brightpoint or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

      (g) Voluntary Bankruptcy; Appointment of Receiver, Etc. Brightpoint or any of its Subsidiaries shall (i) commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, (iii) consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (iv) make any assignment for the benefit of creditors or (v) take any corporate action to authorize any of the foregoing.

      (h) Judgments and Attachments. Any money judgment(s), writ or warrant of attachment, or similar process against any of Brightpoint or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $2,500,000 is (are) entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than fifteen (15) days prior to the date of any proposed sale thereunder.

      (i) Dissolution. Any order, judgment or decree shall be entered against Brightpoint or any of its Subsidiaries decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or Brightpoint or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement unless the dissolving entity is a limited liability company which elects to continue its existence.

     (j)  Loan Documents; Failure of Security.  At any time, for any reason,
(i) any Loan Document as a whole that materially affects the ability of the Administrative Agent, or any of the Lenders to enforce the Obligations or enforce their rights against the Collateral ceases to be in full force and effect or any of Brightpoint or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or any of Brightpoint or any such Subsidiary seeks to render such Liens, invalid and unperfected, or (ii) Liens on Collateral with a fair market value in excess of $2,000,000 in favor of the Administrative Agent contemplated by the Loan Documents shall, at any time, for any reason, be invalidated or otherwise cease to be in full force and effect, or such Liens shall not have the priority contemplated by this Agreement or the Loan Documents.

     (k) Termination Event. Any Termination Event occurs which the Required Lenders believe is reasonably likely to subject Brightpoint or any of its Subsidiaries to liability individually or in the aggregate in excess of $1,000,000.

     (l) Waiver of Minimum Funding Standard. If the plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code and any Lender believes the substantial business hardship upon which the application for the waiver is based could reasonably be expected to subject either Brightpoint or any Controlled Group member to liability individually or in the aggregate in excess of $250,000.

     (m)  Change of Control.  A Change of Control shall occur.

     (n) Hedging Agreements. Nonpayment by Brightpoint or any of its Subsidiaries of any obligation under any Hedging Agreements entered into with any Lender or any Affiliate of any Lender on the date such payment is due or the breach by Brightpoint or any of its Subsidiaries of any other term, provision or condition contained in any such Hedging Agreements which breach remains unremedied for five (5) days.

     (o) Environmental Matters. Brightpoint or any of its Subsidiaries shall be the subject of any proceeding or investigation pertaining to (i) the Release by Brightpoint or any of its Subsidiaries of any Contaminant into the environment, (ii) the liability of any of Brightpoint or any of its Subsidiaries arising from the Release by any other Person of any Contaminant into the environment, or (iii) any violation of any Environmental, Health or Safety Requirements of Law by Brightpoint or any of its Subsidiaries, which, in any case, has or is reasonably likely to subject Brightpoint or any of its Subsidiaries to liability individually or in the aggregate in excess of $250,000.

     (p) Guarantor Revocation. Any guarantor of the Obligations shall terminate or revoke or refuse to perform any of its payment obligations under the applicable guarantee agreement or breach any of the other terms of such guarantee agreement which breach remains unremedied for five (5) days.

     A Default shall be deemed "continuing" until waived in writing in accordance with Section 8.3.

ARTICLE VIII:  ACCELERATION, DEFAULTING LENDERS; WAIVERS, AMENDMENTS AND
REMEDIES

     8.1  Remedies

     (a) Termination of Commitments; Acceleration. If any Default described in Section 7.1(f) or 7.1(g) occurs with respect to any of the Borrowers, the obligations of the Lenders to make Loans hereunder and the obligation of the Administrative Agent or any Issuing Lender to issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent, any Lender or any Issuing Lender. If any other Default occurs, the Required Lenders may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation of the Issuing Lenders to issue Letters of Credit hereunder, or (ii) declare the Obligations to be due and payable, or both, and upon any declaration under clause (ii), the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers expressly waive.

     (b) Rescission. If at any time after termination of the Lenders' obligations to make Loans or acceleration of the maturity of the Loans, Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Defaults and Unmatured Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be waived pursuant to Section 8.3, then upon the written consent of the Required Lenders and written notice to Borrowers, the termination of Lenders' respective obligations to make Loans and the respective Lenders' and the Issuing Lenders' obligations to participate in or issue Letters of Credit or the aforesaid acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or Unmatured Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Lenders to a decision which may be made at the election of the Required Lenders; they are not intended to benefit Borrowers and do not give Borrowers the right to require the Lenders to rescind or annul any termination of the aforesaid obligations of the Lenders or Issuing Lenders or any acceleration hereunder, even if the conditions set forth herein are met.

     (c) Enforcement. The Borrowers acknowledge that in the event the Borrowers fail to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Agents, the Issuing Lenders and the Lenders; therefore, Borrowers agree that the Agents, the Issuing Lenders and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.


     8.2 Defaulting Lender. In the event that any Lender fails to fund its Revolving Credit Share or Alternate Currency Share of any Advance requested or deemed requested by any Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Advance being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrowers and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrowers by the

Administrative Agent ("CURE LOANS") on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

           (i) the foregoing provisions of this Section 8.2 shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 2.10;

           (ii) any such Lender shall be deemed to have cured its failure to fund its Revolving Credit Share or Alternate Currency Share, as applicable, of any Advance at such time as an amount equal to such Lender's original Revolving Credit Share or Alternate Currency Share, as applicable, of the requested principal portion of such Advance is fully funded to the applicable Borrower, whether made by such Lender itself or by operation of the terms of this Section 8.2, and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

           (iii) amounts advanced to any Borrower to cure, in full or in part, any such Lender's failure to fund its Revolving Credit Share of any Advance shall bear interest at the rate applicable to Base Rate Loans in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans;

           (iv) regardless of whether or not a Default has occurred or is continuing, and notwithstanding the instructions of the applicable Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Agreement, would be applied to the outstanding Base Rate Loans shall be applied first, ratably to all Base Rate Loans constituting Non Pro Rata Loans, second, ratably to Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Base Rate Loans constituting Cure Loans;

           (v) for so long as and until the earlier of any such Lender's cure of the failure to fund its Revolving Credit Share or Alternate Currency Share, as applicable, of any Advance and the termination of the Commitments, the term "Required Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose failure to fund their respective Revolving Credit Shares or Alternate Currency Share, as applicable, of such Advance have not been so cured) whose Pro Rata Shares represent at least sixty-six and two-thirds (66-2/3%) of the aggregate Pro Rata Shares of such Lenders; and

           (vi) for so long as and until any such Lender's failure to fund its Revolving Credit Share or Alternate Currency Share, as applicable, of any Advance is cured in accordance with Section 8.2(ii), (A) such Lender shall not be entitled to any facility fees with respect to its Commitments and (B) such Lender shall not be entitled to any letter of credit fees, which facility fees and letter of credit fees shall accrue in favor of the non-defaulting, shall be allocated among such performing Lenders ratably based upon their relative Revolving Loan Commitments.

      8.3 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan

Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender affected thereby:

           (i) Postpone or extend the Termination Date or any other date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to (a) any modifications of the provisions relating to prepayments of Loans and other Obligations and (b) a waiver of the application of the default rate of interest pursuant to Section
      2.11 hereof).

           (ii) Reduce the principal amount of any Loans or L/C Obligations, or reduce the rate or extend the time of payment of interest or fees thereon.

           (iii) Reduce the percentage specified in the definition of Required Lenders or any other percentage of Lenders specified to be the applicable percentage in this Agreement to act on specified matters.

           (iv) Increase the amount of the Revolving Loan Commitment or Alternate Currency Commitment of any Lender hereunder (except with respect to an increase in any sublimits for any Types of Loans within the Commitments).

           (v)    Permit any Borrower to assign its rights under this Agreement.

           (vi)   Amend this Section 8.3.

           (vii) Release any Guarantor from its obligations under Article IX, release any other guarantor of all or any part of the Obligations or release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. No amendment of any provision of this Agreement relating to any Issuing Lender shall be effective without the written consent of the Administrative Agent and each of the Issuing Lenders. No amendment of any provision of this Agreement relative to the Swing Line Lender shall be effective without the written consent of the Swing Line Lenders. No amendment of any provision of this Agreement relating to any Alternate Currency Agent shall be effective without the written consent of such Alternate Currency Agent. No amendment of any provision of any Alternate Currency Addendum shall be effective without the consent of the Required Lenders and Alternate Currency Lenders having Alternate Currency Commitments under such Alternate Currency Addendum representing at least 66-2/3% of all such Alternate Currency Commitments at such time. The Administrative Agent may waive payment of the fee required under Section 13.3(B) without obtaining the consent of any of the Lenders.

      8.4 Preservation of Rights. No delay or omission of the Lenders, the Issuing Lenders, the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan or issuance of such Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.3, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Issuing Lenders and the Lenders until the Obligations have been paid in full.


ARTICLE IX:  GUARANTEE

     9.1 Guarantee; Modifications to Obligations. In order to induce the Lenders to extend credit hereunder and the Issuing Banks to issue the Letters of Credit hereunder, each Guarantor fully and unconditionally guarantees, as a primary obligor and not merely as a surety, jointly with the other Guarantors and severally, the Obligations (including, without limitation, interest accruing hereunder after the commencement of any case under the United States Bankruptcy Code, whether or not allowed as a claim in such case); provided, however, the guaranty hereunder by each Guarantor which is a non-U.S. Subsidiary of Brightpoint shall be limited to the Obligations of all of the non-U.S. Subsidiary Borrowers. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee ("GUARANTEE") hereunder notwithstanding any such extension or renewal of any Obligation.

     9.2 Waivers. Each Guarantor waives presentment to, demand of payment from and protest to any Borrower of any of the Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by the failure of any Lender, any Issuing Bank or any Agent to assert any claim or demand or to enforce any right or remedy against any Borrower or any other Guarantor under the provisions of this Agreement or any of the other Loan Documents or otherwise, or, except as specifically provided therein, by any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, any of the other Loan Documents or any other agreement.
Each Guarantor further agrees that its Guarantee hereunder constitutes a promise of payment when due and not merely of collection, and waives any right to require that resort be had by any Lender or any Issuing Bank to any balance of any deposit account or credit on the books of any Lender or any Issuing Bank in favor of any Borrower or any other person.

     9.3 Guarantee Unconditional. Each Guarantor agrees that its obligations under this Guarantee shall be unconditional, irrespective of:

           (i) the validity, enforceability, avoidance, novation or subordination of any of the Obligations or any of the Loan Documents;

           (ii) the absence of any attempt by, or on behalf of, any Lender, any Issuing Bank or any Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower, any other guarantor of the Obligations or any other Person;

           (iii) the election of any remedy by, or on behalf of, any Lender, any Issuing Bank or any Agent with respect to all or any part of the Obligations;

           (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Lender, any Issuing Bank or any Agent with respect to any provision of any of the Loan Documents;

           (v) the failure of the Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

           (vi) the election by, or on behalf of, any one or more of the Lenders or Issuing Banks, in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the "BANKRUPTCY CODE"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

           (vii) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

           (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of any of the Lenders, any of the Issuing Banks or any Agent for repayment of all or any part of the Obligations; or

           (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower or any Guarantor.

           The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise.

           9.4 Extensions and Other Modifications of Obligations. The Lenders and Issuing Banks, either themselves or acting through the Agents, are authorized, without notice or demand and without affecting the liability of any Guarantor hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guarantee, or any other guaranties of all or any part of the Obligations, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in their discretion they may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guarantee, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty.

           9.5 No Marshalling; Reinstatement of Guarantee. The Guarantors consent and agree that none of the Lenders, Issuing Banks nor any Agent nor any Person acting for or on behalf of the Lenders, Issuing Banks or any Agent shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations. The Guarantors further agree that, to the extent that any Borrower, any Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to any Lender, any Issuing Bank or any Agent, or any Lender, any Issuing Bank or any Agent receives any proceeds of collateral for all or any part of the Obligations, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Borrower, such Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the

Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

     9.6 Agreement to Pay Obligations; Currency Issues. In furtherance of the foregoing and not in limitation of any other right which the Administrative Agent or any Lender may have at law or in equity against the Guarantors by virtue hereof, upon the failure of any Borrower to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, in cash, the amount of such unpaid Obligations; provided, however, the payment obligations hereunder by each Guarantor which is a non-U.S. Subsidiary of Brightpoint shall be limited to the Obligations of each non-U.S. Subsidiary Borrower. The Guarantors further agree, jointly and severally, that if payment in respect of any of the Obligations owed to any Agent, any Lender or any Issuing Bank shall be due in a currency other than Dollars and/or at a place of payment other than Chicago, Illinois and if, by reason of any Change, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the judgment of such Lender, Agent or Issuing Bank, not consistent with the protection of its rights or interests, then, at the election of such Lender, Agent or Issuing Bank, the Guarantors shall make payment of such Obligation in Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in Chicago, Illinois, and shall indemnify such Lender or Issuing Bank against any losses or expenses that it shall sustain as a result of such alternative payment.

     9.7 Subordination of Subrogation. Until the Obligations have been indefeasibly paid in full in cash, the Guarantors (i) shall have no right of subrogation with respect to such Obligations and (ii) waive any right to enforce any remedy which the Lenders, Issuing Banks or the Agents (or any of them) now have or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations or any other Person, and the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Lenders, the Issuing Banks and the Agents (or any of them) to secure the payment or performance of all or any part of the Obligations or any other liability of the Borrowers to the Lenders or Issuing Banks. Should any Guarantor have the right, notwithstanding the foregoing to exercise its subrogation rights, except as set forth in Section 9.9, each Guarantor hereby expressly and irrevocably subordinates to payment of the Secured Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Secured Obligations are indefeasibly paid in full in cash. Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Agents, the Lenders and the other Holders of Secured Obligations and shall not limit or otherwise affect such Guarantor's liability hereunder or the enforceability of this Article IX, and that Agents, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 9.7.

     9.8 Election of Remedies. If any Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving any Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, any Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Article IX. If, in the exercise of any of its rights and remedies, any Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by such Agent or such Lender and waives any claim based upon such action, even if such action by such Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Guarantor might otherwise have had but for such action by such Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of any Agent or any Lender to seek a deficiency judgment against any Borrower or any other Guarantor shall not impair any other Guarantor's obligation to pay the full amount of the Obligations guaranteed by it under this Article IX. In the event any Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Loan Documents, any Agent or any Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by such Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether by any Agent, any Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Article IX (subject to the limitations contained in Section 9.1 with respect to the Obligations guaranteed by the non-U.S. Guarantors), notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

      9.9 Limitation. Notwithstanding any provision herein contained to the contrary, each Guarantor's liability under this Article IX (which liability is in any event in addition to amounts for which such entity may be primarily liable as a Borrower or otherwise) shall be limited to an amount not to exceed as of any date of determination the greater of:

           (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Guarantor; and

           (b) the amount which could be claimed by the Agents and the Lenders from such Guarantor under this Article IX without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor's right of contribution and indemnification from each other Guarantor under Section 9.9.

      9.9  Contribution with Respect to Guaranty Obligations.

           (a) To the extent that any Guarantor shall make a payment under this
Article IX of all or any of the Secured Obligations (other than Loans made to that Guarantor as a Borrower for which it is primarily liable) (a "GUARANTOR PAYMENT") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

     (b) As of any date of determination, the "ALLOCABLE AMOUNT" of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this Article IX without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

     (c) This Section 9.9 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 9.9 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 9.1. Nothing contained in this Section 9.9 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

     (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

     (e) The rights of the indemnifying Guarantors against other Borrowers or Guarantors under this Section 9.9 shall be exercisable upon the full and indefeasible payment of the Secured Obligations and the termination of the Commitments.

     9.10  Liability Cumulative.  The liability of the Guarantors under this
Article IX is in addition to and shall be cumulative with all liabilities of each Guarantor or Borrower to the Agents and the Lenders under this Agreement and the other Loan Documents to which such Guarantor or Borrower is a party or in respect of any Obligations or obligation of any other Guarantor or Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

     9.11 No Revocation; Term of Guarantee. This Guarantee shall continue in full force and effect and may not be terminated or otherwise revoked until the Secured Obligations shall have been fully and indefeasibly paid (in cash) and discharged and this Agreement and all financing arrangements among the Borrowers, the Guarantors, the Lenders, the Agents and the Issuing Lenders shall have been terminated. If, notwithstanding the foregoing, the Guarantors (or any of them) shall have any right under applicable law to terminate or revoke this Guarantee, the Guarantors agree that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantors, is actually received by the Administrative Agent. Such notice shall not affect the right and power of any of the Lenders, any of the Issuing Lenders or any Agent to enforce rights arising prior to receipt thereof by the Administrative Agent. If any Lender or any Agent grants loans or takes other action, or any Issuing Bank issues Letters of Credit, after a Guarantor terminates or revokes this Guarantee but before the Administrative Agent receives such written notice, the rights of such Lender or Issuing Bank with respect thereto shall be the same as if such termination or revocation had not occurred. The provisions of this Article IX shall remain in full force and effect, notwithstanding any termination of this Agreement, until the Secured Obligations shall have been fully and indefeasibly paid (in cash) and discharged.

ARTICLE X:  GENERAL PROVISIONS

     10.1 Survival of Representations. All representations and warranties of the Borrowers and Guarantors contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     10.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers and neither the Administrative Agent nor any Issuing Lender shall be obligated to issue any Letter of Credit for the account of any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     10.3 Performance of Obligations. Each of the Borrowers agrees that the Administrative Agent may, but shall have no obligation to (i) at any time, pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against any Collateral and (ii) after the occurrence and during the continuance of a Default make any other payment or perform any act required of any Borrower under any Loan Document or take any other action which the Administrative Agent in its discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to (y) effect any repairs or obtain any insurance called for by the terms of any of the Loan Documents and to pay all or any part of the premiums therefor and the costs thereof and (z) pay any rents payable by any Borrower which are more than 30 days past due, or as to which the landlord has given notice of termination, under any lease. The Administrative Agent shall use its best efforts to give the applicable Borrower notice of any action taken under this Section 10.3 prior to the taking of such action or promptly thereafter provided the failure to give such notice shall not affect the applicable Borrower's obligations in respect thereof. Each of the Borrowers agrees to pay the Administrative Agent, upon demand, the principal amount of all funds advanced by the Administrative Agent under this Section 10.3, together with interest thereon at the rate from time to time applicable to Base Rate Loans from the date of such advance until the outstanding principal balance thereof is paid in full. If any Borrower fails to make payment in respect of any such advance under this Section 10.3 within one (1) Business
Day after the date such Borrower receives written demand therefor from the Administrative Agent, the Administrative Agent shall promptly notify each Lender and each Lender agrees that it shall thereupon make available to the Administrative Agent, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of such advance. If such funds are not made available to the Administrative Agent by such Lender within one
(1) Business Day after the Administrative Agent's demand therefor, the Administrative Agent will be entitled to recover any such amount from such Lender together with interest thereon at the Effective Federal Funds Rate for each day during the period commencing on the date of such demand and ending on the date such amount is received. The failure of any Lender to make available to the Administrative Agent its Pro Rata Share of any such unreimbursed advance under this Section 10.3 shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Pro Rata Share of such advance on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. All outstanding principal of, and interest on, advances made under this Section 10.3 shall constitute Obligations secured by the Collateral until paid in full by the Borrowers.

     10.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     10.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Guarantors, the Administrative Agent, the Syndication Agent, the Alternate Currency Agents and the Lenders and supersede all prior agreements and understandings relating to the subject matter thereof.

     10.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other. The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

     10.7  Expenses; Indemnification.

     (A) Expenses. Subject to the letter agreement dated April 22, 1997 among Brightpoint, the Administrative Agent, the Arranger and the Syndication Agent with respect to costs and expenses incurred on or prior to the Closing Date, the Borrowers shall reimburse the Agents and the Arranger for any reasonable costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for any Agent or the Arranger, which attorneys and paralegals may be employees of any Agent or the Arranger) paid or incurred by any Agent or Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. Each of the Borrowers also agrees to reimburse the Agents, the Lenders and the Issuing Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' and paralegals' fees and time charges of attorneys and paralegals for the Agents, the Lenders and the Issuing Lenders, which attorneys and paralegals may be employees of any Agent, the Lenders or the Issuing Lenders) paid or incurred by any Agent, any Lender or any Issuing Lender in connection with the collection of the Obligations and enforcement of the Loan Documents. In addition to expenses set forth above, each of the Borrowers agrees to reimburse the Administrative Agent, promptly after the request therefor, for each audit, collateral analysis or other business analysis performed by or for the benefit of the Lenders in connection with this Agreement or the other Loan Documents in an amount equal to the Administrative Agent's then customary charges for each person employed to perform such audit or analysis, plus all costs and expenses (including without limitation, travel expenses) incurred by the Administrative Agent in the performance of such audit or analysis; provided, however, the Borrowers shall not be obligated to so reimburse the Administrative Agent during any period of 12 consecutive months in an amount in excess of $8,000 for such audits, collateral analyses or other business analyses conducted at a time when no Default or Unmatured Default has occurred and is continuing. The Administrative Agent shall provide the Borrowers with a detailed statement of all reimbursements requested under this Section 10.7(A).

     (B) Indemnity. Each of the Borrowers and Guarantors further agrees to defend, protect, indemnify, and hold harmless the Agents, the Arranger, each and all of the Lenders, each and all of the Issuing Lenders, the Swing Loan Lender and each of their respective Affiliates, and each of such Agent's, Arranger's, Lender's, Issuing Lender's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article IV) (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of:

           (i) this Agreement, the other Loan Documents, or any act, event or transaction related or attendant thereto or to the Stock Acquisition, the making of the Loans, and the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents; or

           (ii) any liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or remedial action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future relating to violation of any Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of Brightpoint, its Subsidiaries or any of their respective predecessors in interest, or, the past, present or future environmental, health or safety condition of any respective property of Brightpoint or its Subsidiaries, the presence of asbestos-containing materials at any respective property of Brightpoint or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS");

provided, however, the Borrowers and Guarantors shall have no obligation to an Indemnitee hereunder with respect to (i) Indemnified Matters caused solely by or resulting solely from the willful misconduct or Gross Negligence of such Indemnitee, as determined by the final non-appealable judgment of a court of competent jurisdiction or (ii) Indemnified Matters arising solely out of a dispute between the Agents or a dispute between any Lender and any Agent. If the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers and Guarantors shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

      (C) Waiver of Certain Claims; Settlement of Claims. Each of the Borrowers and each of the Guarantors agrees to assert no claim against any of the Indemnitees on any theory of liability for consequential damages, indirect damages, exemplary damages, punitive damages or any other similar theory of damages howsoever categorized. No settlement shall be entered into by Brightpoint or any if its Subsidiaries with respect to any claim, litigation, arbitration or other proceeding relating to or arising out of the transaction evidenced by this Agreement or the other Loan Documents(whether or not any Agent, any Lender, any Issuing Lender or any Indemnitee is a party thereto) unless such settlement releases all Indemnitees from any and all liability with respect thereto.

      (D) Survival of Agreements. The obligations and agreements of the Borrowers and Guarantors under this Section 10.7 shall survive the termination of this Agreement.

      10.8 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

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


     10.9 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

     10.10 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     10.11 Nonliability of Lenders. The relationship among the Borrowers and the Lenders, Issuing Lenders, the Swing Line Lender and the Agents shall be solely that of borrower and lender. Neither any Agent nor any Lender nor any Issuing Lender shall have any fiduciary responsibilities to the Borrowers or to the Guarantors. Neither any Agent, nor any Lender, nor any Issuing Lender undertakes any responsibility to the Borrowers or the Guarantors to review or inform the Borrowers or Guarantors of any matter in connection with any phase of the Borrowers' or Guarantors' business or operations.

     10.12 GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF, THE OTHER AGENTS, THE LENDERS AND THE ISSUING LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN ANY BORROWER OR ANY GUARANTOR AND ANY AGENT, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     10.13  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B) OTHER JURISDICTIONS. EACH OF THE BORROWERS AND GUARANTORS AGREES THAT ANY AGENT, ANY LENDER, ANY ISSUING LENDER OR ANY HOLDER OF

SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST ANY
BORROWER OR ANY GUARANTOR OR ANY BORROWER'S OR GUARANTOR'S PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER SUCH BORROWER OR GUARANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. EACH OF THE BORROWERS AND GUARANTORS AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT UNDER THIS CLAUSE (B) BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON ALL OF WHICH PERMISSIVE COUNTERCLAIMS MAY BE BROUGHT ONLY IN THE JURISDICTION SET FORTH IN CLAUSE (A) ABOVE. EACH OF THE BORROWERS AND GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

     (C) SERVICE OF PROCESS; VENUE. EACH OF THE BORROWERS AND GUARANTORS WAIVES PERSONAL SERVICE OF PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE SECURED OBLIGATIONS, IRREVOCABLY APPOINTS [_________________________] AS THEIR AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT.
EACH OF THE BORROWERS AND GUARANTORS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) WAIVER OF BOND. EACH OF THE BORROWERS AND GUARANTORS WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER,

PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.13, WITH ITS COUNSEL.

     10.14 Subordination of Intercompany Indebtedness. Each of the Borrowers and Guarantors agrees that any and all claims of such Borrower or Guarantor against any other Borrower, any Guarantor, any endorser, obligor or any other guarantor of all or any part of the Secured Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Secured Obligations. Notwithstanding any right of any Borrower or Guarantor to ask, demand, sue for, take or receive any payment from any other Borrower or any Guarantor, all rights, liens and security interests of any Borrower or Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Borrower or any Guarantor (whether constituting part of Collateral given to any Holder of Secured Obligations or the Agent to secure payment of all or any part of the Secured Obligations or otherwise) shall be and are subordinated to the rights of the Holders of Secured Obligations and the Agent in those assets. No Borrower or Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Secured Obligations (other than contingent indemnity obligations) shall have been fully paid and satisfied and all financing arrangements among the Borrowers, Guarantors and the Holders of Secured Obligations have been terminated. If all or any part of the assets of any Borrower or Guarantor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower or Guarantor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower or Guarantor is dissolved or if substantially all of the assets of any Borrower or Guarantor are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any such Borrower or Guarantor to any other Borrower or Guarantor ("INTERCOMPANY INDEBTEDNESS") shall be paid or delivered directly to the Administrative Agent for application on any of the Secured Obligations, due or to become due, until such Secured Obligations (other than contingent indemnity obligations) shall have first been fully paid and satisfied. The Borrowers and the Guarantors irrevocably authorize and empower the Administrative Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the applicable Borrower or Guarantor such proofs of claim and take such other action, in the Administrative Agent's own name or in the name of the applicable Borrower or Guarantor or otherwise, as the Administrative Agent may deem necessary or advisable for the enforcement of this Section 10.14. The Administrative Agent may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Secured Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by any Borrower or Guarantor upon or with respect to the Intercompany Indebtedness prior to the satisfaction of all of the Secured Obligations (other than contingent indemnity obligations) and the termination of all financing arrangements among the Borrowers, the Guarantors and the Holders of Secured Obligations, the applicable Borrower or Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Holders of Secured Obligations and shall forthwith deliver the same to the Administrative Agent, for the benefit of the Holders of Secured Obligations, in precisely the form received (except for the endorsement or assignment of the Borrower where necessary), for application to any of the Secured Obligations, due or not due, and, until so delivered,

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



the same shall be held in trust by the Borrower or Guarantor, as applicable, as the property of the Holders of Secured Obligations. If any Borrower or Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees are irrevocably authorized to make the same. The Borrowers and Guarantors agree that until the Secured Obligations (other than the contingent indemnity obligations) have been paid in full (in cash) and satisfied and all financing arrangements among the Borrowers, Guarantors and the Holders of Secured Obligations have been terminated, the Borrowers and Guarantors will not assign or transfer to any Person (other than the Administrative Agent) any claim such Borrower or Guarantor has or may have against any other Borrower or Guarantor.

     10.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     10.16 Alternate Currency Addenda Binding on Each Lender; Provisions Regarding Alternate Currency Agents. Each of the Lenders agrees that it shall be bound by the provisions of each Alternate Currency Addendum entered into in connection herewith, in particular as it relates to the provisions applicable to the Alternate Currency Agent appointed thereunder.

ARTICLE XI:  THE ADMINISTRATIVE AGENT

     11.1 Appointment; Nature of Relationship. First Chicago is appointed by the Lenders (each reference in this Article XI to a Lender being in its capacity either as a Lender or an Issuing Lender or a Swing Line Lender, or any or all of the foregoing) as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement and that the Administrative Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender waives.

     11.2 Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties or fiduciary duties to the Lenders, or any obligation to the Lenders to take any action hereunder or under any of the other Loan Documents except any action specifically provided by the Loan Documents required to be taken by the Administrative Agent.

     11.3 General Immunity. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be liable to any of the Borrowers, the Guarantors, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of such Person.

     11.4 No Responsibility for Loans, Creditworthiness, Collateral, Recitals, Etc. Neither the Administrative Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document; (iii) the satisfaction of any condition specified in Article IV; (iv) the existence or possible existence of any Default or (v) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any of the other Loan Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of any Guarantor of any or all of the Obligations, Brightpoint or any of its Subsidiaries.

     11.5 Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (except with respect to actions that require the consent of all of the Lenders as provided in Section 8.3), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all Holders of Secured Obligations.
The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     11.6 Employment of Agents and Counsel. The Administrative Agent may execute any of its duties hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact, and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement among the Administrative Agent and the Lenders, as the case may be, and all matters pertaining to its duties hereunder and under any other Loan Document.

     11.7 Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     11.8 The Administrative Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Pro Rata Shares (i) for any amounts not reimbursed by the Borrowers or Guarantors for which the Administrative

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


Agent is entitled to reimbursement or indemnification by the Borrowers or Guarantors under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents including as a result of a dispute among the Lenders or between any Lender and any Agent, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, including as a result of a dispute among the Lenders or between any Lender and any Agent, provided that no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have arisen solely from the Gross Negligence or willful misconduct of the Administrative Agent.

     11.9 Rights as a Lender. With respect to its Commitments, Loans made by it, the Notes issued to it in its individual capacity and Letters of Credit issued by it as an Issuing Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as through it were not the Administrative Agent, and the term "Lender" or "Lenders" or "Issuing Lender" or "Issuing Lenders", as applicable, shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, enter into Hedging Agreements and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Brightpoint or any of its Subsidiaries in which such Person is not prohibited hereby from engaging with any other Person.

     11.10 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by Brightpoint, the Borrowers and the Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     11.11 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Administrative Agent. Notwithstanding anything herein to the contrary, so long as no Default has occurred and is continuing, each such successor Administrative Agent shall be subject to approval by Brightpoint, which approval shall not be unreasonably withheld. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

     11.12 Collateral Documents. Each Lender authorizes the Administrative Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Lender shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Administrative Agent for the benefit of the Holders of Secured Obligations upon the terms of the Collateral Documents.

     11.13. No Duties Imposed Upon Arranger or Syndication Agent. None of the Persons identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreement as an "Arranger" or "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders identified on the cover page to this Agreement, the signature pages to this Agreement or otherwise in this Agreements as an "Arranger" or "Syndication Agent" shall have or be deemed to have any fiduciary duty to or fiduciary relationship with any Lender. In addition to the agreements set forth in Section 11.10, each of the Lenders acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE XII:  SETOFF; RATABLE PAYMENTS

     12.1 Setoff. In addition to, and without limitation of, any rights of the Lenders or Issuing Lenders under applicable law, if any Default occurs and is continuing, any indebtedness from any Lender or Issuing Lender to any of the Borrowers or Guarantors (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Obligations owing to such Lender, such Issuing Lender and the other Obligations, whether or not the Obligations, or any part hereof, shall then be due.

     12.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2 or 3.4) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligation or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to the obligations owing to them. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

     12.3 Application of Payments. Subject to the provisions of Section 8.2, the Administrative Agent shall, unless otherwise specified at the direction of the Required Lenders which direction shall be consistent with the last sentence of this Section 12.3, apply all payments and prepayments in respect of any Obligations and all proceeds of Collateral in the following order:

           (A) first, to pay interest on and then principal of any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower or Guarantor;

           (B) second, to pay interest on and then principal of any advance made under Section 10.3 for which the Administrative Agent has not then been paid by the Borrowers or the Guarantors or reimbursed by the Lenders;

           (C) third, to pay Obligations in respect of any fees, expense reimbursements or indemnities then due to the Administrative Agent;

           (D) fourth, to pay Obligations in respect of any fees, expenses, reimbursements or indemnities then due to the Lenders and Issuing Lender;

           (E)  fifth, to pay interest due in respect of Loans and L/C
      Obligations;

           (F) sixth, to the ratable payment or prepayment of principal outstanding on Loans and Reimbursement Obligations and Hedging Obligations in such order as the Administrative Agent may determine in its sole discretion;

           (G)  seventh, to provide required cash collateral if any pursuant to
      Section 2.24; and

           (H)  eighth, to the ratable payment of all other Obligations.

Unless otherwise designated (which designation shall only be applicable prior to the occurrence of a Default) by the Borrowers, all principal payments in respect of Loans shall be applied first, to repay outstanding Floating Rate Loans, and then to repay outstanding Fixed Rate Loans with those Fixed Rate Loans which have earlier expiring Interest Periods being repaid prior to those which have later expiring Interest Periods. The order of priority set forth in this Section 12.3 and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent, the Lenders, the Issuing Lender and other Holders of Secured Obligations as among themselves. The order of priority set forth in clauses (D) through (H) of this Section 12.3 may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrowers, the Guarantors, or any other Person. The order of priority set forth in clauses (A) through (C) of this Section 12.3 may be changed only with the prior written consent of the Administrative Agent.

      12.4  Relations Among Lenders.

      (a) Except with respect to the exercise of set-off rights of any Lender in accordance with Section 12.1, the proceeds of which are applied in accordance with this Agreement, and each Lender agrees that it will not take any action, nor institute any actions or proceedings, against any Borrower, any Guarantor or any other obligor hereunder or with respect to any Collateral or Loan Document, without the prior written consent of the Required Lenders or, as may be provided in this Agreement or the other Loan Documents, at the direction of the Administrative Agent.

      (b) The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

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


ARTICLE XIII:  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     13.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers, the Guarantors and the Lenders and their respective successors and assigns, except that (i) none of the Borrowers or Guarantors shall have the right to assign their rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof.
Notwithstanding clause (ii) of this Section 13.1, any Lender may at any time, without the consent of any Borrower, any Guarantor or the Administrative Agent, assign all or any portion of its rights under this Agreement and Notes, if any, issued to it to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the payee of any Note issued to any individual Lender as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 hereof in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note or of an interest in the Loans agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     13.2  Participations.

     (A) Permitted Participants; Effect. Subject to the terms set forth in this Section 13.2, any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents on a pro-rata or non-pro-rata basis; provided that without the prior written consent of the Administrative Agent, the amount of such participation shall not be for less than $5,000,000. Notice of such participation to Brightpoint and the Administrative Agent shall be required prior to any participation becoming effective with respect to a Participant which is not a Lender or an Affiliate thereof. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers and Guarantors under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers, Guarantors and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents except that, for purposes of Article III hereof, the Participants shall be entitled to the same rights as if they were Lenders; provided however that no Participant shall be entitled to receive any greater payment under such
Article III than the Lender would have been entitled to receive with respect to the rights participated.

     (B) Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which requires the consent of all of the Lenders under Section 8.3.

     (C) Benefit of Setoff. The Borrowers and the Guarantors agree that each Participant shall be deemed to have the right of setoff provided in Section
12.1 hereof in respect to its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section
12.1 hereof with respect to the amount of participating interests sold to each Participant except to the extent such Participant exercises its right of set off. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1 hereof, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     13.3  Assignments.

     (A) Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("PURCHASERS") all or a portion of its rights and obligations under this Agreement (including, without limitation, any Commitments, any Loans owing to it, all of its interests as Issuing Lender with respect to Letters of Credit, all of its participation interests in existing Letters of Credit, Swing Line Loans and Alternate Currency Swing Line Loans, and its obligation to participate in additional Letters of Credit, Swing Line Loans and Alternate Currency Swing Line Loans hereunder) in accordance with the provisions of this Section 13.3. Such assignment shall be substantially in the form of Exhibit I hereto and, without the prior consent of the Administrative Agent, shall not be permitted hereunder unless such assignment is either for all of such Lender's rights and obligations under the Loan Documents or involves Loans and Commitments in an aggregate amount of at least $5,000,000. Notice to the Administrative Agent and Brightpoint and consent of Brightpoint and the Administrative Agent (which consents will not be unreasonably withheld) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, no consent of Brightpoint shall be required for any assignment to become effective at a time when a Default has occurred and is continuing.

     (B) Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Appendix I to Exhibit I hereto (a "NOTICE OF ASSIGNMENT"), together with any consent required by Section 13.3(A) hereof, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment, Loans and L/C Obligations under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser, if not already a Lender, shall for all purposes be a Lender party to this Agreement and any other Loan Documents executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no consent or action by any of the Borrowers, Guarantors or the Lenders and no further consent or action by the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Commitments, Loans and Letter of Credit participations assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3(B), if requested by the transferor Lender or Purchaser, the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitments, as adjusted pursuant to such assignment provided if no such request is made, the master Note(s) shall reflect their Commitments, as adjusted pursuant to such assignment.

     (C) The Register. The Administrative Agent shall maintain at its address referred to in Section 14.1 a copy of each assignment delivered to and accepted by it pursuant to this Section 13.3 and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an assignment under this Section 13.3. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Brightpoint and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     13.4 Confidentiality. Subject to Section 13.5, the Agents and the Lenders shall hold all nonpublic information obtained pursuant to the requirements of this Agreement and identified as such by Brightpoint in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices. Each of the Agents and the Lenders agrees that it will not make use of any such confidential information for personal gain or for transactions other than those contemplated by this Agreement, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by such Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than Brightpoint and its Subsidiaries provided that such source is not bound by a confidentiality agreement known to such Agent or such Lender; provided, however, that any Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which such Agent or such Lender is subject or in connection with an examination of such Agent or such Lender by any such Governmental Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which any Agent, any Lender or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (G) to any affiliate of the Agent or such Lender, or to any prospective Transferee, provided that such affiliate or prospective Transferee agrees to keep such information confidential to the same extent required of the Agents and the Lenders hereunder; and (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which Brightpoint or any of its
Subsidiaries is party or is deemed party with such Agent or such Lender.   In
any event, the Agents and the Lenders may make disclosure reasonably required by a prospective Transferee in connection with the contemplated participation or assignment or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process and shall require any such Transferee or prospective Transferee to agree (and require any of its Transferees to agree) to comply with this Section 13.4. In no event shall any Agent or any Lender be obligated or required to return any materials furnished by the Borrowers or Guarantors; provided, however, each prospective Transferee shall be required to agree that if it does not become a participant or assignee it shall return all materials furnished to it by or on behalf of the Borrowers or Guarantors in connection with this Agreement.

     13.5 Dissemination of Information. Each of the Borrowers and Guarantors authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "TRANSFEREE") and any prospective Transferee any and all information in such Lender's possession concerning Brightpoint and its Subsidiaries and the Collateral; provided that prior to any such disclosure, such prospective Transferee shall agree to preserve in accordance with Section
13.4 the confidentiality of any confidential information described therein.

ARTICLE XIV:  NOTICES

     14.1 Giving Notice. Except as otherwise permitted by Section 2.14 or the Alternate Currency Addenda with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Documents shall be in writing or by telex or by facsimile and addressed or delivered to such party, with respect to any Borrower or any Guarantor, in care of Brightpoint at the address set forth below, and for any other party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes); or, if by courier, one (1) Business Day after deposit with a reputable overnight carrier services, with all charges paid. Notices to any Borrower or any Guarantor shall be addressed as follows:

                        Brightpoint, Inc.
                        6402 Corporate Drive
                        Indianapolis, IN  46278
                        Attention:  John P. Delaney and Steven E. Fivel
                        Phone:  317/297-6100
                        Facsimile:  317/387-5479

     14.2 Change of Address. Any of the Borrowers, Guarantors, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV:  COUNTERPARTS

     This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed signature page hereof or thereof by facsimile transmission shall be effective as delivery of a manually signed counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Guarantors, the Administrative Agent and the Lenders and each party as notified the Administrative Agent by telex or telephone, that it has taken such action.

     IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Lenders, the Administrative Agent and the Syndication Agent have executed this Agreement as of the date first above written.


                                       BRIGHTPOINT, INC.
                                        as a Borrower and Guarantor

                                       By:___________________________
                                          Name:
                                          Title:


                                       BRIGHTPOINT INTERNATIONAL LTD.
                                        as a Borrower and Guarantor

                                       By:___________________________
                                          Name:
                                          Title:


                                       BRIGHTPOINT (UK) LIMITED,
                                        as a Subsidiary Borrower and Guarantor

                                       By:___________________________
                                          Name:
                                          Title:


                                       BRIGHTPOINT AUSTRALIA PTY. LIMITED,
                                        as a Subsidiary Borrower and Guarantor

                                       By:___________________________
                                          Name:
                                          Title:

                                       BRIGHTPOINT CHINA LIMITED,
                                        as a Subsidiary Borrower and Guarantor

                                       By:___________________________
                                          Name:
                                          Title:

                                   BRIGHTPOINT EMA LIMITED,
                                    as a Guarantor

                                   By:___________________________
                                      Name:
                                      Title:


                                   BRIGHTPOINT AUSTRALASIA PTY. LIMITED,
                                    as a Guarantor

                                   By:___________________________
                                      Name:
                                      Title:



                                   BRIGHTPOINT INTERNATIONAL (ASIA PACIFIC) PTE
                                    LTD., as a Guarantor

                                   By:___________________________
                                      Name:
                                      Title:

                           THE FIRST NATIONAL BANK OF CHICAGO
                            as the Administrative Agent, an Issuing Lender, the Swing Line Lender, an Alternate Currency Agent and as a Lender

                           By:___________________________
                              Name:
                              Title:

                           Notice Address:
                           One First National Plaza
                           10th Floor
                           Chicago, Illinois  60670
                           Attention:  Cory S. Olson
                           Telephone No.:  312/732-1706
                           Facsimile No.: 312/732-2991


                           Payment Address for Dollars: Same as above.

                           Eurocurrency Payment Address:  Same as above.

                          BANK ONE, INDIANA, NATIONAL ASSOCIATION
                           as the Syndication Agent, an Issuing Lender and as a Lender

                          By:___________________________
                             Name:
                             Title:

                          Notice Address:

                          111 Monument Circle
                          Suite 1921
                          Indianapolis, IN  46204
                          Attention: Brian D. Smith
                          Telephone No.: (317) 321-8354
                          Facsimile No.: (317) 321-8079


                          Payment Address for Dollars:

                          ABA #074000010
                          Account Name: Brightpoint
                          Account No.: 053 1510100263
                          Attention: Sharon Abell


                          Eurocurrency Payment Address:

                          Same as Above

                                   BANK BOSTON, N.A.
                                    as a Lender

                                   By:___________________________
                                      Name:
                                      Title:

                                   Notice Address:

                                   100 Federal Street
                                   Boston, MA  02110
                                   Attention: Lisa Marshall
                                   Telephone No.: (617) 434-4117
                                   Facsimile No.: (617) 434-6685


                                    Payment Address for Dollars:

                                    ABA #:  011 000390
                                    Ref:  Brightpoint
                                    Attention:  Comm. Loan Svcs. Adm - $43


                                    Eurocurrency Payment Address:

                                    Same as Above

                                   CORESTATES BANK, N.A.
                                    as a Lender

                                   By:___________________________
                                      Name:
                                      Title:

                                   Notice Address:

                                   1339 Chestnut Street
                                   Philadelphia, PA  19103-7618
                                   Attention: Farina Rashid
                                   Telephone No.: (215) 973-2193
                                   Facsimile No.: (215) 973-6745


                                   Payment Address for Dollars:

                                   Same as Above


                                   Eurocurrency Payment Address:

                                   Same as Above

                                     SUNTRUST BANK OF CENTRAL FLORIDA,
                                     NATIONAL ASSOCIATION
                                      as a Lender

                                     By:___________________________
                                        Name:
                                        Title:

                                     Notice Address:

                                     200 S. Orange Avenue
                                     Orlando, FL  32801
                                     Attention: Christopher Black
                                     Telephone No.: (407) 237-2467
                                     Facsimile No.: (407) 237-6894


                                     Payment Address for Dollars:

                                     ABA #:  063 102152
                                     Commercial Loans Operations
                                     Account #: 9215004320
                                     For further credit to Brightpoint
                                     Ref: 1045425802


                                     Eurocurrency Payment Address:

                                     Same as Above

                                      THE BANK OF NOVA SCOTIA
                                       as a Lender

                                      By:___________________________
                                         Name:
                                         Title:

                                      Notice Address:

                                      600 Peachtree Street N.E.
                                      Suite 2700
                                      Atlanta, GA  30308
                                      Attention: Vicki Gibson
                                      Telephone No.: (404) 877-1557
                                      Facsimile No.: (404) 888-8998


                                      Payment Address for Dollars:

                                      ABA #:  260 02532
                                      Credit Bank of Nova Scotia, Atlanta
                                      Account: 0606634
                                      Ref:  Brightpoint


                                      Eurocurrency Payment Address:

                                      Same as Above

                                  CREDIT LYONNAIS CHICAGO BRANCH
                                   as a Lender

                                  By:___________________________
                                     Name:
                                     Title:

                                  Notice Address:

                                  227 West Monroe Street
                                  Suite 3800
                                  Chicago, IL  60606
                                  Attention: Michael Lord
                                  Telephone No.: (312) 220-7318
                                  Facsimile No.: (312) 641-0527


                                  Payment Address for Dollars:

                                  FED FUNDS - CREDIT LYONNAIS NEW YORK
                                  ABA# : 0260-0807-3
                                  For Account of Credit Lyonnais Chicago Branch
                                  Account: 01.00688.0001.00
                                  Ref:  Brightpoint


                                  Eurocurrency Payment Address:

                                  Same as Above

                              THE BANK OF TOKYO-MITSUBISHI, LTD.
                              CHICAGO BRANCH
                               as a Lender

                              By:___________________________
                                 Name:
                                 Title:

                              Notice Address:

                              227 West Monroe Street
                              Suite 2300
                              Chicago, IL  60606
                              Attention: Christopher Jones
                              Telephone No.: (312) 696-4656
                              Facsimile No.: (312) 696-4585


                              Payment Address for Dollars:

                              ABA #:  071002341
                              Account: Bank of Tokyo-Mitsubishi Ltd. Chicago
                              Ref:  Brightpoint


                              Eurocurrency Payment Address:

                              Same as Above

                                 THE FUJI BANK, LIMITED
                                  as a Lender

                                 By:___________________________
                                    Name:
                                    Title:

                                 Notice Address:

                                 225 West Wacker Drive
                                 Suite 2000
                                 Chicago, IL  60602
                                 Attention: James R. Fayen
                                 Telephone No.: (312) 621-0397
                                 Facsimile No.: (312) 621-0539


                                 Payment Address for Dollars:

                                 The First National Bank of Chicago
                                 071-000-013
                                 Account: The Fuji Bank Limited Chicago Branch Account No.: 15-04797
                                 Ref: Brightpoint
                                 Attention:  Loan Administrator


                                 Eurocurrency Payment Address:

                                 Same as Above

                                   EXHIBIT A
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                      Form of Alternate Currency Addendum

                                    Attached

                                   EXHIBIT B
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                          Form of Assumption Agreement


                                              __________________,______



To the Lenders party to the
     Credit Agreement referred
     to below

Ladies and Gentlemen:

     Reference is made to the Multicurrency Credit Agreement dated as of June __, 1997 initially among Brightpoint, Inc., Brightpoint International Ltd., certain borrowing subsidiaries party thereto from time to time, certain guarantors party thereto from time to time, the institutions from time to time party thereto as Lenders (the "Lenders"), The First National Bank of Chicago, as administrative agent for the Lenders (the "Administrative Agent") and Bank One, Indiana, National Association, as syndication agent for the Lenders (as amended and in effect from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

     The undersigned, [                            ] (the "Subsidiary"), a
[corporation] organized under the laws of [                              ],
wishes to become a Subsidiary Borrower" and a "Guarantor" under the Credit Agreement, and accordingly hereby agrees that from the date hereof it shall become a "Subsidiary Borrower" and a "Guarantor" under the Credit Agreement and agrees that from the date hereof and until the payment in full of all of the Secured Obligations, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Borrower," a
"Subsidiary Borrower" and a "Guarantor."   Without limiting the generality of
the foregoing, the Subsidiary hereby represents and warrants that: (i) each of the representations and warranties set forth in the Credit Agreement is hereby made by such Subsidiary on and as of the date hereof as if made on and as of the date hereof and as if such Subsidiary is a "Borrower" and this Assumption Letter is the "Agreement" referenced therein, (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof,
(iii) each of the representations and warranties set forth in Article V is hereby made by such Subsidiary on and as of the date hereof, and (iv) such Subsidiary expressly assumes all of the obligations and liabilities of a "Guarantor" pursuant to Article IX. In addition, the Subsidiary hereby authorizes Brightpoint to act on its behalf as and to the extent provided for in Article II of the Credit Agreement in connection with the selection of Types and Interest Periods for Advances and with the making of Swing Loans and the issuance of Letters of Credit, and the conversion and continuation of Advances.

     GOVERNING LAW. ANY DISPUTE BETWEEN ANY AGENT OR ANY HOLDER OF SECURED OBLIGATIONS AND BRIGHTPOINT OR ANY SUBSIDIARY BORROWER OR GUARANTOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.




                                    [______________________________]



                                    By:
                                       ------------------------------
                                         Name:
                                         Title:



                                         Address for Notices under
                                         the Credit Agreement
                                          __________________________
                                          __________________________
                                          __________________________
                                          Attn:  _____________________
                                          Telephone No. ______________
                                          Facsimile No. _______________





Consented to:

BRIGHTPOINT, INC.


By:
   --------------------------------------
     Name:
     Title:

                                   EXHIBIT C
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                         Form Of Compliance Certificate


     Pursuant to [Section 4.2] [Section 6.1(A)(iv)] of the Credit Agreement (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of June __, 1997, by and among Brightpoint, Inc. ("Brightpoint"), Brightpoint International Ltd., certain borrowing subsidiaries from time to time parties thereto, certain guarantors from time to time parties thereto, the financial institutions from time to time party thereto (the "Lenders"), The First National Bank of Chicago, as Administrative Agent and Bank One, Indiana, National Association, as Syndication Agent, Brightpoint, through its ___________________________, hereby delivers to the Administrative Agent[, together with the financial statements being delivered to the Administrative Agent pursuant to Section 6.1(A) of the Credit Agreement,] this Compliance Certificate (the "Certificate") [for the accounting period from ____________, 19__ to ___________, 19__]. Capitalized terms used herein shall have the meanings set forth in the Credit Agreement. Subsection references herein relate to subsections of the Credit Agreement.


I. FINANCIAL COVENANTS

   A. MINIMUM FIXED CHARGE COVERAGE RATIO (Section 6.4(B))

      The ratio of (1) Net Income + taxes + Interest Expense + Rentals to
      (2) Interest Expense + Rentals + Scheduled amortization of
      Indebtedness of Brightpoint and its Subsidiaries for the period from _______ to ________
                                                                ___ to 1.0

   B. MINIMUM CONSOLIDATED BOOK EQUITY (Section 6.4(C))

      1. The lowest Consolidated Book Equity for the fiscal quarter ended ____________
                                                             $____________

      2.   Borrower's calculation of minimum required:

           (a)  $84,000,000
           (b)  50% of Net Income for each quarter
                after 12/31/96 = $________
           (c)  75% of Capital Stock proceeds = $________
           (d)  Minimum required (sum of (a) - (c)) = $_________

      C. MAXIMUM LEVERAGE RATIO (Section 6.4(D))

         1. Indebtedness of Brightpoint and its Subsidiaries   $___________

         2. Capitalized Lease Obligations                      $___________

         3. EBITDA

            (a)  Net Income                $__________
            (b)  Taxes                     $__________
            (c)  Interest Expense          $__________
            (d)  Depreciation Expense      $__________
            (e)  Amortization Expense      $__________
            (f)  Other non-cash charges    $__________
            (g)  Minority interests        $__________
            (h)  Interest Income          ($__________)
            (i)  Net Extraordinary Gains  ($__________)   =    $___________


         4. Leverage Ratio (Sum to (1) + (2) to (3))            ___ to 1.0



      D. CURRENT ASSET COVERAGE RATIO (Section 6.4E)

         The ratio of (1) Receivables (other than from Consolidated Subsidiaries) + domestic Inventory + domestic cash and Cash Equivalents to (2) Indebtedness of Brightpoint and its Subsidiaries
         for borrowed money + Capitalized Lease Obligations     ___ to 1.0

      E.   CAPITAL EXPENDITURES (Section 6.4(F))

           Amount of any Capital Expenditures made or incurred during the period from ______ to ______.
                                                               $__________

  II. OTHER COVENANTS

      A. NON-BORROWER SUBSIDIARY INVESTMENT

         1.  Post-closing intercompany loans to any
             Non-Borrower Subsidiary                           $__________

         2.  Post-closing Investments in Non-Borrower
             Subsidiaries                                      $__________

         3.   Post-closing dividends, distributions or
              other Restricted Junior Payments to
              Non-Borrower Subsidiaries                        $__________

         4. Net benefit of post-closing non-arm's-length
            transactions                                       $__________

      B. INVESTMENTS - If any, detail on attached schedule.

      C. RESTRICTED JUNIOR PAYMENTS - If any, detail on attached schedule.

     Brightpoint hereby certifies, through its _________________, that the information set forth above is accurate as of _______________, ____, to the best of such officer's knowledge, after diligent inquiry, and that the financial statements delivered herewith present fairly in all material respects the financial position of Brightpoint and its Subsidiaries at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with Agreement Accounting Principles, consistently applied.

Dated:  ______________, ____


                                    BRIGHTPOINT, INC.



                                    By:__________________________
                                         Name:
                                         Title:

                                   EXHIBIT D
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT


                      Form of Guarantor Assumption Letter

                                                   ____________,_____



To the Lenders party to the
     Credit Agreement referred
     to below

Ladies and Gentlemen:

     Reference is made to the Multicurrency Credit Agreement dated as of June __, 1997 initially among Brightpoint, Inc., Brightpoint International Ltd., certain borrowing subsidiaries party thereto from time to time, certain guarantors party thereto from time to time, the institutions from time to time party thereto as Lenders (the "Lenders"), The First National Bank of Chicago, as administrative agent for the Lenders (the "Administrative Agent") and Bank One, Indiana, National Association, as syndication agent for the Lenders (as amended and in effect from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and used herein are used herein as defined therein.

     The undersigned, [___________________] (the "Subsidiary"), a
[corporation] organized under the laws of [___________________________], hereby agrees that from the date hereof it shall become a "Subsidiary Borrower" and a "Guarantor" under the Credit Agreement and agrees that from the date hereof and until the payment in full of all of the Secured Obligations, it shall perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a "Subsidiary Borrower and a
"Guarantor."   Without limiting the generality of the foregoing, the Subsidiary hereby represents and warrants that: (i) each of the representations and warranties set forth in the Credit Agreement is hereby made by such Subsidiary on and as of the date hereof as if made on and as of the date hereof and as if such Subsidiary is a "Borrower" and this Assumption Letter is the "Agreement" referenced therein, (ii) it has heretofore received a true and correct copy of the Credit Agreement (including any modifications thereof or supplements or waivers thereto) as in effect on the date hereof, (iii) each of the representations and warranties set forth in Article V is hereby made by such Subsidiary on and as of the date hereof, and (iv) such Subsidiary expressly assumes all of the obligations and liabilities of a "Guarantor" pursuant to
Article IX.

     GOVERNING LAW. ANY DISPUTE BETWEEN ANY AGENT OR ANY HOLDER OF SECURED OBLIGATIONS AND BRIGHTPOINT OR ANY SUBSIDIARY BORROWER OR GUARANTOR ARISING OUT OF OR RELATED TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) AND DECISIONS OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the Subsidiary has duly executed and delivered this Assumption Letter as of the date and year first above written.


                                   [______________________]


                                   By:
                                       -------------------------
                                       Name:
                                       Title:

                                   Address for Notices under
                                   the Credit Agreement

Consented to:

BRIGHTPOINT, INC.


By:
   -------------------------------
     Name:
     Title:

                                   EXHIBIT E
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                                  Commitments




-------------------------------------------------------------------------------------------------------------------------
                                      ALTERNATE CURRENCY    ALTERNATE CURRENCY    ALTERNATE CURRENCY
                      REVOLVING LOAN  LOAN COMMITMENT:      LOAN COMMITMENT:      LOAN COMMITMENT:
       LENDER           COMMITMENT    HONG KONG             AUSTRALIA             U.K.                  TOTAL COMMITMENT

-------------------------------------------------------------------------------------------------------------------------
First Chicago-
  Admin Agt.                 --           $15                   $15                   --                        $30
-------------------------------------------------------------------------------------------------------------------------
Bank One - Synd. Agt        $30            --                    --                   --                        $30
-------------------------------------------------------------------------------------------------------------------------
Corestates                   $7            --                    --                  $15                        $22
-------------------------------------------------------------------------------------------------------------------------
Sun Trust Bank              $22            --                    --                   --                        $22
-------------------------------------------------------------------------------------------------------------------------
Bank of Nova Scotia         $22            --                    --                   --                        $22
-------------------------------------------------------------------------------------------------------------------------
Bank of
  Tokyo-Mitsubishi          $22            --                    --                   --                        $22
-------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais             $22            --                    --                   --                        $22
-------------------------------------------------------------------------------------------------------------------------
Bank of Boston              $15            --                    --                   --                        $15
-------------------------------------------------------------------------------------------------------------------------
Fuji Bank                   $15            --                    --                   --                        $15
-------------------------------------------------------------------------------------------------------------------------
Totals                     $155           $15                   $15                  $15                       $200
-------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT F
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                         Form of Master Revolving Note

                           MASTER REVOLVING LOAN NOTE


U.S. $155,000,000                                            [Chicago, Illinois]
                                                                          [Date]


     FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF APPLICABLE BORROWER], a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as administrative agent (the "Administrative Agent") for itself and the other "Lenders" (as defined in the Credit Agreement referred to below) the principal sum of ONE HUNDRED AND FIFTY FIVE MILLION AND NO/100 DOLLARS ($155,000,000), or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement) made by the Lenders to such Borrower pursuant to the "Credit Agreement" (as defined below), on the "Termination Date" (as defined in the Credit Agreement) or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America if the applicable Revolving Loan was made in or converted to Dollars or in the applicable Agreed Currency if made in an Agreed Currency to the Administrative Agent, to such account as the Administrative Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Administrative Agent shall make a notation either on the schedule attached hereto and made a part hereof, or in the Administrative Agent's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof, in the case of Eurocurrency Rate Loans, the applicable currency, in the case of Eurocurrency Rate Loans, or the amount of principal paid or prepaid with respect to such Revolving Loan, as the case may be; provided that the failure of the Administrative Agent to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Master Revolving Loan Note is the master promissory note and one of the "Revolving Notes" referred to in, and is entitled to the benefits of, the Multicurrency Credit Agreement dated as of June __, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among Brightpoint, Inc., Brightpoint International Ltd., certain subsidiary borrowers from time to time parties thereto, certain guarantors from time to time parties thereto, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders"), the Administrative Agent and

Bank One, Indiana, National Association, as syndication agent. The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lenders to the Borrower and [Brightpoint] [BPI] under the Credit Agreement from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan to it being evidenced by this Master Revolving Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

     Whenever in this Master Revolving Loan Note reference is made to the Administrative Agent, the Syndication Agent, any Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Master Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

     This Master Revolving Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Illinois.


                                    [Name of Applicable Borrower]




                                    By:_______________________________
                                         Name:
                                         Title:

           SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS




                                                    Amount of
                                                    Principal   Unpaid
      Amount of  Type of     Interest               Paid or    Principal    Notation
Date    Loan      Loan    Period/Rate    Currency   Prepaid     Balance      Made By
----  ---------  -------  ------------   --------   ---------  ---------   ---------

                                   EXHIBIT G
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                       Form of Individual Revolving Note


                              REVOLVING LOAN NOTE


U.S. $_________                                              [Chicago, Illinois]
                                                                          [Date]


     FOR VALUE RECEIVED, the undersigned, [INSERT NAME OF APPLICABLE BORROWER], a [Delaware corporation [insert alternative organizational information] (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [INSERT NAME OF LENDER] (the "Lender") the principal sum of [_____________] AND NO/100 DOLLARS ($[____]), or, if less, the aggregate unpaid amount of all "Revolving Loans" (as defined in the Credit Agreement referred to below) made by the Lender to such Borrower pursuant to the "Credit Agreement" (as defined below), on the "Termination Date" (as defined in the Credit Agreement) or on such earlier date as may be required by the terms of the Credit Agreement. Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made to it from the date of such Revolving Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America if the applicable Revolving Loan was made in or converted to Dollars or in the applicable Agreed Currency if made in an Agreed Currency to the Administrative Agent (as defined below), to such account as the Administrative Agent may designate, in same day funds. At the time of each Revolving Loan, and upon each payment or prepayment of principal of each Revolving Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of such Revolving Loan, the respective Interest Period thereof, in the case of Eurocurrency Rate Loans, the applicable currency, in the case of Eurocurrency Rate Loans or the amount of principal paid or prepaid with respect to such Revolving Loan, as the case may be; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Revolving Loan Note is one of the "Revolving Notes" referred to in, and is entitled to the benefits of, the Multicurrency Credit Agreement dated as of June __, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among

Brightpoint, Inc., Brightpoint International Ltd., certain subsidiary borrowers from time to time parties thereto, certain guarantors from time to time parties thereto, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders"), The First National Bank of Chicago, as the Administrative Agent and Bank One, Indiana, National Association, as syndication agent. The Credit Agreement, among other things, (i) provides for the making of Revolving Loans by the Lender to the Borrower and the other Borrowers under the Credit Agreement from time to time in an aggregate amount not to exceed at any time outstanding the U.S. Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Loan to it being evidenced by this Revolving Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

     Whenever in this Revolving Loan Note reference is made to the Administrative Agent, the Syndication Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Revolving Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

     This Revolving Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Illinois.


                                    [Name of Applicable Borrower]




                                    By:  _____________________________________
                                         Name:
                                         Title:

           SCHEDULE OF REVOLVING LOANS AND PAYMENTS OR PREPAYMENTS



                                                    Amount of
                                                    Principal   Unpaid
      Amount of  Type of     Interest               Paid or    Principal    Notation
Date    Loan      Loan    Period/Rate     Currency  Prepaid     Balance      Made By
----  ---------  -------  -----------     --------  ---------  ---------    --------



                                   EXHIBIT H
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT


                          Form of Swing Line Loan Note

                              SWING LINE LOAN NOTE

U.S. $5,000,000.00                                             Chicago, Illinois
                                                                          [Date]

     FOR VALUE RECEIVED, the undersigned, BRIGHTPOINT, INC., a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of THE FIRST NATIONAL BANK OF CHICAGO (the "Lender") the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000), or, if less, the aggregate unpaid amount of all "Swing Line Loans" (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to Section 2.2 of the "Credit Agreement" (as defined below) on or before the fifth Business Day after the making of such Swing Line Loan and in any event on the "Termination Date" (as defined in the Credit Agreement referred to below). Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of the Lender's Swing Line Loans from the date of such Swing Line Loans until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement. Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America, to such account as the Administrative Agent may designate, in same day funds. At the time of each payment or prepayment of principal of the Lender's Swing Line Loans, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender's own books and records, in each case specifying the amount of principal paid or prepaid with respect to such Swing Line Loans; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

     This Swing Line Loan Note is the "Swing Line Loan Note" referred to in, and is entitled to the benefits of, the Multicurrency Credit Agreement dated as of June __, 1997 (as amended, restated, supplemented or modified from time to time, the "Credit Agreement") among Brightpoint, Inc., Brightpoint International, Ltd., certain borrowing subsidiaries from time to time parties thereto, certain guarantors from time to time parties thereto, the financial institutions from time to time parties thereto (such financial institutions being herein referred to collectively as the "Lenders"), The First National Bank of Chicago, as the Administrative Agent and Bank One, Indiana, National Association, as syndication agent. The Credit Agreement, among other things,
(i) provides for the making of the Lender's Swing Line Loans, the indebtedness of the Borrower resulting therefrom being evidenced by this Swing Line Loan Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

     Whenever in this Swing Line Loan Note reference is made to the Administrative Agent, the Syndication Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Swing Line Loan Note shall be binding upon and shall inure to the benefit of said successors and assigns. The Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

     This Swing Line Loan Note shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws (as distinguished from the conflicts of law provisions) of the State of Illinois.


                              BRIGHTPOINT, INC.


                               By:______________________________
                                   Name:
                                   Title:

                                   EXHIBIT I
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                          Form of Assignment Agreement

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "ASSIGNMENT AGREEMENT") between __________ (the "ASSIGNOR") and ________________ (the "ASSIGNEE") is dated as of _______________, _____. The parties hereto agree as follows:


     1. PRELIMINARY STATEMENT. The Assignor is a party to a Multicurrency Credit Agreement (which, as it may be amended, modified, supplemented, restated, renewed or extended from time to time is herein called (the "CREDIT AGREEMENT") described in Item 1 of Schedule 1 attached hereto ("SCHEDULE 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.


     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.


     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Attachment I attached hereto has been delivered to the Administrative Agent. Such Notice of Assignment must include any consents required to be delivered to the Administrative Agent by Section 13.3(A) of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and
(ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4.  PAYMENTS OBLIGATIONS.  On and after the Effective Date, the
Assignee shall be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurocurrency Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurocurrency Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "PAYMENT DATE"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurocurrency Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurocurrency Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurocurrency Rate Loan (the "AGREED INTEREST RATE") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by any Borrower with respect to any Eurocurrency Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurocurrency Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurocurrency Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurocurrency Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurocurrency Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor
(i) any principal payments received from the Administrative Agent with respect to Eurocurrency Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurocurrency Rate Loans, and not previously paid by the Assignee to the Assignor.] (1) In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or commitment fees is made under the Credit

------------------------
(1) Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurocurrency Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder
if each interest rate was     of 1% less than the interest rate paid by the
Borrowers or if the commitment fee was     of 1% less than the commitment fee
paid by the Borrowers, as applicable. In addition, the Assignee agrees to pay the processing fee required to be paid to the Administrative Agent pursuant to
Section 13.3(B) of the Credit Agreement in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of any Borrower or any Guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of any Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of any Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Administrative Agent to take such action as its contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].(2)

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3(A) of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

-----------------------
(2) To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                   [NAME OF ASSIGNOR]


                                   By:______________________
                                   Title: __________________


                                   [NAME OF ASSIGNEE]

                                   By:_____________________
                                   Title:__________________

                                   SCHEDULE 1
                            to Assignment Agreement

1.   Description and Date of Credit Agreement:
     Multicurrency Credit Agreement dated as of June __, 1997 among BRIGHTPOINT, INC., BRIGHTPOINT INTERNATIONAL LTD., the subsidiary borrowers from time to time party thereto, the guarantors from time to time party thereto, the financial institutions from time to time parties thereto as lenders, THE FIRST NATIONAL BANK OF CHICAGO, as administrative agent and BANK ONE, INDIANA, NATIONAL ASSOCIATION, as syndication agent.
     (3)

2.   Date of Assignment Agreement:  _________________,_____

3.   Amounts (As of Date of Item 2 above):


-----------------------------------------------------------------------------
                         REVOLVING         [ALTERNATE          SWING
                            LOAN            CURRENCY            LINE
                          FACILITY         FACILITY]          FACILITY
-----------------------------------------------------------------------------
TOTAL OF
COMMITMENTS(4)
 UNDER
THE CREDIT
AGREEMENT                $_________        $ __________         $_________
-----------------------------------------------------------------------------
ASSIGNEE'S
PERCENTAGE(5) OF EACH
FACILITY PURCHASED
UNDER THE
ASSIGNMENT
AGREEMENT                 __________%        __________%         __________%
-----------------------------------------------------------------------------
AMOUNT OF ASSIGNED
SHARE OF EACH
FACILITY UNDER THE
ASSIGNMENT
AGREEMENT                 $_________        $ __________         $_________
-----------------------------------------------------------------------------

4. Assignee's Aggregate
   Commitment(6) Purchased Hereunder:     $
                                            --------

5. Proposed Effective Date:    _________ , _____


Accepted and Agreed:
[NAME OF ASSIGNOR]                          [NAME OF ASSIGNEE]
By:                                         By:
      --------------------                        ----------------------
Title:                                      Title:
      --------------------                        ----------------------


-------------------
(3)  Insert description of any subsequent amendments.
(4) Insert amount of Revolving Loans and L/C Obligations if Commitments have been terminated.
(5)  Percentage taken to 10 decimal places.
(6) If Commitment has been terminated, add outstanding Revolving Loans and L/C Obligations in place of Commitment.

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

         Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                  Attachment I
                            to Assignment Agreement

                                     NOTICE
                                 OF ASSIGNMENT


                                               __________ , _____


To:  BRIGHTPOINT, INC. (7)
     [Address]
     Telecopy:  _______________
     Confirmation:  ____________

     THE FIRST NATIONAL BANK OF CHICAGO,
     AS ADMINISTRATIVE AGENT
     [Address]
     Attn:  __________________
     Telecopier:  ______________
     Confirmation:  ____________

From: [NAME OF ASSIGNOR] (the "Assignor")

     [NAME OF ASSIGNEE] (the "Assignee")


     1. We refer to that Credit Agreement (the "Credit Agreement") described in
Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to Brightpoint and the Administrative Agent pursuant to Section 13.3(B) of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment
Agreement, dated as of            ,      (the "Assignment"), pursuant to which,
among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by
Section 13.3 (A) and (B) of the Credit Agreement have been delivered to the Administrative
_______________________

(7) To be included only if consent must be obtained from Brightpoint pursuant to Section 13.3(A) of the Credit Agreement.

Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Brightpoint and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Administrative Agent to determine the Effective Date pursuant to
Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the
conditions precedent agreed to by the Assignor and the Assignee.   At the
request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $3,500 required by Section
13.3 (B) of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Notes, if any, received by it from the Borrowers upon its receipt of a new Notes in the appropriate amount.

     7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Administrative Agent to act as its contractual representative under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrowers or Guarantors or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.(8)




NAME OF ASSIGNOR                     NAME OF ASSIGNEE

By:                                  By:
   ----------------                     ----------------
Title:                               Title:
      ----------------                     ----------------



ACKNOWLEDGED [AND CONSENTED          ACKNOWLEDGED [AND
TO] BY THE FIRST NATIONAL BANK       CONSENTED TO]
OF CHICAGO, AS ADMINISTRATIVE AGENT  BY CTS CORPORATION

By:                                  By:
   ----------------                     ----------------
Title:                               Title:
       ----------------                    ----------------





                 [Attach photocopy of Schedule 1 to Assignment]









_________________________

(8) May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

                                   EXHIBIT J
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                           List of Closing Documents

                                    Attached

                                   EXHIBIT K
                                       TO
                         MULTICURRENCY CREDIT AGREEMENT

                         Form of Officer's Certificate

                             OFFICER'S CERTIFICATE


     I, the undersigned, hereby certify that I am the______________________ of Brightpoint, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Brightpoint"). Capitalized terms used herein and not otherwise defined herein are as defined in that certain Credit Agreement dated as of June 24, 1997, among Brightpoint, Brightpoint International Ltd., certain borrowing subsidiaries from time to time parties thereto, certain guarantors from time to time parties thereto, the financial institutions from time to time parties thereto, The First National Bank of Chicago, as Administrative Agent and Bank One, Indiana, National Association, as Syndication Agent (as amended, restated, supplemented or modified from time to time, the "Credit Agreement").

     I further certify on behalf of Brightpoint, pursuant to [Section 4.2] [Section 6.1(A)] of the Credit Agreement, that as of the date hereof, to the best of my knowledge, after diligent inquiry of all relevant persons at Brightpoint and its Subsidiaries, no Default or Unmatured Default exists [other than the following (describe the nature of the Default or Unmatured Default and the status thereof)].

     IN WITNESS WHEREOF, I hereby subscribe my name on behalf of Brightpoint on this ____ day of ___________, ____.


                                        ____________________________
                                        [Insert Name of Officer]

                                  EXHIBIT L
                                      TO
                        MULTICURRENCY CREDIT AGREEMENT

                        Pro Forma Financial Statements

                                   Attached

                                                                EXECUTION COPY






                               SECURITY AGREEMENT
                           DATED AS OF JUNE 24, 1997

                                    between


                               BRIGHTPOINT, INC.


                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,
                            AS ADMINISTRATIVE AGENT

                               SECURITY AGREEMENT



     This SECURITY AGREEMENT ("Agreement"), dated as of June 24, 1997 is made by BRIGHTPOINT, INC., a Delaware corporation (together with its successors and assigns, including a debtor-in-possession on behalf of Brightpoint, Inc.,"Grantor"), in favor of THE FIRST NATIONAL BANK OF CHICAGO (the "Administrative Agent") for its benefit and for the benefit of the "Holders of Secured Obligations" (as defined below) who are, or may hereafter become, parties to the Credit Agreement referred to below.

                             PRELIMINARY STATEMENT

     Grantor has entered into a certain Multicurrency Credit Agreement of even date herewith among Grantor, Brightpoint International Ltd., the borrowing subsidiaries from time to time parties thereto, the guarantors from time to time parties thereto, the institutions from time to time parties thereto as lenders (the "Lenders"), the Administrative Agent as the contractual representative for the Lenders, and Bank One, Indiana, National Association, as syndication agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of loans, advances and other financial accommodations (including, without limitation, issuing letters of credit) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans") to or for the benefit of Grantor and the other borrowers thereunder. It is a condition precedent to the making of the Loans under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

     "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by Grantor in or upon which a Lien is granted in favor of the Administrative Agent by Grantor under this Agreement, including, without limitation, the property described in Section 2.

     "Permitted Consignment Inventory" shall mean, at any time, (a) the Inventory held by the consignees described on Schedule 4 hereof at the location or locations described on Schedule 4 provided the book value, with respect to each such consignee, is not greater than the amount set forth adjacent to the name of such consignee on Schedule 4; and (b) Inventory held by additional consignees with whom the Grantor enters into consignment arrangements after the Closing Date provided (i) prior to placing such Inventory on consignment the Grantor has informed the Administrative Agent of the locations(s) where such Inventory will be held and has executed the UCC financing statements required under this Agreement for such locations; (ii) the aggregate book value of all Inventory held at any time by any such consignee is not greater than $100,000 and (iii) the aggregate book value of all Inventory held at any time by all such consignees is not greater than $500,000. If at any time the Grantor has complied with the requirements set forth in Section 6 (including, without limitation, clause (vii) thereof) with respect to such Inventory it shall no longer be counted towards the individual or aggregate amounts of Inventory specified in this definition of Permitted Consignment Inventory.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     SECTION 2. Grant of Security. To secure the prompt and complete payment, observance and performance of all of the Secured Obligations, Grantor hereby assigns and pledges to the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, and hereby grants to the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, a security interest in all of Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located in the United States:

     ACCOUNTS: All "accounts" as such term is defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all present and future accounts, accounts receivable and other rights of Grantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

     INVENTORY: All "inventory" as defined in Section 9-109(4) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods now owned or hereafter acquired by Grantor (wherever located, whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business (collectively, "Inventory");

     EQUIPMENT: All "equipment" as such term is defined in Section 9-109(2) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, trucks, buses, motor vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Grantor and wherever located (collectively, "Equipment");

     GENERAL INTANGIBLES: All "general intangibles" as defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all rights, interests, choses in action, causes of actions, claims and all other intangible property of Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; firm sale orders, other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to Grantor from any of the Holders of Secured Obligations or any of their respective Affiliates with the same rights therein as if the deposits or other sums were credited by or due from such Holder of Secured Obligations; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions); all service marks and service mark applications; all trade secrets and inventions; all copyrights and copyright applications (including all computer software and related documentation); all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans, all goodwill associated with the foregoing; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Grantor; and all other intangible property, whether or not similar to the foregoing;

     LAB PROCESSING AND ENGINEERING INFORMATION: All rights and interests in and to processes, lab journals, and notebooks, data, trade secrets, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise used in or employed by Grantor (including any license for the foregoing);

     CONTRACT RIGHTS: All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which Grantor is a party to or in which Grantor has an interest;

     CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1 (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by Grantor;

     INTEREST AND CURRENCY CONTRACTS: Any and all interest rate or currency exchange agreements or derivative agreements, including without limitation, cap, collar, floor, forward or similar agreements or other rate protection arrangements; and

     OTHER PROPERTY: All personal property or interests in personal property now owned or hereafter acquired by Grantor which now may be owned or hereafter may come into the possession, custody or control of the Administrative Agent or any of the Holders of Secured Obligations or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, investment property (as defined in Section 9-115(1)(f) of the UCC) and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; provided, however this clause (i) shall not include Capital Stock of a Subsidiary of the Grantor; (ii) money; (iii) proceeds of loans, including, without limitation, loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

     SECTION 3.  Authorization.  Grantor hereby authorizes the
Administrative Agent to retain and each Holder of Secured Obligations, and each Affiliate of the Administrative Agent and of each Holder of Secured Obligations, to pay or deliver to the Administrative Agent, for the benefit of the Holders of Secured Obligations, without any necessity on any Holder of Secured Obligation's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Default, and without further notice to Grantor (such notice being expressly waived), any of the deposits referred to in Section 2 (whether general or special, time or demand, provisional or final) or other sums or property held by such Person, for application against any portion of the Secured

Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is mature. The Administrative Agent will promptly notify Grantor of the Administrative Agent's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Administrative Agent may give notice of the above grant of security interest and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and Grantor hereby irrevocably appoints the Administrative Agent as its attorney to collect, following the occurrence and during the continuance of a Default, any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent by such Holder of Secured Obligations or Affiliate thereof.

     SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or the Holders of Secured Obligations be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 5. Representations and Warranties. Grantor represents and warrants, as of the date of this Agreement and as of each date hereafter (except for changes permitted or contemplated by this Agreement) until termination of this Agreement pursuant to Section 25:

     (a) The correct corporate name of Grantor is set forth in the first paragraph of this Agreement and the Grantor's Federal tax identification number is 35-1778566. The locations listed on Schedule 2 constitute all locations at which Inventory and/or Equipment is located and Grantor has exclusive possession and control of such Equipment and Inventory, except for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, storage, engineering, evaluation or repairs, the proper corporate names of which third parties, the location of such Inventory and/or Equipment, the nature of the relationship between Grantor and such third parties, and the maximum value of Inventory and/or Equipment at such third parties are set forth in Schedule 2-A. Schedules 2 and 2A may be amended to reflect (1) additional locations acquired or utilized in connection with Permitted Acquisitions or (2) new arrangements with third parties for storage, bailment or consignment provided in each case the Grantor is in full compliance with Sections 6 and 10 below in connection with such locations. The chief place of business and chief executive office of Grantor are located at the address of Grantor set forth below the Grantor's signature on the Credit Agreement. All records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the addresses listed on Schedule 2 and none of the Accounts is evidenced by a promissory note or other instrument except for such notes and other instruments delivered to the Administrative Agent.

     (b) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens permitted by Section 6.3(C) of the Credit Agreement. Grantor currently conducts business under the name Brightpoint, Inc. and, in certain areas and for certain operations, the additional trade names listed on Schedule 3. The Grantor uses no trade names or fictitious names, except as set forth on Schedule 3.

     (c) This Agreement creates in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed against Grantor in the offices listed on Schedule 2-B, the Administrative Agent will have a fully perfected first priority lien on, and security interest in, the Collateral (other than Permitted Consignment Inventory) in which a security interest may be perfected by such filing, subject only to Liens permitted by Section 6.3(C) of the Credit Agreement.

     (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been taken or made and is in full force and effect is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby; (ii) for the execution, delivery or performance of this Agreement by Grantor; or (iii) for the exercise by the Administrative Agent of any of its rights or remedies hereunder.

     (e) The Pledged Debt issued by any Affiliate of Grantor, and to the best of Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuer thereof.

     SECTION 6. Perfection and Maintenance of Security Interests and Liens. Grantor agrees that until all of the Obligations (other than contingent indemnity Obligations) have been fully satisfied and the Credit Agreement has been terminated, the Administrative Agent's security interests in and Liens on and against the Collateral and all proceeds and products thereof shall continue in full force and effect. Grantor shall perform any and all steps reasonably requested by the Administrative Agent to perfect, maintain and protect the Administrative Agent's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable the Administrative Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

     (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to the Administrative Agent;

     (ii) delivering to the Administrative Agent all certificates, notes and other instruments (including, without limitation, all letters of credit on which Grantor is named as a beneficiary) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed or are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to the Administrative Agent;

           (iii) at the reasonable direction of Required Lenders, delivering to the Administrative Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued;

           (iv) after the occurrence and during the continuance of a Default, transferring Inventory and Equipment to warehouses designated by the Administrative Agent or taking such other steps as are deemed necessary by the Administrative Agent to maintain the Administrative Agent's control of the Inventory and Equipment;

           (v) marking conspicuously each instrument and chattel paper with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, contract, chattel paper, or Collateral is subject to the security interest granted hereby;

           (vi) obtaining waivers of Liens and access agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Administrative Agent) from landlords with respect to Grantor's leased premises as of the Closing Date and with respect to all leases entered into by the Grantor after the Closing Date;

           (vii) obtaining waivers of Liens and access agreements in substantially the form of Exhibit B (or such other form as may be agreed to by the Administrative Agent) from bailees, consignees and warehousemen with respect to any of the Inventory (other than Permitted Consignment Inventory) held by any bailee or consignee or stored in warehouse facilities, together with executed financing statements naming any such bailee/consignee, as debtor, Grantor as secured party, and the Administrative Agent as assignee of the secured party; and

           (viii) executing and delivering all further instruments and documents, and taking all further action, as the Administrative Agent may reasonably request.

           SECTION 7. Financing Statements. To the extent permitted by applicable law, Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Administrative Agent under this Agreement without Grantor's signature appearing thereon, and the Administrative Agent agrees to notify Grantor when such a filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory (other than Permitted Consignment Inventory) or Equipment is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall, upon the Administrative Agent's request, notify such warehouseman, agent or processor of the Administrative Agent's security interest in such Inventory and Equipment and, upon the Administrative Agent's request, instruct them to hold all such Inventory or Equipment for the Administrative Agent's account and subject to the Administrative Agent's instructions.

     SECTION 8. Filing Costs. Grantor shall pay the costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by the Administrative Agent pursuant to Section 7.

     SECTION 9. Schedule of Collateral. Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     SECTION 10. Equipment and Inventory. Grantor covenants and agrees with the Administrative Agent that from the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

     (a) Keep the Equipment and Inventory (other than Equipment or Inventory sold or disposed of as permitted by the Credit Agreement) at the places specified in Section 5(a), except for Equipment and Inventory temporarily in transit between such locations, and deliver written notice to the Administrative Agent at least thirty (30) days prior to establishing any other location at which or third party with which it reasonably expects to maintain Inventory and/or Equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such Equipment and Inventory;

     (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end; and

     (c) Comply with the terms of the Credit Agreement with respect to such Equipment and Inventory, including, without limitation, the maintenance and insurance provisions set forth in Section 6.2 of the Credit Agreement.

     SECTION 11. Accounts. Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

     (a) Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts at its address set forth below the Grantor's signature on the Credit Agreement, and keep the offices where it keeps all originals of all chattel paper which evidence Accounts at the locations therefor specified in Section 5(a) or, upon thirty
(30) days' prior written notice to the Administrative Agent, at such other locations within the United States in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Accounts. Grantor will hold and preserve such records (in accordance with Grantor's usual document retention practices) and chattel paper and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper; and

     (b) In any suit, proceeding or action brought by the Administrative Agent under any Account comprising part of the Collateral, Grantor will save, indemnify and keep each of the Holders of Secured Obligations harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Holder of Secured Obligations from Grantor, and all such obligations of Grantor shall be and shall remain enforceable against and only against Grantor and shall not be enforceable against any of the Holders of Secured Obligations.

     SECTION 12. Report of Third Party Locations; Leased Real Property. Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to
Section 25, that:

     (a) Promptly following, but not later than ninety (90) days after, the close of each fiscal year Grantor will furnish to the Administrative Agent a report certified to be true and correct by Grantor containing a list of each of the Grantor's leased premises or premises where Inventory is or may be stored with bailees, consignees or a warehouseman; the name or names of all owners of such premises; rentals or other fees being paid; and whether Grantor has obtained waivers of Liens and access agreements from the appropriate Person with respect to such Collateral at such premises in accordance with Section 6; and

     (b) Grantor agrees that, from and after the occurrence of a Default, the Administrative Agent may, but need not, make any payment or perform any act hereinbefore required of Grantor with respect to the Grantor's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by the Administrative Agent to protect the lien hereof shall be additional Secured Obligations secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the default interest rate applicable to Base Rate Loans as provided in Section 2.11 of the Credit Agreement until paid to the Administrative Agent in full.

     (c) Grantor agrees that it will not amend any lease in a manner that materially and adversely affects the interests of the Holders of Secured Obligations without the Administrative Agent's prior written consent.

     SECTION 13. General Covenants. Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

     (a) Keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Grantor shall, for the Administrative Agent's further security, deliver and turn over to the Administrative Agent or Administrative Agent's designated representatives at any time following the occurrence and during the continuation of a Default, copies of any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof); and

           (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under Section 6.3(C) of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

           SECTION 14. The Administrative Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Administrative Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) following the occurrence and during the continuance of a Default, to:

           (i) obtain and adjust insurance required to be paid to the Administrative Agent or any Holders of Secured Obligations pursuant to the Credit Agreement;

           (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

           (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; and

           (iv) file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral;

and (b) at any time, to:

           (i) obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus;

           (ii) send requests under Grantor's, the Administrative Agent's or a fictitious name to Grantor's customers or account debtors for verification of Accounts provided that the Administrative Agent gives the Grantor notice prior to initiating any such verifications; and

           (iii) do all other things reasonably necessary to carry out this Agreement.

           SECTION 15. The Administrative Agent May Perform. If Grantor fails to perform any agreement contained herein or in the Credit Agreement, the Administrative Agent may, upon three days' prior notice to the Grantor, perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Grantor under Section 22.

           SECTION 16. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall not have any duty as to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

           SECTION 17. Remedies. (a) If any Default shall have occurred and be continuing:

     (i) The Administrative Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, the Administrative Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (x) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to the Administrative Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as the Administrative Agent may desire, (y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to the Administrative Agent and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten

(10) days' written notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

     (ii) The Administrative Agent shall apply all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to the Administrative Agent pursuant to Section 22), for the benefit of the Holders of Secured Obligations, against all or any part of the Secured Obligations in such order as may be required by the Credit Agreement or, to the extent not specified therein, as is determined by the Required Lenders. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus;

     (b) Grantor waives all claims, damages and demands against the Administrative Agent arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Administrative Agent or any of the Holders of Secured Obligations, as the case may be, as determined in a final non-appealable judgment of a court of competent jurisdiction; and

     (c) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

     SECTION 18.  Exercise of Remedies.   In connection with the exercise of
its remedies pursuant to Section 17, the Administrative Agent may, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as the Administrative Agent may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of a Default, without affecting or impairing the Administrative Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

     SECTION 19. License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, (a) Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, provided that the Administrative Agent uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and


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

services and (b) Grantor's rights under all licenses to the extent that such sub-license does not constitute a breach of Grantor's license.

     SECTION 20. Injunctive Relief. Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, Grantor agrees that the Holders of Secured Obligations, if the Administrative Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 21.  Interpretation and Inconsistencies; Merger.

     (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Loan Document, such provision of the other Loan Document shall govern.

     (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantor and the Administrative Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Administrative Agent or any other Holder of Secured Obligations.

     SECTION 22. Expenses. Grantor will upon demand pay to the Administrative Agent and/or the Holders of Secured Obligations the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in
Section 10.7 of the Credit Agreement.

     SECTION 23. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 24. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 14.1 of the Credit Agreement.

     SECTION 25. Continuing Security Interest; Termination. (a) Except as provided in Section 25(b), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement,
(ii) be binding upon Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor or assignor are limited by the terms of the Credit Agreement, inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit


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

of the Administrative Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

     (b) Upon the payment in full in cash of the Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by the Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and the Administrative Agent will, at Grantor's expense, execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, the Administrative Agent will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

     SECTION 26.  Severability; No Strict Construction.

     (a) It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

     (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 27. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE HOLDERS OF SECURED OBLIGATIONS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE GRANTOR AND THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (B) OTHER JURISDICTIONS. GRANTOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY OTHER LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT UNDER THIS CLAUSE (B) BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON ALL OF WHICH PERMISSIVE COUNTERCLAIMS MAY BE BROUGHT ONLY IN THE JURISDICTION SET FORTH IN CLAUSE (A) ABOVE. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

     (C) SERVICE OF PROCESS; VENUE. GRANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE SECURED OBLIGATIONS, IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604 AS GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER

INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (D) WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO IRREVOCABLY
WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) WAIVER OF BOND. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT.

     (F) ADVICE OF COUNSEL. GRANTOR REPRESENTS TO THE ADMINISTRATIVE AGENT THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS
SECTION 28, WITH ITS COUNSEL, THAT IT BELIEVES THAT IF FULLY UNDERSTANDS ALL RIGHTS THAT IT IS WAIVING AND THE EFFECT OF SUCH WAIVERS, THAT IT ASSUMES THE RISK OF ANY MISUNDERSTANDING THAT IT AMY HAVE REGARDING ANY OF THE FOREGOING, AND THAT IT INTENDS THAT SUCH WAIVERS SHALL BE A MATERIAL INDUEMENT TO THE ADMINISTRATIVE AGENT AND THE HOLDERS OF SECURED OBLIGATIONS TO EXTEND THE INDEBTEDNESS SECURED HEREBY.

     IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                    BRIGHTPOINT, INC.


                                    By:_____________________________________
                                       Name:
                                       Title:


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                         as ADMINISTRATIVE AGENT


                                    By:_______________________________
                                       Name:
                                       Title:























                           Signature Page to Brightpoint Inc. Security Agreement

                                   EXHIBIT A
                                       To
                               Security Agreement


                           Form of Landlord Agreement


To:  The First National Bank of Chicago,
      as Administrative Agent
     One First National Plaza
     10th Floor
     Chicago, Illinois 60670
     Attention: Cory Olson


        Brightpoint, Inc., a Delaware  corporation ("Borrower"), is the lessee
under a lease between Borrower and [                                    ]  (the
"Lessor") covering the premises located at [                         ] (the
"Premises") as more fully described in the lease attached hereto as Exhibit A and as modified by any amendments, if any, attached thereto (collectively, the "Lease"). The Lessor is the sole owner of the Premises. Borrower has certain of its assets located on the Premises.

        Borrower intends to enter into certain financing arrangements with a group of lenders ("Lenders") including The First National Bank of Chicago, as contractual representative for the Lenders (the "Administrative Agent") and, as a condition to the Lenders agreeing to make loans and other financial accommodations and extensions of credit to Borrower, the Administrative Agent and Lenders require, among other things, that Borrower grant liens in favor of the Administrative Agent for the benefit of the Administrative Agent and Lenders on all of Borrower's personal property located on the Premises ("Collateral")[.] [and that Borrower grant a mortgage in favor of the Lender covering Borrower's leasehold estate created by and under the Lease.]

        In order to induce the Administrative Agent and Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees that:

        (i) the Lease is in full force and effect, and in the form attached hereto as Exhibit A, represents the full and complete agreement between Borrower and the undersigned concerning the Premises and the Lease shall not be amended or modified in any material respect without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld;

        (ii) Borrower is not in default under the Lease, nor, to the undersigned's knowledge, are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by Borrower;

           (iii) the undersigned will not assert against any of Borrower's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives [and hereby subordinates to the lien of the Leasehold Mortgage];

           (iv) the undersigned is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises;

           (v) none of the Collateral located on the Premises shall be deemed to be fixtures;

           (vi) the undersigned will notify the Administrative Agent if Borrower defaults on its lease obligations to the undersigned and allow the Administrative Agent thirty (30) days from the Administrative Agent's receipt of notice in which to cure or cause Borrower to cure any such defaults. If such default cannot reasonably be cured within the thirty
      (30) day period, and provided the Administrative Agent is diligently pursuing a cure, then the Administrative Agent shall have a reasonable period to cure such default;

           (vii) The undersigned shall accept performance by the Administrative Agent of the Borrower's obligations under the Lease as though the same had been performed by the holder of the Borrower's interest therein at the time of such performance. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default;

           (viii) if, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Borrower's lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify the Administrative Agent five (5) days before taking such action;

           (ix) if Borrower defaults on its obligations to the Administrative Agent or any Lender and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises, will permit the Administrative Agent to remain on the Premises for ninety (90)days after the Administrative Agent gives the undersigned notice of the default, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent uses the Premises, or, at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Administrative Agent gives the undersigned notice of the default, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent uses the Premises, and will not hinder the Administrative Agent's actions in enforcing its liens on the Collateral;

           (x) if Borrower defaults on its obligations to the Lenders and the Administrative Agent undertakes to enforce its security interest in the Collateral [and/or to foreclose on Borrower's leasehold estate pursuant to the Leasehold Mortgage], the Administrative Agent may, at its option and by written notice to the undersigned, (1) lease the Premises from the undersigned on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (2) assign the Lease and/or the attornment rights hereunder to, or enter into a sublease with, a purchaser of the Collateral which purchaser is reasonably acceptable to the undersigned, and the undersigned shall cooperate with any such enforcement action or foreclosure and consent to the assumption of the Lease, the sublet of the Premises or foreclosure sale of the leasehold estate; and

           (xi) in the event that Borrower shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, Borrower shall reject the Lease as an executory contract, then within thirty (30) days following such rejection, upon the written request by the Administrative Agent, the undersigned shall enter into a new lease of the Premises with the Administrative Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Lender or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Borrower under the Lease.

[The undersigned consents to the granting of the Leasehold Mortgage to the Administrative Agent and to the liens, security interests and encumbrances created by and resulting from the Leasehold Mortgage or other documents collateral thereto in the form attached hereto as Exhibit B.]

           Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

           The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) or (ii) the date on which all of Borrower's obligations and liabilities to the Administrative Agent and Lenders are paid and satisfied in full and all financing arrangements between the Administrative Agent, Lenders and Borrower have been terminated.

           The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

     THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER LENDERS OF ANY OBLIGATIONS OF BORROWER CONTAINED IN THE LEASE.

     THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT BORROWER'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY BORROWER OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.

     Executed and delivered this ____ day of ___________ , l997, at

_______________________, ______________________.


                                             [Name of Lessor]



                                             By:__________________________
                                             Title:_______________________

                                             Address:

                                                   _______________________
                                                   _______________________
                                                   _______________________



AGREED & ACKNOWLEDGED:

BRIGHTPOINT, INC.



By:_____________________
Title:__________________

Address:

                           ACKNOWLEDGMENT (CORPORATE)



STATE OF _______________ )
                         )  SS.
COUNTY OF ______________ )



        Before me, a Notary Public in and for said County, personally appeared ____________, a ____________________ corporation, by the _________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ___ day of _____________, 1997 at ________, ________________.




                                         _____________________________

                                         Notary Public
                                         My Commission Expires:


(Notarial Seal)

                           ACKNOWLEDGMENT (CORPORATE)


STATE OF _______________ )
                         )  SS.
COUNTY OF ______________ )



     Before me, a Notary Public in and for said County, personally appeared Brightpoint, Inc., a Delaware corporation, by the _______________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ____ day of ____________, 1997 at ________, ________________.




                                            ____________________________

                                            Notary Public
                                            My Commission Expires:


(Notarial Seal)

                                   EXHIBIT B
                                       TO
                               SECURITY AGREEMENT


               Form of Bailee , Consignee and Warehouseman Letter




To:  The First National Bank of Chicago,
      as Administrative Agent
     One First National Plaza
     Suite 0374
     Chicago, Illinois 60670-0374
     Attention:


Ladies and Gentlemen:

     Brightpoint, Inc., a Delaware corporation ("Borrower"), now does or hereafter may deliver certain of its merchandise, inventory, or other of its
personal property at premises located at [                      ] (the
"Premises") owned or leased by the undersigned for processing, storage, consignment or for the redirection of shipment.

     Borrower has entered into certain financing arrangements with a group of lenders (the "Lenders") including The First National Bank of Chicago (the "Administrative Agent") and, as a condition to the loans and other financial accommodations of the Lenders to Borrower, the Administrative Agent and the Lenders require, among other things, that Borrower grant liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders on all of Borrower's property located on the Premises ("Collateral").

     To induce the Administrative Agent and the Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:

           (i) it will not assert against any of Borrower's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

           (ii) the Collateral shall be identifiable as being owned by Borrower and kept reasonably separate and distinct from other property in the possession of the undersigned;

           (iii) none of the Collateral located on the Premises shall be deemed to be fixtures; and

           (iv) if Borrower defaults on its obligations to the Lenders or the Administrative Agent and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned (a) will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises, (b) will permit the Administrative Agent to either remain on the Premises for ninety (90)days after the Administrative Agent gives the undersigned notice of default or, at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90)days after the Administrative Agent gives the undersigned notice of default, provided in either instance that the Administrative Agent leaves the Premises in the same condition as existed immediately prior to such ninety (90)day period, and the Administrative Agent shall indemnify the undersigned for any damages arising solely out of its occupancy of the Premises, and (c) will not hinder the Administrative Agent's actions in enforcing its liens on the Collateral.

     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

     The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Administrative Agent and Lenders are paid and satisfied in full and all financing arrangements among the Administrative Agent, the Lenders and Borrower have been terminated.

     The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

     Executed and delivered this ____ day of __________, 199_, at
_______________________.


                                                  [Name and Address of Bailee,
                                                  Consignee or Warehouseman]



                                                     (By)_______________________

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT


                                 Pledged Debt:

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT


                            Locations of Collateral:

                        (for Owned or Leased Locations)

                                  SCHEDULE 2-A
                                       TO
                               SECURITY AGREEMENT


                             Third Party Locations:



Corporate Name and           Collateral      Description         Maximum
Address of Third Party       Address         of Relationship     Amount
----------------------       ----------      ---------------     -------

                                  SCHEDULE 2-B
                                       TO
                               SECURITY AGREEMENT

                     Financing Statement Filing Locations:

                                   SCHEDULE 3
                                       TO
                               SECURITY AGREEMENT


                                  Trade Names:

                                   SCHEDULE 4
                                       TO
                               SECURITY AGREEMENT


                        Permitted Consignment Inventory

                               TABLE OF CONTENTS



SECTION 1.   Defined Terms...................................................1

SECTION 2.   Grant of Security...............................................2

SECTION 3.   Authorization...................................................4

SECTION 4.   Grantor Remains Liable..........................................5

SECTION 5.   Representations and Warranties..................................5

SECTION 6.   Perfection and Maintenance of Security Interests and Liens......6

SECTION 7.   Financing Statements............................................7

SECTION 8.   Filing Costs....................................................8

SECTION 9.   Schedule of Collateral..........................................8

SECTION 10.  Equipment and Inventory.........................................8

SECTION 11.  Accounts........................................................8

SECTION 12.  Report of Third Party Locations; Leased Real Property...........9

SECTION 13.  General Covenants...............................................9

SECTION 14.  The Administrative Agent Appointed Attorney-in-Fact............10

SECTION 15.  The Administrative Agent May Perform...........................11

SECTION 16.  The Administrative Agent's Duties..............................11

SECTION 17.  Remedies.......................................................11

SECTION 18.  Exercise of Remedies...........................................12

SECTION 19.  License........................................................12

SECTION 20.  Injunctive Relief..............................................12

SECTION 21.  Interpretation and Inconsistencies; Merger.....................13

SECTION 22.  Expenses.......................................................13

SECTION 23.  Amendments, Etc................................................13

SECTION 24.  Notices........................................................13

SECTION 25.  Continuing Security Interest; Termination......................13

SECTION 26.  Severability; No Strict Construction...........................14

SECTION 27.  GOVERNING LAW..................................................14

SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL........14
             (A)  EXCLUSIVE JURISDICTION....................................14
             (B)  OTHER JURISDICTIONS.......................................15
             (D)  WAIVER OF JURY TRIAL......................................15
             (E)  WAIVER OF BOND............................................16
             (F)  ADVICE OF COUNSEL.........................................16

                                                                 EXECUTION COPY








                              SECURITY AGREEMENT
                          DATED AS OF JUNE 24, 1997

                                   between


                              BRIGHTPOINT, INC.


                                     AND

                     THE FIRST NATIONAL BANK OF CHICAGO,
                           AS ADMINISTRATIVE AGENT

                              SECURITY AGREEMENT



     This SECURITY AGREEMENT ("Agreement"), dated as of June 24, 1997 is made by BRIGHTPOINT, INC., a Delaware corporation (together with its successors and assigns, including a debtor-in-possession on behalf of Brightpoint, Inc.,"Grantor"), in favor of THE FIRST NATIONAL BANK OF CHICAGO (the "Administrative Agent") for its benefit and for the benefit of the "Holders of Secured Obligations" (as defined below) who are, or may hereafter become, parties to the Credit Agreement referred to below.

                            PRELIMINARY STATEMENT

     Grantor has entered into a certain Multicurrency Credit Agreement of even date herewith among Grantor, Brightpoint International Ltd., the borrowing subsidiaries from time to time parties thereto, the guarantors from time to time parties thereto, the institutions from time to time parties thereto as lenders (the "Lenders"), the Administrative Agent as the contractual representative for the Lenders, and Bank One, Indiana, National Association, as syndication agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of loans, advances and other financial accommodations (including, without limitation, issuing letters of credit) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "Loans") to or for the benefit of Grantor and the other borrowers thereunder. It is a condition precedent to the making of the Loans under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

     "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by Grantor in or upon which a Lien is granted in favor of the Administrative Agent by Grantor under this Agreement, including, without limitation, the property described in Section 2.

     "Permitted Consignment Inventory" shall mean, at any time, (a) the Inventory held by the consignees described on Schedule 4 hereof at the location or locations described on Schedule 4 provided the book value, with respect to each such consignee, is not greater than the amount set forth adjacent to the name of such consignee on Schedule 4; and (b) Inventory held by additional consignees with whom the Grantor enters into consignment arrangements after the Closing Date provided (i) prior to placing such Inventory on consignment the Grantor has informed the Administrative Agent of the locations(s) where such Inventory will be held and has executed the UCC financing statements required under this Agreement for such locations; (ii) the aggregate book value of all Inventory held at any time by any such consignee is not greater than $100,000 and (iii) the aggregate book value of all Inventory held at any time by all such consignees is not greater than $500,000. If at any time the Grantor has complied with the requirements set forth in Section 6 (including, without limitation, clause (vii) thereof) with respect to such Inventory it shall no longer be counted towards the individual or aggregate amounts of Inventory specified in this definition of Permitted Consignment Inventory.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     SECTION 2. Grant of Security. To secure the prompt and complete payment, observance and performance of all of the Secured Obligations, Grantor hereby assigns and pledges to the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, and hereby grants to the Administrative Agent, for the benefit of itself and the Holders of Secured Obligations, a security interest in all of Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located in the United States:

     ACCOUNTS: All "accounts" as such term is defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "accounts", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all present and future accounts, accounts receivable and other rights of Grantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "Accounts");

     INVENTORY: All "inventory" as defined in Section 9-109(4) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods now owned or hereafter acquired by Grantor (wherever located, whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business (collectively, "Inventory");

     EQUIPMENT: All "equipment" as such term is defined in Section 9-109(2) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, trucks, buses, motor vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Grantor and wherever located (collectively, "Equipment");

     GENERAL INTANGIBLES: All "general intangibles" as defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all rights, interests, choses in action, causes of actions, claims and all other intangible property of Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; firm sale orders, other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all deposit accounts (general or special) with any bank or other financial institution, including, without limitation, any deposits or other sums at any time credited by or due to Grantor from any of the Holders of Secured Obligations or any of their respective Affiliates with the same rights therein as if the deposits or other sums were credited by or due from such Holder of Secured Obligations; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions); all service marks and service mark applications; all trade secrets and inventions; all copyrights and copyright applications (including all computer software and related documentation); all rights and interests in and to trademarks, trademark registrations and applications therefor, trade names, corporate names, brand names, slogans, all goodwill associated with the foregoing; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Grantor; and all other intangible property, whether or not similar to the foregoing;

     LAB PROCESSING AND ENGINEERING INFORMATION: All rights and interests in and to processes, lab journals, and notebooks, data, trade secrets, know-how, product formulae and information, manufacturing, engineering and other drawings and manuals, technology, blueprints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise used in or employed by Grantor (including any license for the foregoing);

     CONTRACT RIGHTS: All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which Grantor is a party to or in which Grantor has an interest;

     CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1 (the "Pledged Debt") and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by Grantor;

     INTEREST AND CURRENCY CONTRACTS: Any and all interest rate or currency exchange agreements or derivative agreements, including without limitation, cap, collar, floor, forward or similar agreements or other rate protection arrangements; and

     OTHER PROPERTY: All personal property or interests in personal property now owned or hereafter acquired by Grantor which now may be owned or hereafter may come into the possession, custody or control of the Administrative Agent or any of the Holders of Secured Obligations or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, investment property (as defined in Section 9-115(1)(f) of the UCC) and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; provided, however this clause (i) shall not include Capital Stock of a Subsidiary of the Grantor; (ii) money; (iii) proceeds of loans, including, without limitation, loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof.

     SECTION 3. Authorization. Grantor hereby authorizes the Administrative Agent to retain and each Holder of Secured Obligations, and each Affiliate of the Administrative Agent and of each Holder of Secured Obligations, to pay or deliver to the Administrative Agent, for the benefit of the Holders of Secured Obligations, without any necessity on any Holder of Secured Obligation's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Default, and without further notice to Grantor (such notice being expressly waived), any of the deposits referred to in Section 2 (whether general or special, time or demand, provisional or final) or other sums or property held by such Person, for application against any portion of the Secured

Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is mature. The Administrative Agent will promptly notify Grantor of the Administrative Agent's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Administrative Agent may give notice of the above grant of security interest and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and Grantor hereby irrevocably appoints the Administrative Agent as its attorney to collect, following the occurrence and during the continuance of a Default, any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent by such Holder of Secured Obligations or Affiliate thereof.

     SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Administrative Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent or the Holders of Secured Obligations be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

     SECTION 5. Representations and Warranties. Grantor represents and warrants, as of the date of this Agreement and as of each date hereafter (except for changes permitted or contemplated by this Agreement) until termination of this Agreement pursuant to Section 25:

     (a) The correct corporate name of Grantor is set forth in the first paragraph of this Agreement and the Grantor's Federal tax identification number is 35-1778566. The locations listed on Schedule 2 constitute all locations at which Inventory and/or Equipment is located and Grantor has exclusive possession and control of such Equipment and Inventory, except for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, storage, engineering, evaluation or repairs, the proper corporate names of which third parties, the location of such Inventory and/or Equipment, the nature of the relationship between Grantor and such third parties, and the maximum value of Inventory and/or Equipment at such third parties are set forth in Schedule 2-A. Schedules 2 and 2A may be amended to reflect (1) additional locations acquired or utilized in connection with Permitted Acquisitions or (2) new arrangements with third parties for storage, bailment or consignment provided in each case the Grantor is in full compliance with Sections 6 and 10 below in connection with such locations. The chief place of business and chief executive office of Grantor are located at the address of Grantor set forth below the Grantor's

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

signature on the Credit Agreement. All records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the addresses listed on Schedule 2 and none of the Accounts is evidenced by a promissory note or other instrument except for such notes and other instruments delivered to the Administrative Agent.

     (b) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Liens permitted by Section 6.3(C) of the Credit Agreement. Grantor currently conducts business under the name Brightpoint, Inc. and, in certain areas and for certain operations, the additional trade names listed on Schedule 3. The Grantor uses no trade names or fictitious names, except as set forth on Schedule 3.

     (c) This Agreement creates in favor of the Administrative Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed against Grantor in the offices listed on Schedule 2-B, the Administrative Agent will have a fully perfected first priority lien on, and security interest in, the Collateral (other than Permitted Consignment Inventory) in which a security interest may be perfected by such filing, subject only to Liens permitted by Section 6.3(C) of the Credit Agreement.

     (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been taken or made and is in full force and effect is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby; (ii) for the execution, delivery or performance of this Agreement by Grantor; or (iii) for the exercise by the Administrative Agent of any of its rights or remedies hereunder.

     (e) The Pledged Debt issued by any Affiliate of Grantor, and to the best of Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuer thereof.

     SECTION 6. Perfection and Maintenance of Security Interests and Liens. Grantor agrees that until all of the Obligations (other than contingent indemnity Obligations) have been fully satisfied and the Credit Agreement has been terminated, the Administrative Agent's security interests in and Liens on and against the Collateral and all proceeds and products thereof shall continue in full force and effect. Grantor shall perform any and all steps reasonably requested by the Administrative Agent to perfect, maintain and protect the Administrative Agent's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable the Administrative Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation:

           (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to the Administrative Agent;

           (ii) delivering to the Administrative Agent all certificates, notes and other instruments (including, without limitation, all letters of credit on which Grantor is named as a beneficiary) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed or are accompanied by duly executed instruments of


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

      transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to the Administrative Agent;

           (iii) at the reasonable direction of Required Lenders, delivering to the Administrative Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued;

           (iv) after the occurrence and during the continuance of a Default, transferring Inventory and Equipment to warehouses designated by the Administrative Agent or taking such other steps as are deemed necessary by the Administrative Agent to maintain the Administrative Agent's control of the Inventory and Equipment;

           (v) marking conspicuously each instrument and chattel paper with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such document, contract, chattel paper, or Collateral is subject to the security interest granted hereby;

           (vi) obtaining waivers of Liens and access agreements in substantially the form of Exhibit A hereto (or such other form as may be agreed to by the Administrative Agent) from landlords with respect to Grantor's leased premises as of the Closing Date and with respect to all leases entered into by the Grantor after the Closing Date;

           (vii) obtaining waivers of Liens and access agreements in substantially the form of Exhibit B (or such other form as may be agreed to by the Administrative Agent) from bailees, consignees and warehousemen with respect to any of the Inventory (other than Permitted Consignment Inventory) held by any bailee or consignee or stored in warehouse facilities, together with executed financing statements naming any such bailee/consignee, as debtor, Grantor as secured party, and the Administrative Agent as assignee of the secured party; and

           (viii) executing and delivering all further instruments and documents, and taking all further action, as the Administrative Agent may reasonably request.

     SECTION 7. Financing Statements. To the extent permitted by applicable law, Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Administrative Agent under this Agreement without Grantor's signature appearing thereon, and the Administrative Agent agrees to notify Grantor when such a filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory (other than Permitted Consignment Inventory) or Equipment is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall, upon the Administrative Agent's request, notify such warehouseman, agent or processor of the Administrative Agent's security interest in such Inventory and Equipment and, upon the Administrative Agent's request, instruct them to hold all such Inventory or Equipment for the Administrative Agent's account and subject to the


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

Administrative Agent's instructions.

     SECTION 8. Filing Costs. Grantor shall pay the costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by the Administrative Agent pursuant to Section 7.

     SECTION 9. Schedule of Collateral. Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

     SECTION 10. Equipment and Inventory. Grantor covenants and agrees with the Administrative Agent that from the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

     (a) Keep the Equipment and Inventory (other than Equipment or Inventory sold or disposed of as permitted by the Credit Agreement) at the places specified in Section 5(a), except for Equipment and Inventory temporarily in transit between such locations, and deliver written notice to the Administrative Agent at least thirty (30) days prior to establishing any other location at which or third party with which it reasonably expects to maintain Inventory and/or Equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such Equipment and Inventory;

     (b) Maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or desirable to such end; and

     (c) Comply with the terms of the Credit Agreement with respect to such Equipment and Inventory, including, without limitation, the maintenance and insurance provisions set forth in Section 6.2 of the Credit Agreement.

     SECTION 11. Accounts. Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

     (a) Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts at its address set forth below the Grantor's signature on the Credit Agreement, and keep the offices where it keeps all originals of all chattel paper which evidence Accounts at the locations therefor specified in Section 5(a) or, upon thirty
(30) days' prior written notice to the Administrative Agent, at such other locations within the United States in a jurisdiction where all actions required by Section 6 shall have been taken with respect to the Accounts. Grantor will hold and preserve such records (in accordance with Grantor's usual document retention practices) and chattel paper and will permit representatives of the

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

Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper; and

     (b) In any suit, proceeding or action brought by the Administrative Agent under any Account comprising part of the Collateral, Grantor will save, indemnify and keep each of the Holders of Secured Obligations harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Holder of Secured Obligations from Grantor, and all such obligations of Grantor shall be and shall remain enforceable against and only against Grantor and shall not be enforceable against any of the Holders of Secured Obligations.

     SECTION 12. Report of Third Party Locations; Leased Real Property. Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to
Section 25, that:

     (a) Promptly following, but not later than ninety (90) days after, the close of each fiscal year Grantor will furnish to the Administrative Agent a report certified to be true and correct by Grantor containing a list of each of the Grantor's leased premises or premises where Inventory is or may be stored with bailees, consignees or a warehouseman; the name or names of all owners of such premises; rentals or other fees being paid; and whether Grantor has obtained waivers of Liens and access agreements from the appropriate Person with respect to such Collateral at such premises in accordance with Section 6; and

     (b) Grantor agrees that, from and after the occurrence of a Default, the Administrative Agent may, but need not, make any payment or perform any act hereinbefore required of Grantor with respect to the Grantor's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by the Administrative Agent to protect the lien hereof shall be additional Secured Obligations secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the default interest rate applicable to Base Rate Loans as provided in Section 2.11 of the Credit Agreement until paid to the Administrative Agent in full.

     (c) Grantor agrees that it will not amend any lease in a manner that materially and adversely affects the interests of the Holders of Secured Obligations without the Administrative Agent's prior written consent.

     SECTION 13. General Covenants. Grantor covenants and agrees with the Administrative Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

     (a) Keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice, including, without limitation, a record of all payments received and all credits granted


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

with respect to such Collateral. Grantor shall, for the Administrative Agent's further security, deliver and turn over to the Administrative Agent or Administrative Agent's designated representatives at any time following the occurrence and during the continuation of a Default, copies of any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof); and

     (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under Section 6.3(C) of the Credit Agreement, and will defend the right, title and interest of the Administrative Agent in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

     SECTION 14. The Administrative Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints the Administrative Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) following the occurrence and during the continuance of a Default, to:

           (i) obtain and adjust insurance required to be paid to the Administrative Agent or any Holders of Secured Obligations pursuant to the Credit Agreement;

           (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

           (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; and

           (iv) file any claims or take any action or institute any proceedings which the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral;

and (b) at any time, to:

           (i) obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus;

           (ii) send requests under Grantor's, the Administrative Agent's or a fictitious name to Grantor's customers or account debtors for verification of Accounts provided that the Administrative Agent gives the Grantor notice prior to initiating


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

      any such verifications; and

           (iii) do all other things reasonably necessary to carry out this Agreement.

     SECTION 15. The Administrative Agent May Perform. If Grantor fails to perform any agreement contained herein or in the Credit Agreement, the Administrative Agent may, upon three days' prior notice to the Grantor, perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by Grantor under Section 22.

     SECTION 16. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall not have any duty as to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

     SECTION 17. Remedies. (a) If any Default shall have occurred and be continuing:

     (i) The Administrative Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, the Administrative Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (x) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to the Administrative Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as the Administrative Agent may desire, (y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or any part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent which is reasonably convenient to the Administrative Agent and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of the Administrative Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' written notice to Grantor of the time and place of any public sale or the time after


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

which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

     (ii) The Administrative Agent shall apply all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to the Administrative Agent pursuant to Section 22), for the benefit of the Holders of Secured Obligations, against all or any part of the Secured Obligations in such order as may be required by the Credit Agreement or, to the extent not specified therein, as is determined by the Required Lenders. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus;

     (b) Grantor waives all claims, damages and demands against the Administrative Agent arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising out of the gross negligence or willful misconduct of the Administrative Agent or any of the Holders of Secured Obligations, as the case may be, as determined in a final non-appealable judgment of a court of competent jurisdiction; and

     (c) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

     SECTION 18.  Exercise of Remedies.   In connection with the exercise of
its remedies pursuant to Section 17, the Administrative Agent may, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as the Administrative Agent may, from time to time, determine; and (iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of a Default, without affecting or impairing the Administrative Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

     SECTION 19. License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, (a) Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, provided that the Administrative Agent uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and services and (b) Grantor's rights under all licenses to the extent that such sub-license does not constitute a breach of Grantor's license.


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

     SECTION 20. Injunctive Relief. Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, Grantor agrees that the Holders of Secured Obligations, if the Administrative Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     SECTION 21.  Interpretation and Inconsistencies; Merger.

     (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Loan Document, such provision of the other Loan Document shall govern.

     (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantor and the Administrative Agent with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Administrative Agent or any other Holder of Secured Obligations.

     SECTION 22. Expenses. Grantor will upon demand pay to the Administrative Agent and/or the Holders of Secured Obligations the amount of any and all reasonable expenses, including the reasonable fees and disbursements of their counsel and of any experts and agents, as provided in Section 10.7 of the Credit Agreement.

     SECTION 23. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 24. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 14.1 of the Credit Agreement.

     SECTION 25. Continuing Security Interest; Termination. (a) Except as provided in Section 25(b), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement,
(ii) be binding upon Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor or assignor are limited by the terms of the Credit Agreement, inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document


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

or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

     (b) Upon the payment in full in cash of the Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by the Administrative Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and the Administrative Agent will, at Grantor's expense, execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, the Administrative Agent will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

     SECTION 26.  Severability; No Strict Construction.

     (a) It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

     (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 27. GOVERNING LAW. THE ADMINISTRATIVE AGENT ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE HOLDERS OF SECURED OBLIGATIONS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS. WITHOUT LIMITING THE FOREGOING, ANY DISPUTE BETWEEN THE GRANTOR AND THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS.

     SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

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

     (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES BETWEEN THEM ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF CHICAGO, ILLINOIS. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.


     (B) OTHER JURISDICTIONS. GRANTOR AGREES THAT THE ADMINISTRATIVE AGENT, ANY OTHER LENDER OR ANY HOLDER OF SECURED OBLIGATIONS SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT UNDER THIS CLAUSE (B) BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON ALL OF WHICH PERMISSIVE COUNTERCLAIMS MAY BE BROUGHT ONLY IN THE JURISDICTION SET FORTH IN CLAUSE (A) ABOVE. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

     (C) SERVICE OF PROCESS; VENUE. GRANTOR WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, AS ADDITIONAL SECURITY FOR THE SECURED OBLIGATIONS, IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, 208 S. LASALLE STREET, CHICAGO, ILLINOIS 60604 AS GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

     (D)  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO

IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (E) WAIVER OF BOND. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT.

     (F) ADVICE OF COUNSEL. GRANTOR REPRESENTS TO THE ADMINISTRATIVE AGENT THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS
SECTION 28, WITH ITS COUNSEL, THAT IT BELIEVES THAT IF FULLY UNDERSTANDS ALL RIGHTS THAT IT IS WAIVING AND THE EFFECT OF SUCH WAIVERS, THAT IT ASSUMES THE RISK OF ANY MISUNDERSTANDING THAT IT AMY HAVE REGARDING ANY OF THE FOREGOING, AND THAT IT INTENDS THAT SUCH WAIVERS SHALL BE A MATERIAL INDUEMENT TO THE ADMINISTRATIVE AGENT AND THE HOLDERS OF SECURED OBLIGATIONS TO EXTEND THE INDEBTEDNESS SECURED HEREBY..



     IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                    BRIGHTPOINT, INC.


                                    By:_____________________________________
                                         Name:
                                         Title:

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                          as ADMINISTRATIVE AGENT


                                    By:_______________________________
                                         Name:
                                         Title:























                           Signature Page to Brightpoint Inc. Security Agreement

                                   EXHIBIT A
                                       To
                               Security Agreement


                           Form of Landlord Agreement

To:  The First National Bank of Chicago,
      as Administrative Agent
     One First National Plaza
     10th Floor
     Chicago, Illinois 60670
     Attention: Cory Olson

     Brightpoint, Inc., a Delaware corporation ("Borrower"), is the lessee under a lease between Borrower and [____________________________________ ] (the
"Lessor") covering the premises located at [__________________________] (the "Premises") as more fully described in the lease attached hereto as Exhibit A and as modified by any amendments, if any, attached thereto (collectively, the "Lease"). The Lessor is the sole owner of the Premises. Borrower has certain of its assets located on the Premises.

     Borrower intends to enter into certain financing arrangements with a group of lenders ("Lenders") including The First National Bank of Chicago, as contractual representative for the Lenders (the "Administrative Agent") and, as a condition to the Lenders agreeing to make loans and other financial accommodations and extensions of credit to Borrower, the Administrative Agent and Lenders require, among other things, that Borrower grant liens in favor of the Administrative Agent for the benefit of the Administrative Agent and Lenders on all of Borrower's personal property located on the Premises ("Collateral")[.] [and that Borrower grant a mortgage in favor of the Lender covering Borrower's leasehold estate created by and under the Lease.]

     In order to induce the Administrative Agent and Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby certifies and agrees that:

     (i) the Lease is in full force and effect, and in the form attached hereto as Exhibit A, represents the full and complete agreement between Borrower and the undersigned concerning the Premises and the Lease shall not be amended or modified in any material respect without the Administrative Agent's prior written consent, which consent shall not be unreasonably withheld;

     (ii) Borrower is not in default under the Lease, nor, to the undersigned's knowledge, are there any events or conditions which, by the passage of time or giving of notice or both, would constitute a default thereunder by Borrower;

           (iii) the undersigned will not assert against any of Borrower's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives [and hereby subordinates to the lien of the Leasehold Mortgage];

           (iv) the undersigned is not aware of any dispute, action, suit, condemnation proceeding, claim, or right of setoff pending or threatened with respect to the Lease or the Premises;

           (v) none of the Collateral located on the Premises shall be deemed to be fixtures;

           (vi) the undersigned will notify the Administrative Agent if Borrower defaults on its lease obligations to the undersigned and allow the Administrative Agent thirty (30) days from the Administrative Agent's receipt of notice in which to cure or cause Borrower to cure any such defaults. If such default cannot reasonably be cured within the thirty
      (30) day period, and provided the Administrative Agent is diligently pursuing a cure, then the Administrative Agent shall have a reasonable period to cure such default;

           (vii) The undersigned shall accept performance by the Administrative Agent of the Borrower's obligations under the Lease as though the same had been performed by the holder of the Borrower's interest therein at the time of such performance. Upon the cure of any such default, any notice of Landlord advising of any default or any action of the undersigned to terminate the Lease or to interfere with the occupancy, use or enjoyment of the Premises by reason thereof, which action has not been completed, shall be deemed rescinded and the Lease shall continue in full force and effect. The undersigned shall not be required to continue any possession or continue any action to obtain possession upon the cure of any such default;

           (viii) if, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Borrower's lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify the Administrative Agent five (5) days before taking such action;

           (ix) if Borrower defaults on its obligations to the Administrative Agent or any Lender and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises, will permit the Administrative Agent to remain on the Premises for ninety (90)days after the Administrative Agent gives the undersigned notice of the default, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent uses the Premises, or, at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Administrative Agent gives the undersigned notice of the default, provided the Administrative Agent pays the rental payments due under the Lease for the period of time the Administrative Agent uses the Premises, and will not hinder the

      Administrative Agent's actions in enforcing its liens on the Collateral;

           (x) if Borrower defaults on its obligations to the Lenders and the Administrative Agent undertakes to enforce its security interest in the Collateral [and/or to foreclose on Borrower's leasehold estate pursuant to the Leasehold Mortgage], the Administrative Agent may, at its option and by written notice to the undersigned, (1) lease the Premises from the undersigned on the same terms as set forth in the Lease and exercise the other rights as lessee thereunder as described therein and/or (2) assign the Lease and/or the attornment rights hereunder to, or enter into a sublease with, a purchaser of the Collateral which purchaser is reasonably acceptable to the undersigned, and the undersigned shall cooperate with any such enforcement action or foreclosure and consent to the assumption of the Lease, the sublet of the Premises or foreclosure sale of the leasehold estate; and

           (xi) in the event that Borrower shall become a debtor under the Federal Bankruptcy Code and, in connection therewith, Borrower shall reject the Lease as an executory contract, then within thirty (30) days following such rejection, upon the written request by the Administrative Agent, the undersigned shall enter into a new lease of the Premises with the Administrative Agent or its designee (who shall be reasonably acceptable to the undersigned), for the benefit of the Lenders which new lease (1) shall be effective as of the date of the termination of the Lease, (2) shall be for a term expiring as of the last day of the term of the Lease, and (3) shall be on substantially the same terms and conditions as the Lease (including any provisions for renewal or extension of the term of the Lease); provided that the Lender or such designee, as the case may be, shall be required, as a condition to the effectiveness of such new lease, to pay the Lessor any amount equal to any rent remaining unpaid by Borrower under the Lease.

[The undersigned consents to the granting of the Leasehold Mortgage to the Administrative Agent and to the liens, security interests and encumbrances created by and resulting from the Leasehold Mortgage or other documents collateral thereto in the form attached hereto as Exhibit B.]

      Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

      The agreements contained herein shall continue in force until the earlier of (i) the expiration date of the Lease (provided no provision is made for the extension or renewal of the Lease) or (ii) the date on which all of Borrower's obligations and liabilities to the Administrative Agent and Lenders are paid and satisfied in full and all financing arrangements between the Administrative Agent, Lenders and Borrower have been terminated.

      The Lessor will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. This waiver may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the Lessor, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the Lessor.

     THE LESSOR AGREES THAT NOTHING CONTAINED IN THIS WAIVER SHALL BE CONSTRUED AS AN ASSUMPTION BY THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER LENDERS OF ANY OBLIGATIONS OF BORROWER CONTAINED IN THE LEASE.

     THIS WAIVER SHALL NOT IMPAIR OR OTHERWISE AFFECT BORROWER'S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY BORROWER OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LESSOR PURSUANT TO THE TERMS OF THE LEASE.

     Executed and delivered this ____ day of____________________ , l997, at _______________________, ______________________.


                                         [Name of Lessor]



                                         By:__________________________
                                         Title:____________________

                                         Address:

                                               _______________________
                                               _______________________
                                               ______________________


AGREED & ACKNOWLEDGED:

BRIGHTPOINT, INC.



By:_______________
Title:____________

Address:

                           ACKNOWLEDGMENT (CORPORATE)



STATE OF _________________ )
                           ) SS.
COUNTY OF_________________ )



     Before me, a Notary Public in and for said County, personally appeared ____________, a __________________corporation, by the___________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this _____ day of_________________,1997 at ________________,
___________________________.



                                      _______________________________

                                      Notary Public
                                      My Commission Expires:



(Notarial Seal)

                           ACKNOWLEDGMENT (CORPORATE)



STATE OF__________________ )
                           ) SS.
COUNTY OF________________  )



     Before me, a Notary Public in and for said County, personally appeared Brightpoint, Inc., a Delaware corporation, by the ___________________________ of such corporation, who acknowledged that (s)he did sign the foregoing instrument on behalf of said corporation and that said instrument is the voluntary act and deed of said corporation and his/her voluntary act and deed as such officer of said corporation.

     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal this ______ day of _______________,1997 at ________________,
____________________________.




                                      _______________________________

                                      Notary Public
                                      My Commission Expires:


(Notarial Seal)

                                   EXHIBIT B
                                       TO
                               SECURITY AGREEMENT


               Form of Bailee, Consignee and Warehouseman Letter



To:  The First National Bank of Chicago,
      as Administrative Agent
     One First National Plaza
     Suite 0374
     Chicago, Illinois 60670-0374
     Attention:

Ladies and Gentlemen:

     Brightpoint, Inc., a Delaware corporation ("Borrower"), now does or hereafter may deliver certain of its merchandise, inventory, or other of its personal property at premises located at [______________________ ] (the "Premises") owned or leased by the undersigned for processing, storage, consignment or for the redirection of shipment.

     Borrower has entered into certain financing arrangements with a group of lenders (the "Lenders") including The First National Bank of Chicago (the "Administrative Agent") and, as a condition to the loans and other financial accommodations of the Lenders to Borrower, the Administrative Agent and the Lenders require, among other things, that Borrower grant liens in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders on all of Borrower's property located on the Premises ("Collateral").

     To induce the Administrative Agent and the Lenders (together with their respective agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:

           (i) it will not assert against any of Borrower's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

           (ii) the Collateral shall be identifiable as being owned by Borrower and kept reasonably separate and distinct from other property in the possession of the undersigned;

           (iii) none of the Collateral located on the Premises shall be deemed to be fixtures; and

           (iv) if Borrower defaults on its obligations to the Lenders or the Administrative Agent and, as a result, the Administrative Agent undertakes to enforce its security interest in the Collateral, the undersigned (a) will cooperate with the Administrative Agent in its efforts to assemble all of the Collateral located on the Premises, (b) will permit the Administrative Agent to either remain on the Premises for ninety
      (90)days after the Administrative Agent gives the undersigned notice of default or, at the Administrative Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90)days after the Administrative Agent gives the undersigned notice of default, provided in either instance that the Administrative Agent leaves the Premises in the same condition as existed immediately prior to such ninety (90)day period, and the Administrative Agent shall indemnify the undersigned for any damages arising solely out of its occupancy of the Premises, and (c) will not hinder the Administrative Agent's actions in enforcing its liens on the Collateral.

     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

     The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Administrative Agent and Lenders are paid and satisfied in full and all financing arrangements among the Administrative Agent, the Lenders and Borrower have been terminated.

     The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

     Executed and delivered this ____ day of __________, 199_, at
_______________________.


                                            [Name and Address of Bailee,
                                             Consignee or Warehouseman]



                                                     (By)_______________________

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT


                                  Pledged Debt:

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT


                            Locations of Collateral:

                        (for Owned or Leased Locations)

                                  SCHEDULE 2-A
                                       TO
                               SECURITY AGREEMENT


                             Third Party Locations:



          Corporate Name and      Collateral  Description      Maximum
          Address of Third Party  Address     of Relationship  Amount
          ----------------------  ----------  ---------------  -------

                                  SCHEDULE 2-B
                                       TO
                               SECURITY AGREEMENT

                     Financing Statement Filing Locations:

                                 SCHEDULE 3
                                     TO
                             SECURITY AGREEMENT


                                Trade Names:

                                   SCHEDULE 4
                                       TO
                               SECURITY AGREEMENT


                        Permitted Consignment Inventory

                               TABLE OF CONTENTS



  SECTION 1.   Defined Terms................................................ 1

  SECTION 2.   Grant of Security............................................ 2

  SECTION 3.   Authorization................................................ 4

  SECTION 4.   Grantor Remains Liable....................................... 5

  SECTION 5.   Representations and Warranties............................... 5

  SECTION 6.   Perfection and Maintenance of Security Interests and Liens... 6

  SECTION 7.   Financing Statements......................................... 7

  SECTION 8.   Filing Costs................................................. 8

  SECTION 9.   Schedule of Collateral....................................... 8

  SECTION 10.  Equipment and Inventory...................................... 8

  SECTION 11.  Accounts..................................................... 8

  SECTION 12.  Report of Third Party Locations; Leased Real Property........ 9

  SECTION 13.  General Covenants............................................ 9

  SECTION 14.  The Administrative Agent Appointed Attorney-in-Fact......... 10

  SECTION 15.  The Administrative Agent May Perform........................ 11

  SECTION 16.  The Administrative Agent's Duties........................... 11

  SECTION 17.  Remedies.................................................... 11

  SECTION 18.  Exercise of Remedies........................................ 12

  SECTION 19.  License..................................................... 12

  SECTION 20.  Injunctive Relief........................................... 12

  SECTION 21.  Interpretation and Inconsistencies; Merger.................. 13




  SECTION 22.  Expenses.................................................... 13

  SECTION 23.  Amendments, Etc. ........................................... 13

  SECTION 24.  Notices..................................................... 13

  SECTION 25.  Continuing Security Interest; Termination................... 13

  SECTION 26.  Severability; No Strict Construction........................ 14

  SECTION 27.  GOVERNING LAW............................................... 14

  SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL..... 14
               (A)  EXCLUSIVE JURISDICTION................................. 14
               (B)  OTHER JURISDICTIONS.................................... 15
               (D)  WAIVER OF JURY TRIAL................................... 15
               (E)  WAIVER OF BOND......................................... 16
               (F)  ADVICE OF COUNSEL...................................... 16
